UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023 (August 6, 2023)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	46-3234977
(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Abernathy Road NE
Building 400, Suite 1700
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	VRTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 6, 2023, Veritiv Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Verde Purchaser, LLC, a Delaware limited liability company (“Parent”) that is affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”), and Verde Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”). Upon the terms and conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share (each, a “Share”) of Common Stock, par value $0.01 per share (“Company Stock”), of the Company (other than (i) Shares held by a holder who is entitled to demand and properly demands appraisal of such Shares in accordance with Section 262 of the Delaware General Corporation Law and (ii) Shares held by the Company, Parent or any of their respective subsidiaries (each, an “Excluded Company Share”)), will be cancelled and converted into the right to receive $170 per Share in cash, without interest (the “Merger Consideration”). At the Effective Time, each Excluded Company Share will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

Pursuant to the Merger Agreement, at the Effective Time, (a) each then outstanding award of service-based restricted stock units of the Company (each, a “Company RSU Award”), whether or not vested, and whether settleable in shares of Company Stock or cash, shall, without any required action on the part of Parent, the Company or the holder thereof, be canceled, and the Company shall pay each such holder at or promptly after the Effective Time, an amount in cash equal to (i) the Merger Consideration per share of Company Stock multiplied by (ii) the number of shares of Company Stock subject to such Company RSU Award; (b) each then outstanding award of performance share units of the Company (each, a “Company PSU Award”), whether or not vested, and whether settleable in shares of Company Stock or cash, shall, without any required action on the part of Parent, the Company or the holder thereof, be canceled, and the Company shall pay each such holder at or promptly after the Effective Time an amount in cash equal to (i) the Merger Consideration per share of Company Stock multiplied by (ii) the target number of performance share units subject to such Company PSU Award; (c) each outstanding award (i) of deferred stock units of the Company (each, a “Company DSU Award”) and (ii) phantom stock units of the Company (“Company Phantom Awards” and, together with the Company DSU Awards, the “Company Director Equity Awards”), whether settleable in shares of Company Stock or cash, shall, without any required action on the part of Parent, the Company or the holder thereof, be canceled, and the Company shall pay each such holder at or promptly after the Effective Time (or such later time as would not result in the imposition of taxes under Section 409A of the Internal Revenue Code of 1986, as amended) for each such Company Director Equity Award an amount in cash equal to (i) the Merger Consideration per share of Company Stock multiplied by (ii) the number of shares of Company Stock subject to such Company Director Equity Award, together with any cash dividends accrued; and (d) each then outstanding award of performance-based units of the Company (each, a “Company PBU Award”), whether or not vested, shall, without any required action on the part of Parent, the Company or the holder thereof, be canceled, and the Company shall pay each such holder at or promptly after the Effective Time an amount in cash equal to $1.00 multiplied by the target number of performance-based units subject to such Company PBU Award.

The Board of Directors of the Company (the “Board”) unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the transactions contemplated by the Support Agreement (as defined below), (iii) declared advisable the Merger Agreement and the transactions contemplated thereby, (iv) approved the execution and delivery of the Support Agreement by the Company, (v) resolved to recommend that the Company’s stockholders vote to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Company Board Recommendation”) and (vi) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby at a meeting of the Company’s stockholders. The Merger is not subject to a financing condition, but is subject to the satisfaction or waiver (where permitted by applicable law) of certain closing conditions, including:

•	the adoption and approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon (the “Company Stockholder Approval”);

•	the absence of any law, judgment, ruling, action, injunction or order that restrains, enjoins, renders illegal or otherwise prohibits the consummation of the Merger;

•	the expiration or earlier termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, and receipt of certain other applicable approvals, clearances or expirations of waiting periods under the antitrust laws of other jurisdictions;

•	other customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to certain qualifications as to materiality); and

•	the absence of a Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement, and the Company’s obligation to convene a meeting of the Company’s stockholders to consider and vote upon the adoption and approval of the Merger Agreement. Under the terms of the Merger Agreement, the Company has agreed not to declare or pay dividends to the Company’s stockholders; provided that the Company is permitted to pay the dividend announced on August 7, 2023 and, if closing of the Merger has not occurred prior to January 1, 2024, the Company may declare and pay a dividend of up to $0.63 per Share in January 2024 and may thereafter declare and pay regular quarterly dividends in an amount not to exceed $0.63 per Share consistent with past practice.

Additionally, the Company is bound by a covenant not to initiate, solicit, propose or knowingly take any action to facilitate or encourage any competing acquisition proposals. However, at any time before receiving the Company Stockholder Approval, if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that an unsolicited competing acquisition proposal is or would reasonably be expected to lead to a “Superior Proposal” (as defined in the Merger Agreement), then the Company is permitted to engage in discussions or negotiations with the third party with respect to such third party’s unsolicited competing acquisition proposal, subject to certain requirements set forth in the Merger Agreement. If the Company receives an unsolicited competing acquisition proposal that the Board determines to be a Superior Proposal before receiving the Company Stockholder Approval, the Board may terminate the Merger Agreement and/or effect an “Adverse Recommendation Change” (as defined in the Merger Agreement), subject in each case to the Company fulfilling certain requirements before taking such action, including first providing Parent customary match rights. In addition, subject to certain conditions and requirements, including first providing Parent customary match rights, the Board may effect an Adverse Recommendation Change (but not terminate the Merger Agreement) in response to an “Intervening Event” (as defined in the Merger Agreement).

The Merger Agreement may be terminated by mutual written consent of the Company and Parent. In addition, either party may terminate the Merger Agreement if:

•	the Merger has not been consummated on or before May 6, 2024;

•	any court or other governmental authority issues a final, non-appealable order permanently restraining, enjoining, rendering illegal or otherwise permanently prohibiting the consummation of the Merger;

•	the Company Stockholder Approval is not obtained at a meeting of the Company’s stockholders (or any adjournment or postponement thereof taken in accordance with the Merger Agreement) at which a vote on the adoption of the Merger Agreement has been taken; or

•	if the other party breaches any of its representations, warranties or covenants, the breach would cause certain closing conditions not to be satisfied, and the breach is not curable or, if curable, is not cured within the time period set forth in the Merger Agreement.

The Company may also terminate the Merger Agreement if the “Marketing Period” (as defined in the Merger Agreement) has ended, all closing conditions have been satisfied or waived, the Company has irrevocably confirmed in writing to Parent that it stands ready to close and Parent and Merger Subsidiary fail to timely close the transactions contemplated by the Merger Agreement. Parent may also terminate the Merger Agreement if the Board makes an Adverse Recommendation Change.

Upon termination of the Merger Agreement under specified circumstances, including if the Company terminates the Merger Agreement to enter into an alternative acquisition agreement with respect to a Superior Proposal, the Company will be required to pay to Parent a termination fee of $74,446,700. Parent will be required to pay to the Company a termination fee of $148,893,400 if the Merger Agreement is terminated under specified circumstances, including if the Company terminates the Merger Agreement because of a failure of Parent to consummate the Merger when required to do so by the Merger Agreement or because of Parent’s uncured breach of certain provisions of the Merger Agreement that would cause certain closing conditions not to be satisfied.

In connection with the execution of the Merger Agreement, Parent has entered into an equity commitment letter with an affiliate of CD&R and a debt commitment letter with certain lenders (collectively, the “Lenders”), pursuant to which the respective financing sources named therein have agreed to provide financing for the transaction, subject to the terms and conditions of such commitment letters. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions. The Company has agreed to use reasonable best efforts to cooperate with Parent to obtain Parent’s debt financing in connection with the Merger.

An affiliate of CD&R has provided a limited guarantee with respect to the payment of the termination fee payable by Parent, as well as certain other payment obligations that may be owed by Parent pursuant to the Merger Agreement, in each case subject to the terms of the Merger Agreement and of such limited guarantee.

If the Merger Agreement is consummated, the Company Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Voting and Support Agreement

In connection with the execution of the Merger Agreement, on August 6, 2023, the Company entered into a Voting and Support Agreement (the “Support Agreement”) by and among the Company, Parent and certain stockholders of the Company affiliated with The Baupost Group, L.L.C. (collectively, the “Baupost Stockholders”), pursuant to which the Baupost Stockholders have agreed, among other things, subject to the terms and conditions of the Support Agreement, to vote all of their Shares (which represent approximately 24.5% of the Shares of Company Stock) in favor of the Merger and adoption and approval of the Merger Agreement.

The Support Agreement will terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the date of any material modification to the Merger Agreement that adversely affects the consideration payable to the Baupost Stockholders in the Merger or (d) May 6, 2024.

Copies of the Merger Agreement and the Support Agreement are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and each is incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Merger Agreement and the Support Agreement. The Merger Agreement and the Support Agreement have been filed to provide information to investors regarding their terms. They are not intended to provide any other factual information about the Company, Parent, Merger Subsidiary or the Baupost Stockholders, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement, the Support Agreement and these summaries should not be relied upon as disclosure about the Company, Parent, Merger Subsidiary or the Baupost Stockholders. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants in the Merger Agreement or the Support Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Subsidiary, the Baupost Stockholders or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement and the Support Agreement are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 8.01.	Other Events.

On August 7, 2023, the Company issued a press release announcing it had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Forward-Looking Statements

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, including strategies or plans as they relate to the Merger. These forward-looking statements are and will be, subject to many risks, uncertainties and factors which may cause future events to be materially different from these forward-looking statements or anything implied therein. These risks and uncertainties include, but are not limited to: uncertainties as to the timing of the Merger; the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the Merger that could reduce the anticipated benefits of or cause the parties to abandon the Merger; risks related to the satisfaction of the conditions to closing the Merger (including the failure to obtain necessary regulatory approvals or the Company Stockholder Approval) in the anticipated timeframe or at all; the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company Stock; disruption from the Merger making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including in certain circumstances requiring the Company to pay a termination fee; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger; significant transaction costs; the risk of litigation and/or regulatory actions related to the Merger; global economic conditions; adverse industry and market conditions; the ability to retain management and other personnel; and other economic, business, or competitive factors, including factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”). While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. In light of the significant uncertainties in these forward-looking statements, the Company cannot assure you that the forward-looking statements in this Current Report will prove to be accurate, and you should not regard these statements as a representation or warranty by the Company, its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. Any forward-looking statements in this Current Report are based upon information available to the Company on the date of this Current Report. Subject to applicable law, the Company does not undertake to publicly update or revise its forward-looking statements.

Additional Information and Where to Find It

In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC and may also file other documents with the SEC regarding the Merger. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS REGARDING THE PROPOSED MERGER CAREFULLY AND IN THEIR ENTIRETY AS AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Company stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://ir.veritiv.com/overview/default.aspx or by contacting the Company’s Investor Relations Department by email at investor@veritivcorp.com at or by phone at (844)-845-2136.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 17, 2023, and will be included in the proxy statement regarding the Merger (when available). Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are included with this report:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of August 6, 2023, by and among the among Veritiv Corporation, Verde Purchaser, LLC and Verde Merger Sub, Inc.*

10.1	Voting and Support Agreement, dated as of August 6, 2023, by and among Veritiv Corporation, Verde Purchaser, LLC, Baupost Limited Partnership 1983 A-1, Baupost Limited Partnership 1983 B-1, Baupost Limited Partnership 1983 C-1, PB Institutional Limited Partnership, YB Institutional Limited Partnership, Baupost Value Partners, L.P.-I, Baupost Value Partners, L.P.-II, Baupost Value Partners, L.P.-III, and Baupost Value Partners, L.P.-IV.

99.1	Press Release of Veritiv Corporation issued August 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

Dated:	August 7, 2023	/s/ Susan B. Salyer
Susan B. Salyer
Senior Vice President, General Counsel & Corporate Secretary

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

dated as of

AUGUST 6, 2023

among

VERITIV CORPORATION,

VERDE PURCHASER, LLC

and

VERDE MERGER SUB, INC.

TABLE OF CONTENTS

i

ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of August 6, 2023 among Veritiv Corporation, a Delaware corporation (the “Company”), Verde Purchaser, LLC, a Delaware limited liability company (“Parent”), and Verde Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”).

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Merger Subsidiary will be merged with and into the Company, with the Company continuing as the Surviving Corporation, and each issued and outstanding share of Company Stock immediately prior to the Effective Time (other than as set forth in Section 2.2 and Dissenting Shares) will be converted into the right to receive the Merger Consideration;

WHEREAS, the Board of Directors of the Company has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; (iii) declared advisable this Agreement and the Transactions; (iv) approved the execution and delivery of the Support Agreement by the parties thereto (and the consummation of the transactions contemplated thereby) (such transactions, together with the transactions contemplated hereby, collectively, the “Transactions”), including for purposes of the Confidentiality Agreement; (v) resolved to recommend that the Company’s stockholders vote to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger; and (vi) directed that this Agreement be submitted to the Company’s stockholders for their approval;

iii

WHEREAS, the respective Boards of Directors (or equivalent thereof) of Parent and Merger Subsidiary have approved and declared advisable this Agreement and the Transactions, including the Merger;

WHEREAS, as a condition and material inducement to the Company’s execution and delivery of this Agreement, Clayton, Dubilier & Rice Fund XII, L.P., a Cayman Islands exempted limited partnership (the “Guarantor”) is executing and delivering to the Company a guarantee (the “Guarantee”), pursuant to which, and subject to the terms and conditions thereof, the Guarantor has guaranteed certain obligations of Parent and Merger Subsidiary hereunder as set forth therein;

WHEREAS, as a condition and material inducement to Parent’s willingness to enter into this Agreement and concurrently with the execution and delivery of this Agreement, certain stockholders of the Company, the Company and Parent have entered into a voting and support agreement (the “Support Agreement”) in connection with the Merger, pursuant to which, among other things, such stockholders have agreed, upon the terms and subject to the conditions set forth therein, to vote their shares of Company Stock in favor of the adoption of this Agreement; and

WHEREAS, each of the parties hereto desires to make certain representations, warranties, covenants and agreements in connection with the Merger and the Transactions and also to prescribe certain conditions to the Merger as specified herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.1      Definitions.

(a)            As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Acquisition Proposal” means, other than the Transactions, any offer or proposal from a Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase, directly or indirectly, of 20% or more of the consolidated assets of the Company and its Subsidiaries or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose net revenues, net income or assets, individually or in the aggregate, constitute 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a Third Party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose net revenues, net income or assets, individually or in the aggregate, constitute 20% or more of the consolidated net revenues, net income assets of the Company and its Subsidiaries, or (iii) any merger, consolidation, joint venture, partnership, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries that, if consummated would result in a Third Party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose net revenues, net income or assets, individually or in the aggregate, constitute 20% or more of the consolidated net revenues, net income assets of the Company and its Subsidiaries or (iv) any combination of any of the foregoing.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Antitrust Laws” means the Sherman Act of 1890, 15 U.S.C. §§ 1 et seq., the Clayton Act, 15 U.S.C. §§ 12-27 (including the HSR Act), the Federal Trade Commission Act, 15 U.S.C. §§ 41 et seq and any other antitrust, competition or trade regulation Applicable Laws.

“Applicable Date” means January 1, 2021.

“Applicable Law” means, with respect to any Person or property, any domestic or foreign federal, state or local law (statutory, common or otherwise), act, statute, constitution, treaty, convention, ordinance, code, rule, regulation, Order, or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, signed into law on March 27, 2020, “Division N - Additional Coronavirus Response and Relief” of the Consolidated Appropriations Act, 2021 (H.R. 133) and any administrative or other guidance published with respect thereto by any Governmental Authority.

“Code” means the Internal Revenue Code of 1986.

“Commitment Letters” means the Equity Commitment Letter and the Debt Commitment Letter.

“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the Company’s fiscal quarter ended March 31, 2023.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of the Company Balance Sheet Date and the footnotes thereto set forth in the Company 10-Q.

“Company Balance Sheet Date” means March 31, 2023.

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

“Company Employee” means an employee of the Company or any of its Subsidiaries.

“Company Equity Plan” means the Company’s 2014 Omnibus Incentive Plan, as amended.

“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other Third Party service providers) by the Company or any of its Subsidiaries.

“Company Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Confidentiality Agreement” means that certain confidentiality agreement set forth on Section 1.1(a) of the Company Disclosure Schedule.

“Contract” means any contract, agreement, lease, sublease, license, note, mortgage, bond, indenture or other legally binding obligation.

“Data Privacy and Security Requirements” means to the extent relating to data privacy, protection, or security and applying to the conduct of the business of the Company or any of its Subsidiaries: (i) all Applicable Laws including any related security breach notification requirements; (ii) the past and present policies that are or were adopted by the Company or any of its Subsidiaries during such time period in which the Company or its Subsidiaries were bound thereby; and (iii) Contracts and industry standards (including PCI-DSS) to which the Company or any its Subsidiaries are parties or bound.

“Debt Financing Sources” means the Persons (including the Lenders and each agent and arranger) that have committed to provide, or have otherwise entered into agreements in connection with the Debt Financing or any high-yield bonds being issued as part of or in lieu of any portion of the Debt Financing in connection with the Transactions pursuant to the Debt Commitment Letter, and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their respective Affiliates, and the respective officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and representatives of the foregoing, and their respective successors and assigns.

“DGCL” means the Delaware General Corporation Law.

“Dividend Suspension Condition” means that either (i) there shall have been a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) there shall be or have been any inaccuracy in any representation or warranty of the Company set forth in ARTICLE 4 of this Agreement, in each case of clauses (i) and (ii), such that any of the conditions set forth in Section 9.2(a) or Section 9.2(b) would not be satisfied.

“Employee Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, pension, retirement, equity or equity-based compensation, profit sharing, savings, bonus, incentive, commission, employment, consulting, stock option or stock purchase, severance, change in control, retention, deferred compensation, welfare, accident, disability, health, salary continuation, vacation, sick pay or paid time off, and any other compensatory or benefit plan, program, policy, arrangement or agreement, whether or not subject to ERISA, qualified or unqualified, written or unwritten, funded or unfunded, in each case that is sponsored, maintained or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries or under or with respect to which the Company or any of its Subsidiaries has any current or contingent liability, including the Company Equity Plan.

“Environmental Laws” means any and all Applicable Laws that have as their principal purpose or relate to pollution, public or worker health or safety, or the protection of the environment or natural resources.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that, together with the Company or any of its Subsidiaries, is (or at any relevant time has been or would be) treated as a single employer under Section 414 of the Code.

“Fund Affiliate” means any Affiliate of Parent other than any Affiliate of Parent that is a portfolio company of any fund managed or advised by Clayton, Dubilier & Rice, LLC.

“Funded Indebtedness” means, as of any date of measurement, all Indebtedness of the Company and its Subsidiaries as of the date of measurement described in clauses (a) and (b) of the definition of “Indebtedness.”

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Government Contract” means any prime Contract, subcontract, task order or delivery order that is (i) between the Company or any of its Subsidiaries, on the one hand, and a Governmental Authority, on the other hand (a “Government Prime Contract”), or (ii) is entered into by the Company or any of its Subsidiaries as a subcontractor (at any tier) to provide products or services in connection with a Contract between another entity and a Governmental Authority.

“Government Official” means (i) any officer or employee of any Governmental Authority, (ii) any person acting in an official capacity on behalf of a Governmental Authority, (iii) any officer or employee of a political party or any person acting in an official capacity on behalf of a political party or (iv) any candidate for political office.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory, self-regulatory or administrative authority, department, court, agency or official, including any political subdivision or instrumentality thereof or any arbitral body (whether public or private).

“Hazardous Substances” means any pollutants, contaminants, wastes, or other materials or substances that are regulated or for which liability or standards of conduct may be imposed under any Environmental Law, and shall include oil, petroleum, petroleum-derived substances, radiation and radioactive materials, polychlorinated biphenyls, urea formaldehyde, perfluoroalkyl and polyfluoroalkyl substances, silica, radon, dust, noise, odors, mold, microbial matter, and asbestos or any materials containing asbestos.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means any (a) obligations relating to indebtedness for borrowed money, (b) obligations evidenced by bonds, notes, debentures or similar instruments, (c) the principal or face amount of banker’s acceptances, surety bonds, performance bonds or letters of credit (in each case only to the extent drawn), (d) obligations under any existing interest rate, commodity or other swap, hedge or financial derivative agreement and (e) guarantees of obligations of the types referred to in the preceding clauses (a) through (d).

“Intellectual Property” means all rights, in any and all jurisdictions throughout the world, in intellectual property, including with respect to the following: (i) trademarks, service marks, trade names, trade dress, domain name registrations, and social media accounts and handles, and all goodwill associated with any item referenced in this clause (i), (ii) mask works, inventions, and patents and patent applications, together with all divisionals, continuations, renewals, extensions, and reexaminations thereof, (iii) Trade Secrets, (iv) copyrights, (v) software, data, and databases, and (vi) applications and registrations for, and the right to file applications and obtain registrations for, any item referenced in any of the foregoing clauses (i)-(v).

“Knowledge” means (i) with respect to the Company, the actual knowledge, after reasonably due inquiry of direct reports, of the individuals listed on Section 1.1(b) of the Company Disclosure Schedule and (ii) with respect to Parent, the actual knowledge, after reasonably due inquiry of direct reports, of the individuals listed on Section 1.1 of the Parent Disclosure Schedule.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own, subject to a Lien, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Marketing Period” means the first period of twenty (20) consecutive Business Days after the date hereof throughout and at the end of which (i) Parent shall have the Required Information and (ii) the conditions set forth in Sections 9.1 and 9.2 shall be satisfied or, to the extent permitted by applicable Law, waived (other than any such conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing) and nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 9.1 and 9.2 to fail to be satisfied assuming the Closing were to be scheduled for any time during such twenty (20) consecutive Business Day period; provided that (x) (i) if such twenty (20) consecutive Business Day period shall not have ended on or prior to August 18, 2023, then such twenty (20) consecutive Business Day period shall not commence prior to September 5, 2023, (ii) such twenty (20) Business Day period shall not be required to be consecutive to the extent it would include November 24, 2023 (with such date being excluded for purposes of, but which shall not reset, the 20 consecutive Business Day period) and (iii) if such twenty (20) consecutive Business Day period shall not have ended on or prior to December 22, 2023, then such 20 consecutive Business Day period shall not commence prior to January 2, 2024, (y) Parent may, by written notice to the Company, elect to postpone the start of the Marketing Period to a date not later than November 20, 2023 and (z) the Marketing Period shall not be deemed to have commenced if, after the date hereof and prior to the Closing Date, (A) any of the historical financial statements that are included in the Required Information become stale under Regulation S-X, in which case the Marketing Period will not be deemed to commence unless and until, at the earliest, the Company furnishes Parent with updated Required Information, (B) Deloitte & Touche LLP (or any other auditor to the extent financial statements audited by such auditor are be included in the Required Information) shall have withdrawn its audit opinion with respect to any of the audited financial statements of the Company or that are included in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to such financial statements by Deloitte & Touche LLP or another nationally-recognized independent public accounting firm, (C) the Company restates or the Board of Directors of the Company has determined to restate or Deloitte & Touche LLP (or any other auditor to the extent financial statements audited by such auditor are be included in the Required Information) has determined that it is necessary to restate any historical financial statements of the Company or that are included in the Required Information or the Company shall have determined that a restatement of any such historical financial statements is required, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, such restatement has been completed or the board of directors of the Company subsequently concludes that no restatement shall be required in accordance with GAAP; or (D) the Required Information, taken as a whole, contains any untrue statement of a material fact or omits to state any material fact, in each case with respect to the Company, necessary in order to make the statements contained in the Required Information, in light of the circumstances under which they were made, not misleading, in which case the Marketing Period shall not be deemed to commence unless and until such Required Information has been updated so that there is no longer any such untrue statement or omission; provided further that if the Company shall in good faith reasonably believe it has provided the Required Information and that the Marketing Period has commenced, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery and when it believes such period has commenced), in which case, subject to clauses (A) through (D) above, the Marketing Period will be deemed to have commenced on the first (1st) Business Day immediately following such notice unless Parent, in good faith, believes the Marketing Period has not commenced and within five (5) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (setting forth with reasonable specificity what Required Information has not been provided) (provided, that it is understood that delivery of such notice from Parent to the Company will not prejudice the Company’s right to assert that the Marketing Period has in fact commenced).

“Material Adverse Effect” means any fact, event, development, circumstance, occurrence or effect (collectively, “Effect”) (i) that has a material adverse effect on the condition (financial or otherwise), business, assets, properties, liabilities, operations or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be taken into account in determining whether there has been, is, or would reasonably be expected to be a Material Adverse Effect for purposes of this clause (i): (A) changes in GAAP, (B) changes in the financial or securities markets or in general economic or political conditions, (C) changes in Applicable Law, (D) changes generally affecting the industry in which the Company and its Subsidiaries operate, (E) acts of war, sabotage or terrorism, (F) the (x) announcement of Guarantor and its Affiliates as acquirors of the Company, (y) the execution and delivery or performance of this Agreement, or (z) the announcement or consummation of the Transactions (provided, that this clause (F) shall not apply to any representation or warranty contained in this Agreement to the extent such representation or warranty expressly addresses the consequences resulting from the execution, delivery or performance of this Agreement, or the announcement or consummation of the Transactions), (G) any failure by the Company and its Subsidiaries to meet any internal or published budgets, projections or forecasts (it being understood that the underlying causes of such failure, to the extent not otherwise excluded by other clauses of this definition, may be taken into account in determining the occurrence of a Material Adverse Effect), (H) any action taken (or omitted to be taken) by the Company or any of its Subsidiaries (x) that is expressly required by this Agreement or (y) at the express written request of Parent, (I) changes in the market price or trading volume of the shares of Company Stock (it being understood that the underlying causes of such changes, to the extent not otherwise excluded by other clauses of this definition, may be taken into account in determining the occurrence of a Material Adverse Effect), or (J) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks and other force majeure events; provided, further, however, that, with respect to clauses (A), (B), (C), (D), (E) and (J), such Effect shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent it has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate; or (ii) that prevents or materially impairs or materially delays, or would reasonably be expected to prevent or materially impair or materially delay, the ability of the Company to consummate the Transactions by the End Date.

“Material Government Contracts” means any Government Contract involving annual payments to the Company or any of its Subsidiaries in excess of $4,000,000.

“Open Source Software” means any software that is licensed as “free software,” “open source software,” or under similar terms or models, including pursuant to any license that is, or is substantially similar to, a license that has been approved by the Open Source Initiative and listed at http://www.opensource.org/licenses.

“Order” means any order, injunction, judgment, directive, determination, decree, writ, award or ruling that is enacted, issued, promulgated, entered or enforced by a Governmental Authority.

“Owned IP” means any Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Parent Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Parent to the Company.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, prevents or materially impairs or materially delays, or would reasonably be expected to prevent or materially impair or materially delay, the ability of Parent or Merger Subsidiary to consummate the Transactions by the End Date.

“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet or notes thereto or securing liabilities reflected on the Company Balance Sheet or notes thereto, (ii) Liens for Taxes, assessments and similar charges that (A) are not yet due or payable or (B) are being contested in good faith by appropriate legal Proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith, (iv) Liens (other than Intellectual Property) incurred in the ordinary course of business since the Company Balance Sheet Date and that would not, individually or in the aggregate, be material to the Company and its Subsidiaries (taken as a whole), (v) any matters of record, non-monetary Liens and other imperfections of title related to real property that do not, individually or in the aggregate, materially and adversely impair the continued use, occupancy and operation of the real property to which they relate in the business of the Company and its Subsidiaries as currently conducted, (vi) any Liens on title affecting a lessor’s (or sublessor’s) interest in any of the Leased Real Property or affecting the interest of a subtenant of Company or its Subsidiaries therein, (vii) zoning, entitlement, building codes and other land use regulations, ordinances or other Applicable Laws imposed by any Governmental Authorities having jurisdiction over the Real Property that, in each case, do not adversely effect in any material respect the current use or value of the Real Property, (viii) any state of facts which an accurate survey of the Real Property would disclose and which, individually or in the aggregate, do not materially and adversely impair the continued use, occupancy and operation of the applicable Real Property, and (ix) non-exclusive licenses and similar non-exclusive rights with respect to Intellectual Property granted by the Company or any of its Subsidiaries in the ordinary course of business.

“Person” means an individual, corporation, general or limited partnership, limited liability company, association, statutory or grantor trust or other entity or organization, including any Governmental Authority.

“Personal Information” means information that can be used to identify, locate, or contact, or that identifies, relates to, describes, is reasonably capable of being associated with, or could be reasonably be linked, directly or indirectly, with a natural individual or device, alone or when combined with other personal or identifying information, or that is otherwise is otherwise protected by or subject to any Applicable Law related to data privacy, protection, or security.

“Proceeding” means any cause of action, proceeding, claim, charge, complaint, suit, hearing, litigation, audit, arbitration, inquiry or investigation (whether civil, criminal, administrative, judicial or investigative) by or before any Governmental Authority.

“Qualifying Breach Termination” means a termination of this Agreement by the Company pursuant to Section 10.1(f) as a result of Parent’s breach of Section 8.1 or Section 8.2.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.

“Required Information” means (A) (1) the audited consolidated balance sheets and the related consolidated statements of operations, shareholders’ equity and cash flows of the Company for the two (2) most recently completed fiscal years of the Company ended at least seventy-five (75) days prior to the Closing Date, together with all related notes and schedules thereto, and in each case accompanied by the audit reports thereon of Deloitte & Touche LLP, and (2) the unaudited consolidated balance sheets and related consolidated statements of operations, stockholders’ equity and cash flows of the Company for any subsequent fiscal quarter ended at least forty-five (45) days prior to the Closing Date and the portion of the fiscal year through the end of such quarter (other than in each case the fourth (4th) quarter of any fiscal year) and, in each case, for the comparable period of the prior fiscal year, together with all related notes and schedules thereto, in the case of each of clauses (1) and (2) above, prepared in accordance with GAAP and in compliance with Regulation S-X (other than Rules 3-09, 3-10 and 3-16 of Regulation S-X) and which, with respect to clause (2), shall have been reviewed by the independent auditors of the Company as provided in AU 722 and, if reasonably requested by Parent, customary “flash” financial information with respect to a completed fiscal period for which financial statements are not yet available; (B) financial statements and all other financial information reasonably necessary to allow Parent to prepare pro forma financial statements (including for the most recent four (4) fiscal quarter period ended at least forty-five (45) days prior to the Closing Date (or, if the end of the most recently completed four (4) fiscal quarter period is the end of a fiscal year, ended at least seventy-five (75) days prior to the Closing Date)) that give effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations) and which are prepared in accordance with GAAP, but which need not be prepared in compliance with Regulation S-X or include adjustments for purchase accounting to the extent not customary in private placements pursuant to Rule 144A promulgated under the Securities Act; (C) financial data, audit reports, business and other information (including a customary “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the Company (and customary due diligence materials with respect to the Company)) regarding the Company of the type that would be required by Regulation S-X (including Rule 3-05 thereof, but excluding Rules 3-09, 3-10 and 3-16 of Regulation S-X) and Regulation S-K (other than Item 402 of Regulation S-K) for a registered public offering of non-convertible debt securities of Parent (including for Parent’s preparation of pro forma financial statements), in each case to the extent the same is of the type and form customarily included in, and subject to other exceptions that are customary for, an offering memorandum for private placements of non-convertible high-yield bonds under Rule 144A promulgated under the Securities Act, or otherwise necessary to receive from the independent auditors of the Company (and any other auditor to the extent financial statements audited or reviewed by such auditor are or would be included in such offering memorandum) customary “comfort” (including “negative assurance” comfort and change period comfort) with respect to the financial information of the Company to be included in such offering memorandum; (D) the consents of auditors for use of their unqualified audit reports in any offering memorandum relating to the Debt Financing or in any offering memorandum for any high-yield bonds being issued as part of or in lieu of all or a portion of the Debt Financing; (E) any replacements or restatements of and supplements to the information specified in items (A) through (D) above if any such information would go stale, contain a material misstatement or omission or otherwise be unusable for such purposes; (F) the authorization letters referred to in Section 8.2(d)(iii)(C); and (G) the draft comfort letters referred to in Section 8.2(d)(x); provided that the Required Information shall exclude (1) a description of the anticipated Debt Financing or any component thereof, including amounts, interest rates, dividends, fees and expenses related thereto, (2) risk factors relating solely to (x) the anticipated Debt Financing or any component thereof and (y) the Transactions and any component thereof or (3) any post-Closing or pro forma assumed cost savings, synergies or similar adjustments (and the assumptions relating thereto).

“Sanctioned Country” means a country, region, or territory (or government thereof) which is, or since the Applicable Date has been, the subject of country-wide or territory-wide economic sanctions, including, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic of Ukraine and the so-called Luhansk People’s Republic of Ukraine.

“Sanctioned Person” means any Person that (i) appears on the “List of Specially Designated Nationals and Blocked Persons” maintained by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.K. Sanctions List, the E.U. Consolidated Financial Screening List, or is otherwise the target of any Sanctions, including U.S. Executive Order 14024 issued on April 15, 2021, U.S. Executive Order 13662 issued on March 20, 2014, and any directives or designations issued pursuant thereto or any other relevant sanctions- or export-related restricted party list; (ii) is operating in, organized under the laws of, a national of, ordinarily resident in, located in, or acting on behalf of, a Sanctioned Country; (iii) is a Governmental Authority of Venezuela; or (iv) is directly or indirectly owned 50% or more in the aggregate, or controlled by or acting for or on behalf of one or more Persons described in clauses (i), (ii) and (iii), above.

“Sanctions” means all Applicable Laws relating to economic or financial sanctions or trade embargoes imposed, administered, or enforced by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (ii) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, the Government of Canada or other relevant sanctions Governmental Authority.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Security Incident” means, including, with respect to any Company IT System, whether actual or suspect, (i) an event, cyber or otherwise, including actions that actually compromise the confidentiality, integrity, or availability of, or result in the unauthorized collection, use, processing, storage, transfer, disclosure, or processing of, or access to any Company IT System or other Trade Secret or confidential information of the Company or any Subsidiary thereof, or (ii) any other cyber or other security incident, cyberattack, breach of security, successful phishing incident, ransomware or malware attack with respect to, any Company IT System or other Trade Secret or confidential information of the Company or any Subsidiary thereof, including any which results in an obligation under Applicable Law to notify such security incident to regulators or consumers.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” (including Section 203 of the DGCL) or other similar state or federal anti-takeover law.

“Tax” means any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, margin, gross margin, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, abandonment or unclaimed property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, charge, duty, impost, fee, levy or assessment of any kind whatsoever, in the nature of a tax, imposed by a Governmental Authority, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Authority.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

“Trade Secrets” of any Person means, collectively, trade secrets as recognized under Applicable Law and other confidential or sensitive information either owned by such Person or owned by a Third Party for which such Person is contractually obligated to maintain in confidence.

(b)            Unless otherwise defined in Section 1.1(a), each of the following terms is defined on the page set forth opposite such term:

Adverse Recommendation Change	54	Equity Investor	45
Agreement	iii	Exchange Agent	18
Alternative Acquisition Agreement	53	Existing Credit Agreement	69
Alternative Financing	68	Expenses Cap	85
Anti-Corruption Laws	29	Fee Letter	45
Bankruptcy and Equity Exception	23	Financing	45
Certificates	18	Guarantee	4
Closing	17	Guarantor	4
Closing Date	17	Indemnified Person	60
Company	iii	Insurance Policies	42
Company Board Recommendation	23	Intervening Event Notice Period	56
Company Director Equity Award Consideration	20	Labor Agreement	37
Company Director Equity Awards	20	Leased Real Property	30
Company DSU Award	20	Lenders	45
Company Enforcement Expenses	85	Material Contract	41
Company Equity Awards	20	Maximum Premium	61
Company Group	87	Merger	16
Company PBU Award	20	Merger Consideration	17
Company PBU Consideration	21	Merger Subsidiary	iii
Company Phantom Awards	20	Multiemployer Plan	35
Company PSU Award	20	OFAC	13
Company PSU Consideration	20	Owned Real Property	30
Company RSU Award	20	Parent	iii
Company RSU Consideration	20	Parent Enforcement Expenses	85
Company SEC Documents	27	Parent Group	86
Company Securities	25	Parent Termination Fee	85
Company Software	32	PBGC	35
Company Stockholder Approval	23	Prime Rate	85
Company Stockholder Meeting	52	Proxy Statement	27
Company Subsidiary Securities	26	Real Property	30
Company Termination Fee	85	Real Property Lease	30
Continuation Period	62	Reimbursement Obligations	73
Continuing Employee	62	Required Amounts	46
D&O Insurance	60	Required Regulatory Approvals	78
Debt Commitment Letter	45	Significant Subsidiary	26
Debt Financing	45	Solvent	47
Debt Marketing Materials	69	Sponsor	45
Dissenting Shares	19	Superior Proposal Notice Period	56
Effect	10	Support Agreement	4
Effective Time	17	Surviving Corporation	16
Electronic Delivery	89	Surviving Corporation Plans	62
e-mail	82	Title IV Plan	35
End Date	80	Trade Controls	29
Equity Commitment Letter	45	Transaction Litigation	76
Equity Financing	45	Transactions	iii
		Uncertificated Shares	18
		WARN Act	38
		Willful Breach	82

Section 1.2      Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute or Applicable Law shall be deemed to refer to such statute or Applicable Law as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law and rules and regulations promulgated under such statute or law. With respect to an action taken or not taken by any Person, “ordinary course” means an action or inaction that is in the ordinary course of business consistent with past practices of such Person. The word “shall” shall be construed to have the same meaning and effect of the word “will.” The phrase “to the extent” shall mean the degree to which, and such phrase shall not mean simply “if.” The phrases “delivered” or “made available,” when used in this Agreement, shall mean that the information shall have been (i) posted in the virtual data room titled “Project Verde” established by the Company or its Representatives at least one (1) Business Day prior to the date hereof, and remained accessible to Parent and its Representatives at all times through the Closing, or (ii) filed or furnished by the Company with the SEC and publicly available. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. References to any period of days shall be deemed to be the relevant number of calendar days, unless otherwise specified.

ARTICLE 2
The Merger

Section 2.1      The Merger.

(a)            On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall survive in the Merger as the surviving corporation (the “Surviving Corporation”) as a wholly owned subsidiary of Parent. The Merger shall have the effects specified in this Agreement and the applicable provisions DGCL, and at the Effective Time all (i) of the property, rights, privileges, powers and franchises of the Company and Merger Subsidiary will vest in the Surviving Corporation and (ii) debts, liabilities and duties of the Company and Merger Subsidiary will become the debts, liabilities and duties of the Surviving Corporation.

(b)            Subject to the provisions of ARTICLE 9, the closing of the Merger (the “Closing”) shall take place via the electronic exchange of documents and signature pages on the third (3rd) Business Day after the date the conditions set forth in ARTICLE 9 (other than conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree in writing; provided that, subject to the satisfaction or waiver of the conditions set forth in ARTICLE 9 as described above, the Closing shall not occur until the earlier of (i) any day before or during the Marketing Period specified by Parent on no fewer than three (3) Business Days’ notice to the Company (unless a shorter period shall be agreed to by Parent and the Company) and (ii) the third (3rd) Business Day following the final day of the Marketing Period. The date on which the Closing actually occurs is referred to as, the “Closing Date”.

(c)            At the Closing, the Company shall file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings required by the DGCL in connection with the Merger. The Merger shall become effective at the time the certificate of merger is duly filed with and accepted by, the Secretary of State of the State of Delaware or such later date and time as may be agreed to by the parties and specified in the certificate of merger (the “Effective Time”).

Section 2.2      Conversion of Shares. At the Effective Time, as a result of the Merger and without any further action on the part of Parent, Merger Subsidiary or the Company or the holder of any capital stock of the Company (unless otherwise specified herein):

(a)            Except as otherwise provided in Section 2.2(b) or Section 2.4, each share of Company Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $170.00 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.3, without interest.

(b)            Each share of Company Stock held by the Company as treasury stock or owned by any Subsidiary of the Company or by Parent or any Subsidiary of Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

(c)            Each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.3      Surrender and Payment.

(a)            Prior to the Effective Time, Parent shall appoint an exchange agent (which exchange agent is reasonably acceptable to the Company) (the “Exchange Agent”), for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Stock (the “Certificates”) or (ii) uncertificated shares of Company Stock (the “Uncertificated Shares”). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent the aggregate Merger Consideration to be paid in respect of the Company Stock. Promptly after the Effective Time (but not later than two (2) Business Days thereafter), the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) send, or cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall be in a form reasonably acceptable to Parent and the Company and shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or any posting of bond and effective affidavits of loss in lieu thereof) or Uncertificated Shares to the Exchange Agent) for use in such exchange.

(b)            Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed and duly executed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

(c)            Payment of the Merger Consideration with respect to Uncertificated Shares shall only be made to the Persons in whose name such Uncertificated Shares are registered in the stock transfer records of the Company. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)            After the Effective Time, there shall be no further transfers or registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent (in which case the Exchange Agent will notify the Surviving Corporation thereof), they shall be automatically canceled and exchanged for the Merger Consideration in accordance with the procedures set forth, in this ARTICLE 2.

(e)            Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.3(a) that remains unclaimed by the holders of shares of Company Stock twelve (12) months after the Effective Time shall be returned to Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to Surviving Corporation for payment of the Merger Consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, none of Parent, Merger Subsidiary, the Surviving Corporation or any of their respective Affiliates shall be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Applicable Laws. To the extent permitted by Applicable Law, any amounts remaining unclaimed by such holders of Company Stock two (2) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmental Authority, shall become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

Section 2.4      Dissenting Shares.

(a)            Notwithstanding anything to the contrary contained in this Agreement, shares of Company Stock held by a holder who is entitled to demand and properly demands appraisal of such shares in accordance with Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder effectively withdraws or fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance herewith, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares, unless and until such Person fails to comply with the provisions of Section 262 of the DGCL or otherwise loses such Person’s rights under Section 262 of the DGCL. At the Effective Time, Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL.

(b)            If any holder of Dissenting Shares fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right, or any Dissenting Shares shall lose their status as such (through failure to perfect appraisal rights under Section 262 of the DGCL or otherwise), then, such shares shall be deemed to have been converted as of the Effective Time into the Merger Consideration and shall represent only the right to receive the Merger Consideration in accordance herewith, without interest thereon, and shall not thereafter be Dissenting Shares.

(c)            The Company shall give Parent: (i) prompt notice of (A) any demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL and (B) any withdrawal or attempted withdrawal of any such demand; and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demand, notice or instrument. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent or as otherwise required by an Order, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

Section 2.5      Treatment of Equity Awards and Performance-Based Units.

(a)            Service-Based Restricted Stock Units. At the Effective Time, each then outstanding award of service-based restricted stock units of the Company (each, a “Company RSU Award”) under any Employee Plan, whether or not vested, and whether settleable in shares of Company Stock or cash, shall, in accordance with such Employee Plan and without any required action on the part of Parent, the Company or the holder thereof, be canceled, and the Company shall pay each such holder at or promptly after the Effective Time an amount in cash equal to (i) the Merger Consideration per share of Company Stock multiplied by (ii) the number of shares of Company Stock subject to such Company RSU Award (the “Company RSU Consideration”), less any required withholding Taxes under Applicable Law.

(b)            Performance-Based Stock Units. At the Effective Time, each then outstanding award of performance share units of the Company (each, a “Company PSU Award”) under any Employee Plan, whether or not vested, and whether settleable in shares of Company Stock or cash, shall, in accordance with such Employee Plan and without any required action on the part of Parent, the Company or the holder thereof, be canceled, and the Company shall pay each such holder at or promptly after the Effective Time an amount in cash equal to (i) the Merger Consideration per share of Company Stock multiplied by (ii) the target number of performance share units subject to such Company PSU Award (the “Company PSU Consideration”), less any required withholding Taxes under Applicable Law.

(c)            Director Equity Awards. At the Effective Time, each outstanding award (i) of deferred stock units of the Company (each, a “Company DSU Award”) and (ii) phantom stock units of the Company (“Company Phantom Awards” and, together with the Company DSU Awards, the “Company Director Equity Awards”), in each case, granted to a non-employee member of the Board of Directors of the Company under any Employee Plan, whether settleable in shares of Company Stock or cash, shall, in accordance with such Employee Plan and without any required action on the part of Parent, the Company or the holder thereof, be canceled, and the Company shall pay each such holder at or promptly after the Effective Time (or such later time as would not result in the imposition of Tax under Section 409A of the Code) for each such Company Director Equity Award an amount in cash equal to (i) the Merger Consideration per share of Company Stock multiplied by (ii) the number of shares of Company Stock subject to such Company Director Equity Award, together with any cash dividends accrued (the “Company Director Equity Award Consideration”), less any required withholding Taxes under Applicable Law. For purposes of this Agreement, each of the Company Director Equity Awards, the Company RSU Awards and the Company PSU Awards shall be referred to collectively herein as the “Company Equity Awards”.

(d)            Performance-Based Cash Units. At the Effective Time, each then outstanding award of performance-based units of the Company (each, a “Company PBU Award”) under any Employee Plan, whether or not vested, shall, in accordance with such Employee Plan and without any required action on the part of Parent, the Company or the holder thereof, be canceled, and the Company shall pay each such holder at or promptly after the Effective Time an amount in cash equal to $1.00 multiplied by the target number of performance-based units subject to such Company PBU Award (the “Company PBU Consideration”), less any required withholding Taxes under Applicable Law.

(e)            Termination at the Effective Time. As of the Effective Time, the Company Equity Plan shall terminate and no holder of Company Equity Awards shall have any rights to acquire, or other rights in respect of, the capital stock of the Company, the Surviving Corporation or any of their Subsidiaries, except the rights contemplated by this Section 2.5.

(f)            Further Actions. The Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Equity Plan) shall take such actions as are necessary or appropriate to approve and effectuate the foregoing provisions of this Section 2.5, including making any determinations and/or resolutions of the Board of Directors of the Company or a committee thereof or any administrator of the Company Equity Plan as may be necessary.

Section 2.6      Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise, vesting or settlement of Company Equity Awards outstanding as of the date hereof, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to provide the holders of shares of capital stock or other securities the same economic effect as contemplated by this Agreement prior to such event. For the avoidance of doubt, to the extent any adjustments may be required pursuant to this Section 2.6 with respect to Company Equity Awards, such adjustments will be made in a manner consistent with the relevant adjustment provisions of the Company Equity Plan.

Section 2.7      Equity Awards Consideration; Withholding Rights. Parent shall cause the Surviving Corporation to pay through the payroll system of the Surviving Corporation (to the extent applicable) to each holder of a Company RSU Award, Company PSU Award, Company Director Equity Award, and Company PBU Award, such holder’s applicable Company RSU Consideration, Company PSU Consideration, Company Director Equity Award Consideration, and Company PBU Consideration, respectively, less any required withholding Taxes under Applicable Law and without interest, within five (5) Business Days following the Effective Time. Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Company, the Surviving Corporation and Parent (and any Affiliates and designees of the foregoing) shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld and timely paid over to the appropriate Governmental Authority by the Exchange Agent, the Company, the Surviving Corporation or Parent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom the Exchange Agent, the Company, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

Section 2.8      Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will, subject to Section 2.4, issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this ARTICLE 2.

ARTICLE 3
The Surviving Corporation

Section 3.1      Certificate of Incorporation. Subject to Section 7.3(b), the certificate of incorporation of the Company shall, by virtue of the Merger, be amended at the Effective Time in its entirety to read as the certificate of incorporation of Merger Subsidiary in effect immediately prior to the Effective Time, except that Article One thereof shall provide that the name of the Surviving Corporation shall be “Veritiv Corporation”. Such certificate of incorporation, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with Applicable Law and such certificate of incorporation.

Section 3.2      Bylaws. At the Effective Time, the bylaws of Merger Subsidiary in effect as of immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law, the certificate of incorporation and such bylaws.

Section 3.3      Directors and Officers. The parties shall take all requisite actions so that, from and after the Effective Time, until successors are duly elected or appointed and qualified or until their earlier, death, resignation or removal in accordance with Applicable Law, the certificate of incorporation and the bylaws of the Surviving Corporation, (i) the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case of clauses (i) and (ii), until their respective successors are duly elected or appointed and qualified.

ARTICLE 4
Representations and Warranties of the Company

Except as set forth in (i) any Company SEC Document filed before the date hereof (but excluding any risk factor disclosures solely contained under the heading “Risk Factors” (other than any factual and/or historical information contained therein) and any disclosure of risks explicitly included in any “forward-looking statements” disclaimer that are of a nature that they speculate about future developments), provided that in no event shall any disclosure in any Company SEC Document apply to or qualify any representation or warranty contained in Section 4.5(a) or Section 4.5(b), or (ii) the Company Disclosure Schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement (other than Section 4.5(a) or Section 4.5(b)) to the extent that the relevance of such disclosure to such other sections is reasonably apparent on its face), the Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

Section 4.1      Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under all Applicable Laws of the State of Delaware and has all corporate powers, legal right and governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and carry on its business as they are now being owned, operated or conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation in good standing under all Applicable Laws in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.2      Corporate Authorization.

(a)            The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate powers and, except for the Company Stockholder Approval (as defined below), have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of the Company’s capital stock necessary to approve and adopt this Agreement and consummate the transactions contemplated hereby, including the Merger (the “Company Stockholder Approval”). This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity (the “Bankruptcy and Equity Exception”).

(b)            At a meeting duly called and held, the Board of Directors of the Company has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions; (iii) declared advisable this Agreement and the Transactions; (iv) approved the execution and delivery of the Support Agreement by the parties thereto (and the consummation of the transactions contemplated thereby), including for purposes of the Confidentiality Agreement; (v) resolved to recommend that the Company’s stockholders vote to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger (such recommendation, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date of this Agreement; and (vi) directed that this Agreement be submitted to the Company’s stockholders for their adoption.

(c)            True and complete copies of the Company’s certificate of incorporation and bylaws, in each case as in effect on the date of this Agreement, are included in the Company SEC Documents.

Section 4.3      Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of the HSR Act, the Required Regulatory Approvals and other Antitrust Laws, (iii) compliance with any applicable requirements of the 1934 Act, and any other applicable state or federal securities laws and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.4      Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or similar organizational documents of any of the Company’s Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.3, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.3, require any notice, consent, payment or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Material Contract binding upon the Company or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.5      Capitalization.

(a)            The authorized capital stock of the Company consists of 100,000,000 shares of Company Stock and 10,000,000 shares of preferred stock, par value $0.01 per share. As of August 1, 2023, there were no outstanding shares of preferred stock of the Company and 13,551,081 outstanding shares of Company Stock (which excludes the shares of Company Stock reserved for issuance upon the settlement of Company Equity Awards). All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company Equity Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any United States federal or state securities Applicable Laws or any foreign securities Applicable Laws, the organizational documents of the Company or any of its Subsidiaries, or any preemptive rights, rights of first refusal or similar rights.

(b)            As of the date hereof, the Company has reserved 986,269 shares of Company Stock for issuance pursuant to the Company Equity Plan. As of the date hereof, there were outstanding (i) Company RSU Awards with respect to 275,851 shares of Company Stock, (ii) Company PSU Awards with respect to 140,518 shares of Company Stock (assuming achievement of all applicable performance goals at target-level performance), (iii) Company DSU Awards with respect to 26,091 shares of Company Stock, (iv) Company Phantom Awards with respect to 149,272 shares of Company Stock and (v) Company PBU Awards with respect to 6,613,892 performance-based units (assuming achievement of all applicable performance goals at target-level performance).

(c)            Except as set forth in this Section 4.5 and for changes since August 6, 2023 resulting from the settlement of the Company Equity Awards, in each case outstanding on such date, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting security of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire (other than pursuant to Company Equity Awards) any of the Company Securities. The Company has no accrued and unpaid dividends with respect to any outstanding shares of Company Stock or Company Equity Awards.

(d)            Section 4.5(d) of the Company Disclosure Schedule lists each outstanding Company Equity Award as of August 6, 2023, whether or not granted under the Company Equity Plan, including (i) the name or employee identification number of the holder of such Company Equity Award, (ii) the number of shares of Company Stock subject to such outstanding Company Equity Award, (iii) if applicable, the exercise price, strike price or similar pricing of such Company Equity Award, (iv) the date on which such Company Equity Award was granted or issued, (v) the applicable vesting schedule of such Company Equity Award, and (vi) the extent to which such Company Equity Award is vested and exercisable as of such date.

(e)            Other than (i) as set forth in the certificate of incorporation or bylaws of the Company or similar organizational documents of the Company’s Significant Subsidiaries or (ii) the Support Agreement, there are no voting trusts, voting proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the Company Stock or any other equity interest of the Company or any of its Subsidiaries.

Section 4.6      Subsidiaries.

(a)            Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under all Applicable Laws of its jurisdiction of organization, has all organizational powers, legal right and governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and carry on its business as they are now being owned, operated or conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity in good standing under all Applicable Laws in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien, other than restrictions on transfer under such Subsidiary’s organizational documents or under applicable security law, and is duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of United States federal or state securities Applicable Laws or any foreign securities Applicable Laws, the organizational documents of such Subsidiary, or any preemptive rights, rights of first refusal or similar rights. As of the date hereof, there are no issued, reserved for issuance, outstanding or obligation to issue (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (iii) bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into, exercisable for or exchangeable for securities having the right to vote) with holders of equity of the Company or any of its Subsidiaries or (iv) restricted shares, restricted share units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. The Company has not issued any outstanding bonds, notes, debentures or other obligations, the holders of which generally have the right to vote on any matters submitted to the holders of such Company Subsidiary Securities.

(c)            Section 4.6(c) of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation or organization (as applicable) and entity form of each Subsidiary of the Company. The Company does not (i) own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person or (ii) have any obligation to make any investment or capital contribution in any other Person.

(d)            True and complete copies of each of the certificate of incorporation, bylaws or similar governing and organizational documents of each of the Company’s Subsidiaries that would be a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) (each, a “Significant Subsidiary”), in each case as in effect on the date of this Agreement, are included in the Company SEC Documents or have otherwise been provided to Parent.

Section 4.7      SEC Filings and the Sarbanes-Oxley Act.

(a)            The Company has filed with or furnished to the SEC, on a timely basis, all reports, schedules, forms, statements, prospectuses, registration statements, certifications and other documents required to be filed or furnished by the Company, including pursuant to the 1933 Act, the 1934 Act or the Sarbanes-Oxley Act, since the Applicable Date (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b)            As of its filing date or on the date on which it was furnished (or, if amended, as of the date of such amendment), each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act, as the case may be.

(c)            As of its filing date or on the date on which it was furnished (or, if amended, as of the date of such amendment), each Company SEC Document filed pursuant to the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not materially misleading.

(d)            The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company has complied in all material respects with Rule 13a-15 or 15d-15 under the 1934 Act, and designed, and maintained at all times since the Applicable Date, disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is recorded, processed and made known on a timely basis to the management of the Company and any other individuals responsible for the preparation of the Company’s filings with the SEC.

Section 4.8      Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (including the related notes and schedules) fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal and recurring year-end audit adjustments and the absence of immaterial footnotes in the case of any unaudited interim financial statements). There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

Section 4.9      Disclosure Documents. The proxy statement of the Company to be filed with the SEC in connection with the Merger (the “Proxy Statement”) will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Proxy Statement and any amendments or supplements thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.9 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Parent, Merger Subsidiary or any of their respective Representatives specifically for use or incorporation by reference therein. Since the Company Balance Sheet Date through the date of this Agreement, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the design, maintenance or operation of internal control over financial reporting, which (x) would adversely affect the Company’s ability to record, process, summarize and report financial data and (y) has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company or any of its Subsidiaries.

Section 4.10      Absence of Certain Changes. Since the Company Balance Sheet Date, (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business in all material respects; (b) none of the Company or its Subsidiaries has undertaken any action that, if taken after the date of this Agreement, would require Parent’s consent pursuant to Section 6.1(b)(i), Section 6.1(b)(ii), Section 6.1(b)(iv), Section 6.1(b)(v), Section 6.1(b)(vi), Section 6.1(b)(vii), Section 6.1(b)(xi), Section 6.1(b)(xii), Section 6.1(b)(xvi) and Section 6.1(b)(xx) and (c) there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Set forth on Section 4.10 of the Company Disclosure Schedule is the aggregate amount of Funded Indebtedness as of August 4, 2023 or such earlier date as set forth therein.

Section 4.11      No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries that would be required by GAAP to be reflected or reserved against on a consolidated balance sheet of the Company (or disclosed in the notes thereto) and its Subsidiaries, other than: (i) liabilities or obligations disclosed and reserved against in the Company Balance Sheet or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date (none of which is a liability or obligation resulting from noncompliance with any Applicable Law, breach of contract, breach of warranty, tort, infringement, misappropriation, dilution or a Proceeding); (iii) liabilities or obligations incurred in connection with the Transactions; and (iv) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the 1933 Act.

Section 4.12      Compliance with Laws and Court Orders.

(a)            The Company and each of its Subsidiaries is, and since the Applicable Date has been, in compliance with all Applicable Laws, and to the Knowledge of the Company is not under investigation by any Governmental Authority with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in the past five (5) years, neither the Company nor any of its Subsidiaries, nor any director, officer, or employee, nor, to the Knowledge of the Company, any agent or other representative of the Company or any of its Subsidiaries has (i) taken any action, directly or indirectly, that would result in a violation by the Company or any of its Subsidiaries of the U.S. Foreign Corrupt Practices Act of 1977, the Anti-Kickback Act of 1986, the U.K. Bribery Act of 2010, or any other anti-bribery, anti-corruption, or anti-money laundering Applicable Law (collectively, “Anti-Corruption Laws”), (ii) used any funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or, in connection with the business of the Company or any of its Subsidiaries, (iii) given, offered, promised or authorized the giving of money or anything of value, to any Government Official, for the purpose of (A) influencing an act or decision of such Government Official or improperly inducing such Government Official to use his or her influence or position to affect any act or decision of a Governmental Authority, (B) obtaining an improper business advantage, or (C) obtaining or retaining business.

(c)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in the past five (5) years, neither the Company nor any of its Subsidiaries, nor any of their respective directors or officers, nor, to the Knowledge of the Company, any employee, agent or other representative of the Company or any of its Subsidiaries, (i) has been a Sanctioned Person; (ii) has, in connection with the business of the Company or any of its Subsidiaries, engaged in or otherwise participated in, or assisted or facilitated any direct or indirect dealing or transaction with, or for the benefit of, a Sanctioned Person or in a Sanctioned Country, in each case in violation of Applicable Laws; or (iii) has otherwise violated applicable Sanctions or Applicable Laws relating to export, reexport, transfer, or import controls, or U.S. antiboycott requirements (collectively, “Trade Controls”) in connection with the business of the Company or any of its Subsidiaries.

(d)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in the past five (5) years, neither the Company nor any of its Subsidiaries have received from any Governmental Authority or any other Person any written notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit in each case concerning any actual or potential violation or wrongdoing in each case, related to Trade Controls or Anti-Corruption Laws.

Section 4.13      Litigation. There is no Proceeding pending against, or, to the Knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any Order that would prevent or materially delay the consummation of the Transactions or materially impair the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

Section 4.14      Properties.

(a)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except for properties and assets that have been disposed of since the Company Balance Sheet Date in the ordinary course of business, free and clear of all Liens other than Permitted Liens.

(b)            As of the date hereof, Section 4.14(b) of the Company Disclosure Schedule sets forth a true and complete list of (i) all real property owned by the Company or any of its Subsidiaries (the “Owned Real Property”), and (ii) all material real property leased by or for the benefit of the Company or any of its Subsidiaries (the “Leased Real Property” and together with the Owned Real Property, the “Real Property”). The Company has delivered or made available to Parent copies of (i) all material Contracts and all material amendments and modifications thereof that are in the possession of the Company with respect to the Owned Real Property, and (ii) all material leases or subleases, and all material amendments and modifications thereof, with respect to the Leased Real Property (each, a “Real Property Lease”).

(c)            The Owned Real Property is the only real property owned by the Company or a Subsidiary thereof and used in connection with the business of the Company and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company or a Subsidiary thereof has good, marketable and insurable fee simple title to the parcel of Owned Real Property owned by the Company or such Subsidiary, free and clear of all Liens except for Permitted Liens, (ii) the interest of the Company or applicable Subsidiary thereof in the Owned Real Property has not been conveyed, leased, pledged, or otherwise transferred or encumbered, whether in whole or in part, (iii) neither the Company nor any Subsidiary thereof is a lessor, sublessor or grantor under any lease, sublease, consent, license or other instrument granting to another Person any right to the possession, use, occupancy or enjoyment of the Owned Real Property, and (iv) no Person, other than the Company or a Subsidiary thereof, has any right, option, right of first refusal or any other Contract, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Owned Real Property.

(d)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Real Property Lease is valid and in full force and effect (subject to the Bankruptcy and Equity Exception), (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any other party to a Real Property Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a material default under the provisions of such Real Property Lease, and neither the Company nor any of its Subsidiaries has received or given notice that it has materially breached, violated or defaulted under any Real Property Lease, and (iii) there is no option to purchase, right of first refusal, right of first offer or other Contract granting the Company or its Subsidiaries or, to the Company’s Knowledge, any other Person, any right to acquire, sublease or use the Leased Real Property.

(e)            Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has not received any written notice that all or any portion of Real Property is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Authority with or without payment of compensation therefor.

(f)            Except for any Permitted Liens or as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there are no Liens (other than Permitted Liens) that prevent the Company or any of its Subsidiaries from using, occupying or operating any Real Property for its current use, occupancy, or operation, (ii) all structures and other buildings on the Real Property are in operating condition and none of such structures or buildings is in need of maintenance or repairs except for ordinary, routine maintenance and repairs, and except for ordinary wear and tear, (iii) no construction (excluding routine maintenance and repair work) is currently being performed or is anticipated to be performed on the Real Property, (iv) the Real Property has adequate access to public roads, and (v) all utilities necessary to serve the Real Property and the business of the Company and its Subsidiaries as conducted as of the date of this Agreement are properly installed, available to and connected with the Real Property in sufficient quantities.

Section 4.15      Intellectual Property and Data Privacy and Security Requirements.

(a)            Section 4.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all registrations or applications issued by or with any Governmental Authority or domain name registrar that are Owned IP, specifying as to each item, as applicable, the title, owner, jurisdiction, and issuance, registration or application numbers and dates. All right, title, and interest in and to the Owned IP is exclusively owned by the Company or a Subsidiary thereof, free and clear of all Liens other than Permitted Liens. To the Knowledge of the Company, all Owned IP is subsisting, valid, and enforceable, except as would not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) since the Applicable Date, the conduct of the businesses of the Company and each of its Subsidiaries has not infringed, misappropriated, or otherwise violated and is not currently infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person, (ii) the Company and each of its Subsidiaries owns or has sufficient rights to all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and (iii) to the Knowledge of the Company, no Third Party has since the Applicable Date infringed, misappropriated or otherwise violated or is currently infringing upon, violating, or misappropriating any Intellectual Property owned by Company or its Subsidiaries.

(c)            There is not, and since the Applicable Date there has not been, any Proceeding pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries infringed, misappropriated, or otherwise violated the Intellectual Property of any Third Party, or otherwise challenging the ownership, validity, or enforceability of, any Owned IP, in each case except for such Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is not, and since the Applicable Date there has not been, any pending Proceeding brought by the Company or any of its Subsidiaries alleging, nor has the Company or any of its Subsidiaries alleged in writing to a Third Party, that any Person infringed, misappropriated, or otherwise violated any Owned IP, or otherwise challenging the ownership, validity, or enforceability of any Intellectual Property of any Person.

(d)            All Intellectual Property developed within the scope of employment by an employee of the Company or its Subsidiaries that is material to the current business of the Company and its Subsidiaries is Owned IP. All Intellectual Property that is both (1) material to the current business of the Company and its Subsidiaries and (2) Owned IP: (i) was developed by the Company or its Subsidiaries’ employees (A) working within the scope of their employment, constituting a work for hire at the time of such development or (B) who assigned such Intellectual Property to the Company or the applicable Subsidiary thereof pursuant to a valid and enforceable written Contract including a present grant of assignment of such Intellectual Property; (ii) was developed by independent contractors or other Third Parties (A) who have executed a valid and enforceable written Contract of assignment that has conveyed to the Company or the applicable Subsidiary thereof ownership of all of his, her, its, or their rights, title, and interest in and to such Intellectual Property, or (B) where ownership to such Intellectual Property vested in the Company or the applicable Subsidiary thereof by operation of law; or (iii) was otherwise acquired by the Company or its Subsidiaries pursuant to a valid, written Contract from a Third Party. The Company and its Subsidiaries have taken reasonable steps under the circumstances to protect, preserve and maintain the Owned IP and any other Trade Secrets of the Company or any of its Subsidiaries. To the Knowledge of the Company, no Owned IP that is a Trade Secret has been disclosed or authorized to be disclosed to any Person, other than in the ordinary course of business pursuant to a written confidentiality and non-disclosure Contract, in each case except for such disclosure that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, no Person is in breach of any Contract referenced in this Section 4.15(d).

(e)            Since the Applicable Date, to the Knowledge of the Company, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other impairment of the Company IT Systems or any Security Incident, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have taken commercially reasonable efforts to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems and have implemented, maintained, and tested commercially reasonable disaster recovery procedures, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)            No Person other than the Company, its Subsidiaries, or the Company or its Subsidiaries’ respective software development independent contractors (who are subject to reasonable confidentiality and non-disclosure restrictions and whose rights and access are solely for the development, support or maintenance of software for the Company or its Subsidiaries) is or has been in possession of or had access to, or has been granted or agreed to be granted any license or other right with respect to, any source code for any software owned or purported to be owned by the Company or any of its Subsidiaries (the “Company Software”). The Company and its Subsidiaries have taken no action (and no action has been taken on their behalf) that (i) requires or has required any of them to (A) disclose or make available to any Person the source code of any Company Software, or (B) grants any rights or immunities under any Owned IP, including with respect to the use of any Company Software, or (ii) limits or has limited any ability to charge license fees or otherwise seek compensation in connection with the marketing, licensing, distribution, or making available of any Company Software, in all cases as a result of including in, incorporating or embedding into, linking, combining or distributing with such Company Software any Open Source Software. To the Knowledge of the Company, the Company and its Subsidiaries are, and since the Applicable Date have been, in compliance with all licenses governing any Open Source Software used by any of them, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)            Since the Applicable Date, the Company and each of its Subsidiaries have complied with all applicable Data Privacy and Security Requirements, including the collection, use, processing, storage, transfer, disclosure, security of, and access to, Personal Information in the conduct of the Company’s and its Subsidiaries’ businesses, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since the Applicable Date, to the Knowledge of the Company, the Company and its Subsidiaries have not received any written notice of any Proceeding (or threat thereof) or complaint by any Governmental Authority or other Person concerning the Company’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, disclosure, protection of, or access to, Personal Information or actual, alleged, or suspected violation of any Data Privacy and Security Requirement, including concerning privacy, data security, or data breach notification, and to the Knowledge of Company, there are no facts or circumstances that would reasonably be expected to give rise to any such Proceedings, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been required to notify any Person of any Security Incident. The consummation of the Transactions do not and will not violate or breach any Data Privacy and Security Requirement, except for such violations or breaches that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.16      Taxes.

(a)            All income and other material Tax Returns required by Applicable Law to be filed with any Governmental Authority by, or on behalf of, the Company or its Subsidiaries have been filed when due (including extensions) in accordance with all Applicable Law, and all such material Tax Returns are, or shall be at the time of filing, true, correct and complete in all material respects.

(b)            The Company and each of its Subsidiaries has paid (or has had paid on its behalf) to the appropriate Governmental Authority all income and other material Taxes due and payable, or, where payment is not yet due, has established in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.

(c)            There are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries except for Permitted Liens described in clause (ii) of the definition thereof.

(d)            No claim has been made since the Applicable Date by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file material Tax Returns that it is or may be subject to a material Tax by that jurisdiction or required to file material Tax Returns in that jurisdiction.

(e)            The Company and each of its Subsidiaries is not and has never been a member of an affiliated group within the meaning of Section 1504(a) of the Code with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns (other than a group which the Company is the parent of). The Company and each of its Subsidiaries has no liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Section 1.1502-6 of the “Treasury Regulations” (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or operation of law.

(f)            There is no Proceeding now pending or, to the Company’s Knowledge, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any material Tax, other than any audits with respect to which the Company or a Subsidiary has paid or accrued, in accordance with GAAP, any material Taxes associated with such audits. No deficiency for any material amount of Taxes has been proposed or asserted in writing or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unpaid or unresolved in whole or in part.

(g)            During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(h)            The Company and each of its Subsidiaries has properly withheld, and paid over to the appropriate Governmental Authority, all material Taxes that it was required to withhold from any payment to any employee, independent contractor, creditor, stockholder, vendor or other Person.

(i)            The U.S. federal income tax classification of the Company and each of its Significant Subsidiaries is set forth on Section 4.16(i) of the Company Disclosure Schedule, and no election is outstanding to change any such classification.

(j)            The Company and its Subsidiaries have, to the extent applicable, (i) complied in all material respects with applicable Tax law in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act and have not deferred any material payroll tax obligations under any U.S. presidential memorandum, executive order or similar pronouncement permitting or requiring the deferral of any payroll Taxes that remain unpaid, and (ii) complied in all material respects with applicable Tax law regarding Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act.

(k)            Neither the Company nor any Subsidiary of the Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions occurring at or prior to the Closing or any excess loss account in existence at Closing described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) any use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (E) installment sale or open transaction disposition made on or prior to the Closing Date; or (F) prepaid amount received or deferred revenue accrued on or prior to the Closing Date.

(l)            Neither the Company nor any of its Subsidiaries has been party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any similar provision of state, local or foreign law).

Section 4.17      Employee Benefit Plans.

(a)            Section 4.17(a) of the Company Disclosure Schedule lists each material Employee Plan. Copies of such Employee Plans (and, if applicable, related trust) and all material amendments thereto (and, for any unwritten plan, a summary of the material terms) have been made available to Parent together with the most recent annual report (Form 5500) and actuarial valuation report prepared in connection with any Employee Plan, the most recent determination or opinion letter received from the IRS with respect to each applicable Employee Plan, and any non-routine correspondence with any Governmental Authority related to an Employee Plan since the Applicable Date.

(b)            No Employee Plan is, and neither the Company nor any ERISA Affiliate sponsors, maintains, participates in, contributes to, is required to contribute to or has in the past contributed to, or otherwise has any current or contingent liability or obligation under or with respect to (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or any other plan that is or was subject to Section 412 or 430 of the Code or Section 302, 303 or Title IV of ERISA (a “Title IV Plan”),(ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”), (iii) any seniority premium, termination indemnity, provident fund, gratuity or similar plan or arrangement, or (iv) any post-employment or retiree welfare benefit to any Person, other than as required by COBRA for which the covered Person pays the full cost of coverage.

(c)            With respect to each Title IV Plan: (i) no reportable event (within the meaning of Section 4043 of ERISA) has occurred since the Applicable Date, or is expected to occur whether as a result of the Transactions or otherwise; (ii) the minimum funding standard under Section 430 of the Code has been satisfied and no waiver of any minimum funding standard or extension of any amortization periods has been requested or granted; (iii) all contributions required under Section 302 and 303 of ERISA and Section 412 and 430 of the Code have been timely made; (iv) all amounts due to the Pension Benefit Guaranty Corporation (“PBGC”) pursuant to Section 4007 of ERISA have been timely paid; (v) with respect to each Title IV Plan for which there has been a significant reduction in the rate of future benefit accrual as referred to in Section 204(h) of ERISA, the requirements of Section 204(h) of ERISA have been complied with; (vi) no Title IV Plan has been or is considered to be in “at risk” status under Section 430 of the Code or has been required to apply any of the funding-based limitations under Section 436 of the Code; (vii) there has been no event described in Section 4062(e) of ERISA, and the consummation of the Transactions will not result in any event described in Section 4062(e) of ERISA; (viii) no event has occurred or circumstances exist that would reasonably be expected to result in a material liability under or with respect to Section 4069 of ERISA; and (ix) other than with respect to a standard termination process, no notice of intent to terminate any Title IV Plan has been filed and no amendment to treat a Title IV Plan as terminated has been adopted and no proceeding has been commenced by the PBGC to terminate any Title IV Plan.

(d)            With respect to each Multiemployer Plan: (i) neither the Company nor any of its Subsidiaries has incurred or is reasonably expected to incur (whether or not asserted), or has or may have any liability as a result of, a complete withdrawal or a partial withdrawal (as defined in Section 4203 or 4205 of ERISA, respectively); (ii) all contributions, payments (including installments), and assessed withdrawal liability amounts required to be made by the Company or any of its Subsidiaries have been timely made; (iii) no Multiemployer Plan is in endangered, critical or critical and declining status (within the meaning of Section 432 of the Code or Section 305 of ERISA) so as to result directly or indirectly in any increase in contributions or other liability or obligation of the Company or any of its Subsidiaries; and (iv) no Multiemployer Plan is in or is expected to be in insolvency, has undergone or is expected to undergo a mass withdrawal or has filed a notice of termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA.

(e)            Each Employee Plan that is intended to be registered, tax qualified, or to be qualified under Section 401(a) of the Code has been properly registered, has been maintained in good standing with applicable regulatory authorities and requirements, or has received a current favorable determination letter from the IRS or is entitled to rely on a current favorable opinion letter from the IRS, and nothing has occurred that would reasonably be expected to adversely affect the registration or qualification of such Employee Plan.

(f)            Except as would not reasonably be expected to result in material liability, individually or in the aggregate, to the Company or any of its Subsidiaries, each Employee Plan has been established, maintained, funded and administered in accordance with its terms and in compliance with Applicable Law, and nothing has occurred and no condition exists with respect to any Employee Plan that would reasonably be expected to result in a Tax, penalty or other liability or obligation of the Company or any of its Subsidiaries. Except as would not reasonably be expected to result in material liability, individually or in the aggregate, to the Company or any of its Subsidiaries: (i) there has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA and no breach of fiduciary duty (as determined under ERISA) has occurred with respect to any Employee Plan; (ii) there is no Proceeding (other than routine and undisputed claims for benefits) pending or, to the Knowledge of the Company, threatened with respect to any Employee Plan, and there is no fact or circumstance that would reasonably be expected to give rise to any such Proceeding; (iii) all contributions, distributions, reimbursements and premium payments with respect to Employee Plan have been timely and properly made, paid or accrued in accordance with the terms of the Employee Plan and in compliance with the requirements of Applicable Law; and (iv) all Employee Plans that are required to be funded are fully funded.

(g)            Except as would be material to the Company and its Subsidiaries, taken as a whole, each Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been documented, operated and administered in all material respects in compliance with Section 409A of the Code and all IRS guidance promulgated thereunder.

(h)            Except as expressly provided in Section 2.5, neither the execution of this Agreement nor the consummation of the Transactions (either alone or together with any other event) will (i) entitle any Company Employee or other current or former service provider of the Company or any of its Subsidiaries to any severance pay any other payment or material benefit or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other obligation pursuant to any Employee Plan, (iii) limit or restrict the right of the Company to amend or terminate any Employee Plan or (iv) result in any payments or benefits that would not reasonably be expected to be deductible under Section 280G of the Code or that would cause any Tax or penalty under Section 4999 of the Code.

(i)            There is no Contract to which the Company or any of its Subsidiaries is a party or by which any of the foregoing entities is bound that provides any individual with the right to a gross-up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

Section 4.18      Labor and Employment.

(a)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no pending, or to the Company’s Knowledge, threatened, Proceedings by any employee, independent contractor, former employee, or former independent contractor of the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority relating to any labor and employment matters.

(b)            Neither the Company nor any of its Subsidiaries is a party to or subject to or bound by, or is currently negotiating or entering into, any collective bargaining agreement or other Contract with any labor union or association, works council, or other labor organization or employee representative body (each, a “Labor Agreement”). No Company Employees are represented by any labor union, works council, or other labor organization or employee representative or group of employees with respect to their employment. To the Company’s Knowledge, since the Applicable Date, there has been no petition for representation filed, or organizing activity, with respect to any current or former Company Employees. There are, and since the Applicable Date there have been, no actual or, to the Company’s Knowledge, threatened unfair labor practice charges, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other labor disputes against or affecting the Company or its Subsidiaries, in each case, except as would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have satisfied or will timely satisfy in all material respects any notice, information, advice, consultation, bargaining or similar obligations owed to Company Employees and their representatives and any applicable labor tribunal under Applicable Law or Labor Agreement in connection with the execution of this Agreement or with respect to the consummation of the Transactions.

(c)            Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are, and since the Applicable Date have been, in compliance with all Applicable Laws respecting labor, employment and employment practices.

(d)            Except as would not reasonably be expected to have a Material Adverse Effect, (i) since the Applicable Date, the Company and its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable to its current or former employees and independent contractors under Applicable Laws, Contract or company policy; and (ii) each individual who is providing, or since the Applicable Date has provided, services to the Company or its Subsidiaries and is or was classified and treated as an independent contractor, consultant, leased employee or other non-employee service provider, or as an exempt or non-exempt employees, is and has been properly classified and treated as such for all applicable purposes.

(e)            Since the Applicable Date, neither the Company nor any of its Subsidiaries has entered into any settlement or similar Contract related to allegations of sexual harassment involving any officers, directors, executives, or managerial or supervisory-level employees. Since the Applicable Date, the Company and its Subsidiaries have reasonably investigated all sexual harassment allegations of which the Company has Knowledge and, to the extent such allegations have merit, have taken corrective action reasonably calculated to prevent further improper action.

(f)            To the Company’s Knowledge, (i) no Company Employee with annualized compensation at or above $250,000 intends to terminate his or her employment prior to the one-year anniversary of the Closing, and (ii) no current or former employee or independent contractor of the Company or its Subsidiaries is in any material respect in violation of any nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement or restrictive covenant obligation owed to: (A) the Company or its Subsidiaries, or (B) any third party with respect to such person’s right to be employed or engaged by the Company or its Subsidiaries.

(g)            Since the Applicable Date, neither the Company nor any of its Subsidiaries has effectuated (a) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act of 1988, or similar Applicable Law (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; or (b) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; and neither the Company nor any of its Subsidiaries has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Applicable Law.

Section 4.19     Environmental Matters.

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)            no written notice, report, order, claim, complaint, directive, penalty or other information has been received by the Company or any of its Subsidiaries in the past five (5) years arising out of, or relating to, any Environmental Laws, or relating to Hazardous Substances, and there are no Proceedings pending or, to the Company’s Knowledge, threatened which allege any liability of or violation by the Company or any of its Subsidiaries relating to any Environmental Laws or Hazardous Substances;

(b)            neither the Company nor any of its Subsidiaries, nor any of their respective predecessors or controlled Affiliates, has (i) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, designed, distributed, marketed, sold, released or exposed any person to any Hazardous Substance (or any product or item containing any Hazardous Substance), or (ii) owned or operated any property or facility contaminated by any Hazardous Substance, in each case, as has given or would give rise to any current or future liabilities or obligations under any Environmental Laws;

(c)            the Company and its Subsidiaries are, and since the Applicable Date have been, in compliance, in all material respects, with the terms of all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all permits, licenses, consents, registrations, approvals and other authorizations that are necessary pursuant to Environmental Laws for the occupation of their properties or facilities or for their operations;

(d)            neither the Company nor any of its Subsidiaries has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any liability of any other Person relating to Environmental Laws or Hazardous Substances;

(e)            neither this Agreement nor the consummation of the Transactions will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Authority pursuant to any Environmental Laws; and

(f)            the Company has furnished to Parent all non-privileged environmental audits, assessments and reports prepared by third-party consultants for the Company or a Subsidiary thereof and other material environmental, health and safety documents relating to the current or former properties, facilities or operations of the Company or any of its Subsidiaries, in each case that are in the possession or custody of the Company or any of its Subsidiaries.

Section 4.20     Material Contracts.

(a)            As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by:

(i)            any Contract that constitutes a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)            any Contract limiting or restricting, in any material respect, the ability of the Company or its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries) to (A) sell any products or services of or to any other Person in any geographic region (including by containing any “exclusivity” or similar provisions (but excluding any Contracts with customers of the Company or any Subsidiary thereof entered into in the ordinary course of business that involve the supply by the Company or such Subsidiary of customized products based on such customer’s specifications or otherwise incorporating such customer’s Intellectual Property)), (B) engage in any line of business, (C) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries);

(iii)            any Contract (excluding statements of work, purchase orders, service orders, agreed pricing or inventory agreements or similar documents entered into in the ordinary course of business) that (A) is with any customer of the Company or any of its Subsidiaries who, in the year ended December 31, 2022, was one of the twenty (20) largest sources of revenues for the Company and its Subsidiaries (based on amounts paid or payable) and (B) limits or restricts the right of the Company or any of its Subsidiaries pursuant to any “most favored nations” provision;

(iv)            any Contract (excluding statements of work, purchase orders, service orders, agreed pricing or inventory agreements or similar documents entered into in the ordinary course of business) that (A) is with any of the ten (10) largest suppliers to the Company or its Subsidiaries, in each case determined by dollar volume of purchases made by the Company and its Subsidiaries from such suppliers during the twelve (12) months ended December 31, 2022 and (B) governs the overall supply of such suppliers’ products to the Company or any of its Subsidiaries;

(v)            any Government Prime Contract involving annual payments to the Company or any of its Subsidiaries in excess of $5,000,000;

(vi)            any Contract that obligates the Company or any of its Subsidiaries to make any future capital expenditures in excess of $5,000,000;

(vii)            any Contract between the Company and any of its Subsidiaries, on the one hand, and any Affiliate (including any director or executive officer) thereof, on the other hand;

(viii)            any Contract (other than the organizational documents of the Company and its Subsidiaries) that relates to the formation, creation, governance or control of, or the economic rights or obligations of the Company or any of its Subsidiaries in, any joint venture, partnership or other similar arrangement;

(ix)            any Contract that provides for the disposition or acquisition (whether by merger, consolidation, the sale of equity interests, the sale of all or substantially all of the assets, or otherwise) of any business or a material portion of the assets, real property or equity interests of any Person and (A) was entered into since January 1, 2020 or (B) includes an “earnout” or other similar contingent, deferred or fixed payment obligation that is binding on the Company or any of its Subsidiaries and that has not been satisfied in full or any contingent indemnification obligation that is binding on the Company or any of its Subsidiaries;

(x)            any Labor Agreement;

(xi)            any Contract that is a settlement, conciliation or similar agreement with any Person that (A) requires payment by the Company or any of its Subsidiaries after the date hereof in excess of $1,000,000 or (B) imposes material, non-monetary obligations or restrictions on the Company or any of its Subsidiaries after the date of this Agreement (other than, for the avoidance of doubt, confidentiality, release, or non-disparagement covenants that are customary for and incidental to entry of settlement, conciliation and similar Contracts) which obligations or restrictions would apply to Parent or its Affiliates (including the Company and its Subsidiaries) following the Closing; and

(xii)            except for (1) Contracts licensing unmodified, commercially available, off-the-shelf software that are provided in executable form only and used solely for the Company’s and its Subsidiaries’ internal business purposes with an aggregate replacement cost of less than $250,000, (2) non-disclosure Contracts and marketing Contracts entered into by the Company or its Subsidiaries in the ordinary course of business with no grants of exclusive rights, (3) Contracts for the licensing of Open Source Software (other than for Company Software), (4) Contracts with the Company or its Subsidiaries’ contractors and service providers entered into in the ordinary course of business providing access and rights, in all cases on a non-exclusive basis, to use Intellectual Property solely to perform services for the Company or its Subsidiaries, (5) Contracts including a non-exclusive license granted in the ordinary course of business to Intellectual Property that is implied or merely incidental or ancillary to the transactions contemplated therein, the primary commercial purpose of which is something other than such license, (6) Contracts with employees entered into in the ordinary course of business, and (7) Contracts including non-exclusive licenses of Intellectual Property granted to customers in the ordinary course of business in connection with a product or service sold by the Company or its Subsidiaries, any Contract (A) under which the Company or any of its Subsidiaries has granted or received a license or other right to any Intellectual Property, (B) relating to the acquisition, divestiture, or development of any Intellectual Property by or for the Company or its Subsidiaries, (C) entered into to settle or resolve any Intellectual Property-related dispute affecting the Company’s or its Subsidiaries’ ability to use, enforce, or disclose any Intellectual Property, or (D) that materially and adversely affects the Company’s or its Subsidiaries’ ability to use, enforce, or disclose any Intellectual Property that is material to the Company and its Subsidiaries (taken as a whole) (each Contract constituting any of the foregoing types described in clauses (i)-(xii), a “Material Contract”).

(b)            The Company has made available to Parent a true, complete and correct copy of each Material Contract. Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each of the Material Contracts and Material Government Contracts is valid and in full force and effect and binding on the parties thereto (subject to the Bankruptcy and Equity Exception); (b) neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any other party to a Material Contract or Material Government Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Contract or Material Government Contract, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Material Contract or Material Government Contract; and (c) to the Knowledge of the Company, since the Company Balance Sheet Date, the Company has not received any notice from or on behalf of any party to a Material Contract or Material Government Contract indicating that such party intends to terminate, or not renew, any Material Contract or Material Government Contract with such party.

Section 4.21     Affiliate Transactions. To the Knowledge of the Company, since the Applicable Date, there have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404(a) of Regulation S-K that have not been otherwise disclosed in the Company SEC Documents filed prior to the date hereof.

Section 4.22     Brokers. Except for Morgan Stanley & Co. LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee, commission or similar payment from the Company or any of its Affiliates in connection with the Transactions.

Section 4.23     Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley & Co. LLC, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company’s stockholders from a financial point of view.

Section 4.24     Takeover Laws. Assuming the representations and warranties of Parent set forth in Section 5.10 are accurate, each of the Company’s Board of Directors and the Company has taken all action necessary to exempt the this Agreement, the Support Agreement, the Transactions and the execution, delivery and performance of this Agreement and the Support Agreement and the Transactions from the restrictions on business combinations set forth in any Takeover Laws (or provisions in the certificate of incorporation or bylaws of the Company (including, for the avoidance of doubt, Article TENTH of the certificate of incorporation of the Company)), and accordingly no restriction on business combinations set forth in any Takeover Law (or provision in the certificate of incorporation or bylaws of the Company (including, for the avoidance of doubt, Article TENTH of the certificate of incorporation of the Company)) applies to this Agreement, the Support Agreement or the Transactions. There is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company or any of its Subsidiaries is subject, party or otherwise bound.

Section 4.25     Insurance. 1.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each of the material, currently active policies, binders and insurance contracts that are maintained by or for the benefit of the Company and its Subsidiaries (the “Insurance Policies”), is in full force and effect with all premiums due having been paid in full, and the Company is not in default under any Insurance Policy, (b) neither the Company nor any of its Subsidiaries has received any written or, to the Company’s Knowledge, oral notice of cancellation, termination, non-renewal or denial of coverage with respect to any Insurance Policy and (c) none of the policy limits under any of the Insurance Policies have been eroded by the payment of claims.

Section 4.26     Exclusivity of Representations and Warranties.

(a)            No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE 5 or in any certificate delivered by Parent pursuant to this Agreement: (i), neither Parent nor any other Person makes, or has made, any representation or warranty of any kind whatsoever, express or implied, at law or in equity, with respect to Parent, any of its Subsidiaries or any of their respective business, operations, assets, liabilities, condition (financial or otherwise) or the Transactions; (ii) no Person has been authorized by Parent, any of its Subsidiaries or any of its or their respective Representatives to make any representation or warranty relating to Parent, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Transactions, and if made, such representation or warranty must not be relied upon by the Company, its Subsidiaries or any of their respective Representatives as having been authorized by Parent, any of its Subsidiaries or any of its or their respective Representatives (or any other Person); and (iii) the representations and warranties made by Parent in this Agreement and in any certificate delivered by Parent pursuant to this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and Parent hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company, its Subsidiaries or any of their respective Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b)            No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE 5 and in any certificate delivered by Parent pursuant to this Agreement it is not acting (including, as applicable, by entering into this Agreement or consummating the Transactions) in reliance on: (i) any other representation or warranty, express or implied; (ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company, its Subsidiaries or any of their respective Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of Parent in connection with the Merger, in connection with presentations by Parent’s management or in any other forum or setting; or (iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE 5
Representations and Warranties of Parent

Except as set forth in the Parent Disclosure Schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement to the extent that the relevance of such disclosure to such other sections is reasonably apparent on its face), Parent hereby represents and warrants to the Company as follows:

Section 5.1     Corporate Existence and Power. Parent is a limited liability company and Merger Subsidiary is a corporation in each case, duly formed, validly existing and in good standing under all Applicable Laws of its jurisdiction of formation and has all limited liability company or corporate powers, as applicable, legal right and governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and carry on its business as they are now being owned, operated or conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or the Transactions.

Section 5.2     Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 5.3     Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, the Required Regulatory Approvals and other Antitrust Laws, (iii) compliance with any applicable requirements of the 1934 Act and any other state or federal securities laws and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.4     Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.3, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.3, require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any Contract binding upon Parent or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.5     Disclosure Documents. The information supplied by Parent for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendments or supplements thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.5 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by any Person other than Parent (including the Company or any of its Representatives) specifically for use or incorporation by reference therein.

Section 5.6     Brokers. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee, commission or similar payment from the Company or any of its Subsidiaries in connection with the Transactions.

Section 5.7     Financing.

(a)            Each of Parent and Merger Subsidiary affirms that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent and Merger Subsidiary obtain financing for, or related to, any of the Transactions.

(b)            Parent has delivered to the Company true and complete copies of (i) the executed commitment letter, dated as of August 6, 2023 and each executed fee letter (the “Fee Letter”) associated therewith (provided, that provisions in the Fee Letter agreed to by the parties may be redacted in a customary manner (including, without limitation, redactions of fee amounts; provided that, in each case, such redactions do not relate to any terms that would be reasonably likely to adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount (except as a result of increased original issue discount or upfront fees resulting from the exercise of “price flex”) of the Debt Financing or other funding being made available by such Debt Financing Sources)) (together with the term sheets and any other exhibits, schedules, annexes and other attachments thereto and any fee letters, and as amended, supplemented, waived, modified, substituted or replaced from time to time after the date hereof in compliance with Section 8.2, the “Debt Commitment Letter”), from the lenders party thereto (collectively, the “Lenders”) and the arrangers party thereto, pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein, to provide to Parent debt financing in the amounts set forth therein (the “Debt Financing”) and (ii) a fully executed commitment letter (the “Equity Commitment Letter” from Clayton, Dubilier & Rice Fund XII, L.P. (the “Sponsor”) (the “Equity Investor”)) pursuant to which the Equity Investor has committed to provide Parent with equity financing in the amounts set forth therein in connection with the Transactions (the “Equity Financing” and together with the Debt Financing, the “Financing”) and of which the Company is an express Third Party beneficiary. There are no side letters, other Contracts (written or oral) or other conditions to funding (written or oral) related to the funding of the Financing other than as expressly set forth in the Commitment Letters.

(c)            As of the date hereof, the Commitment Letters are in full force and effect and are a valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, subject to the Bankruptcy and Equity Exception. As of the date hereof, the Commitment Letters have not been amended or modified in any respect (provided that the existence or exercise of “market flex” provisions contained in the Fee Letter shall not constitute an amendment or modification of the Debt Commitment Letter), the commitments contained therein have not been withdrawn, rescinded or otherwise modified in any respect by Parent or Merger Subsidiary or, to the Knowledge of Parent, any other party thereto, and no such withdrawal, rescission, or modification is presently contemplated by Parent or the Merger Subsidiary or, to the Knowledge of Parent, the other parties thereto (it being understood and agreed that, in connection with any amendment, supplement or modification of the Debt Commitment Letter to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities (or titles with respect to such entities), the aggregate commitments of the Lenders party to the Debt Commitment Letter may be reduced in the amount of such additional party’s commitments (without, for the avoidance of doubt, any change in aggregate commitments thereunder)). As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a material default or material breach on the part of Parent or Merger Subsidiary under the Commitment Letters. As of the date hereof, there are no conditions precedent to the funding of the full amount of the Financing contemplated by the Commitment Letters other than the conditions precedent set forth in the Commitment Letter, and, assuming satisfaction of the conditions set forth in Section 9.1 and Section 9.2, (x) Parent has no reason to believe that the Financing will not be made available to Parent on the date of the Closing and (y) Parent is unaware of any fact or occurrence existing on the date hereof that would reasonably be expected to cause any of the conditions precedent set forth in the Commitment Letters to not be satisfied on or prior to the Closing Date. All commitments and other fees required to be paid under the Commitment Letters prior to the date hereof have been paid in full. Assuming the satisfaction of the conditions set forth in Section 9.1 and Section 9.2 of this Agreement and subject to the terms and conditions of the Commitment Letter, the net proceeds of the Financing, when funded in accordance with the Commitment Letter and this Agreement, will be in an amount sufficient, together with cash and cash equivalents held by the Company and its Subsidiaries to consummate the Merger when and upon the terms contemplated by this Agreement, to make all payments required by this Agreement to be made in connection with the Closing, effect any other repayment or refinancing of debt contemplated by the Commitment Letters in connection with the consummation of the Merger, and pay all related fees and expenses required to be paid by Parent and Merger Subsidiary on the Closing Date in connection with the Transactions (collectively, the “Required Amounts”).

Section 5.8     Solvency. Assuming the satisfaction of all of the conditions set forth in Section 9.1 and Section 9.2 of this Agreement immediately prior to the Effective Time, as of the Effective Time and immediately after giving effect to the Transactions, including the Financing, any alternative financing, the payment of the aggregate Merger Consideration, any repayment or refinancing of debt contemplated in this Agreement to be paid by Parent at the Closing and the payment of all related fees and expenses required to be paid by Parent at the Closing, the Surviving Corporation and its Subsidiaries, on a consolidated basis, will be Solvent. For purposes of this Agreement, “Solvent” when used with respect to any Person, means that, as of any date of determination, (A) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (1) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with Applicable Laws of the United States governing determinations of the insolvency of debtors, and (2) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (B) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (C) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

Section 5.9     Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company the Guarantee executed by the Guarantor. The Guarantee is in full force and effect and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception, and, as of the date hereof, no event has occurred, which, with or without notice, lapse of time or both, would constitute a material default on the part of the Guarantor under such Guarantee.

Section 5.10     Ownership of Company Stock. As of the date hereof, Parent, Guarantor and their respective affiliates (as such term is defined in Rule 13d-3 promulgated under the 1934 Act) do not directly or indirectly beneficially own (as such term is defined in Rule 13d-3 promulgated under the 1934 Act) five percent (5%) or more of the outstanding shares of Company Stock or other securities of the Company (assuming for this purpose the full exercise of any options, warrants or other rights to acquire Company Stock or other securities of the Company held by such persons). At no time during the past three years has Parent, Guarantor or any of their respective affiliates or associates (as defined in Article TENTH of the certificate of incorporation of the Company) owned (as such term is defined in Article TENTH of the certificate of incorporation of the Company) fifteen percent (15%) or more of the outstanding Voting Stock (as defined in Article TENTH of the certificate of incorporation of the Company).

Section 5.11     Stockholder and Management Arrangements. As of the date hereof, other than the Support Agreement and the transactions contemplated thereby, neither Parent nor Merger Subsidiary nor any of their respective Affiliates is a party to any Contract, arrangement, commitment or understanding, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Transactions; (ii) the Company or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any such holder of shares of Company Stock would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Company Stock; or (ii) any Person (including any stockholder, director, officer, employee or other Affiliate of the Company) other than the Equity Investor have agreed to provide, directly or indirectly, equity investment to Parent, Merger Subsidiary or the Company to finance any portion of the Transactions.

Section 5.12     Exclusivity of Representations and Warranties. (a)     No Other Representations and Warranties. Each of Parent and Merger Subsidiary, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE 4 or in any certificate delivered by the Company pursuant to this Agreement: (i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty of any kind whatsoever, express or implied, at law or in equity, with respect to the Company, any of its Subsidiaries or any of their businesses, operations, assets, liabilities, condition (financial or otherwise) or the Transactions; (ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Transactions, and if made, such representation or warranty must not be relied upon by Parent, Merger Subsidiary or any of their respective Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Representatives (or any other Person); and (iii) the representations and warranties made by the Company in this Agreement and in any certificate delivered by the Company pursuant to this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Subsidiary or any of their respective Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b)            No Reliance. Each of Parent and Merger Subsidiary, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE 4 and in any certificate delivered by the Company pursuant to this Agreement it is not acting (including, as applicable, by entering into this Agreement or consummating the Transaction) in reliance on: (i) any other representation or warranty, express or implied; (ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Subsidiary or any of their respective Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or (iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE 6
Covenants of the Company

The Company agrees that:

Section 6.1     Conduct of the Company.

(a)            Except (i) as required by Applicable Law, (ii) as expressly contemplated by this Agreement or (iii) as set forth in Section 6.1(a) of the Company Disclosure Schedule, from the date hereof until the Effective Time (or such earlier date and time on which this Agreement is terminated pursuant to ARTICLE 10), except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall use its reasonable best efforts to, and to cause its Subsidiaries to use their respective reasonable best efforts to, (A) conduct its and their respective businesses in the ordinary course and (B) preserve intact in all material respects its and their respective present relations with customers, vendors, creditors, employees and other significant business relations, provided, however, that no action taken or omitted to be taken by the Company or any of its Subsidiaries with respect to the matters specifically permitted or prohibited by Section 6.1(b) shall be deemed to be a breach of this Section 6.1(a) unless such action would constitute a breach of Section 6.1(b).

(b)            Except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) as expressly contemplated by this Agreement, (iii) as set forth in Section 6.1(b) of the Company Disclosure Schedule or (iv) as required by Applicable Law, from the date hereof until the Effective Time (or such earlier date and time on which this Agreement is terminated pursuant to ARTICLE 10), the Company shall not, nor shall it permit any of its Subsidiaries to:

(i)            amend the certificate of incorporation, bylaws or other similar organizational documents of the Company or any of its Subsidiaries;

(ii)            (A) split, combine, recapitalize or reclassify or take any similar action with respect to any shares of its capital stock, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for (x) regular quarterly dividends by the Company in an amount not to exceed $0.63 per share that are declared after January 1, 2024 and are consistent with past practice (including as to timing and record date) (provided that no such dividend shall be permitted if there has occurred a Dividend Suspension Condition) or (y) dividends by any of its Subsidiaries to the Company or to any other Subsidiary of the Company or (C) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities;

(iii)            (A) issue, grant, deliver, pledge, sell or encumber, or authorize the issuance, granting, delivery, pledging, sale or encumbrance of, any Company Securities or Company Subsidiary Securities, other than the issuance of (x) any shares of Company Stock issued upon the settlement of Company Equity Awards that are outstanding on the date of this Agreement, (y) any Company Subsidiary Securities to the Company or any other Subsidiary of the Company, or (z) additional Company Director Equity Awards issued to holders of outstanding Company Director Equity Awards in connection with the declaration, after January 1, 2024, of any regular quarterly dividends by the Company in an amount not to exceed $0.63 per share in accordance with the terms of the applicable award agreement (provided that no such dividend shall be permitted if there has occurred a Dividend Suspension Condition); or (B) amend any term of any Company Security or any Company Subsidiary Security;

(iv)            merge or consolidate the Company or any of its Subsidiaries with any other Person, or restructure, reorganize, recapitalize or liquidate or dissolve the Company or any of its Subsidiaries;

(v)            (A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any Person, or any assets, securities, properties, interests or businesses of any Person, other than (x) as required pursuant to Material Contracts existing as of the date hereof or (y) in the ordinary course of business, or (B) enter into any joint venture or other similar partnership with any Person;

(vi)            sell, lease, license, sublicense, assign, grant any Lien (other than a Permitted Lien) on or otherwise transfer or dispose of, or, with respect to Owned IP that is material to the Company and its Subsidiaries (taken as a whole) (which such Owned IP shall include the registration for Veritiv.com), let lapse, abandon, or expire, any of its (i) assets, securities, properties, interests or businesses or (ii) Owned Real Property, other than, in the case of clause (i), (A) as required by Material Contracts existing as of the date hereof, (B) the sale of inventory in the ordinary course of business, or (C) tangible assets sold, leased, sublicensed, assigned, transferred or disposed of or with respect to which a Lien is granted pursuant to this clause (C) having a value of less than $1,000,000 individually or $5,000,000 in the aggregate;

(vii)            make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) extensions of credit to customers in the ordinary course of business, (B) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance with the Company’s (or applicable Subsidiary of the Company’s) policies related thereto, or (C) loans, advances or capital contributions to, or investments in, Subsidiaries of the Company;

(viii)            make, incur or commit to any capital expenditures in excess of $1,000,000 in the aggregate other than those that are set forth on the capital expenditure budget attached to Section 6.1(b)(viii) of the Company Disclosure Schedule;

(ix)            create, incur, assume or guarantee any Indebtedness for borrowed money or issue any debt securities or guarantees of the same or any other Indebtedness, other than (A) Permitted Borrowings (as defined on Section 6.1(b)(ix) of the Company Disclosure Schedule) or (B) incurred in the ordinary course of business between the Company and any of its Subsidiaries or between any of such Subsidiaries;

(x)            except as required by an Employee Plan as in effect on the date hereof and disclosed to Parent, (A) grant or announce any cash or equity or equity-based incentive awards, bonus, retention, change in control, transaction, severance or similar compensation or any material increase in the salaries, bonuses or other compensation or benefits payable to any Company Employee or other individual service provider of the Company or any of its Subsidiaries, except for increases in base salaries in connection with internal promotions and merit-based increases in base salaries, in each case with respect to Company Employees whose annualized base compensation and incentive compensation opportunity does not exceed $250,000 that are adopted in the ordinary course of business consistent with the Company’s current policies and procedures in an amount that does not exceed 3% of base salaries for such Company Employees as of the date of this Agreement and with no individual to receive an increase in excess of 5% of his or her base salary in effect on the date hereof, (B) establish, adopt, enter into, terminate, materially modify or materially amend any Employee Plan (or any plan, program or arrangement that, if in existence as of the date hereof, would constitute an Employee Plan), (C) increase or accelerate or commit to accelerate the funding, payment or vesting of compensation or benefits provided under any Employee Plan or otherwise, (D) hire any employees whose annualized base compensation and incentive compensation opportunity exceeds $250,000, or (E) terminate the employment of any Company Employee whose annualized base compensation and incentive compensation opportunity exceeds $250,000 (other than termination for cause);

(xi)            change the Company’s fiscal year, revalue any of the Company’s material assets or change any of the Company’s material financial, actuarial, reserving, or cash management methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act;

(xii)            make, revoke or change any material Tax election, adopt or change any material accounting method for Tax purposes, agree to any extension or waiver of the statute of limitations relating to a material amount of Taxes, file any amendment to any material Tax Return, enter into any “closing agreement” described in Section 7121 of the Code, surrender any right to claim a material Tax refund, or settle or compromise any material Tax liability;

(xiii)            initiate, settle, discharge or compromise any Proceeding involving or against the Company or any of its Subsidiaries, other than any such settlement that (A) involves the payment of monetary damages by or to the Company or any of its Subsidiaries not in excess of $1,000,000 individually, or $5,000,000 in the aggregate and (B) does not impose any material non-monetary obligation or restriction (other than, for the avoidance of doubt, confidentiality, release, or non-disparagement covenants that are customary for and incidental to entry of settlement, conciliation and similar Contracts) on the Company or any of its Subsidiaries (or Parent or any of its Subsidiaries after the Closing) that would be in effect following the Closing;

(xiv)            (A) other than new statements of work, purchase orders, service orders or similar documents with customers or suppliers entered into in the ordinary course of business under existing Material Contracts, enter into any Contract which, if in existence on the date of this Agreement, would have been a Material Contract or Material Government Contract, (B) modify or amend in any material respect or terminate any Material Contract or Material Government Contract (other than, in each case, the expiration or renewal of any Material Contract or Material Government Contract in accordance with its terms) or (C) waive or release any material right or claims of the Company or any of its Subsidiaries under any Material Contract or Material Government Contract;

(xv)            engage in any transaction with, or enter into any Contract, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(xvi)            (A) negotiate, modify, extend, terminate, or enter into any Labor Agreement or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any Company Employees;

(xvii)            implement or announce any employee layoffs, plant closings, or other similar actions that could trigger notice obligations under the WARN Act;

(xviii)            waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of the Company or its Subsidiaries whose annualized base compensation and incentive compensation opportunity exceeds $250,000;

(xix)            cancel, reduce or terminate any of the Insurance Policies;

(xx)            make any material adverse change to the operation or security of any Company IT System or the Company’s or any of its Subsidiaries’ respective rules, policies, or procedures with respect to Data Privacy and Security Requirements;

(xxi)            enter into any material new line of business; or

(xxii)            agree, resolve or commit to do any of the foregoing.

Section 6.2     Company Stockholder Meeting. The Company shall cause a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called and held as soon as reasonably practicable following the mailing of the Proxy Statement to the Company’s stockholders for the purpose of obtaining the Company Stockholder Approval (which Company Stockholder Meeting shall in no event be scheduled for later than the 30th day following the first mailing of the Proxy Statement to the Company’s stockholders), without Parent’s prior written consent (e-mail being sufficient and which shall not be unreasonably withheld, conditioned or delayed). The Company will consult in good faith with Parent with respect to the timing of, and any other meeting materials prepared for, the Company Stockholder Meeting (and the Company will consider in good faith any comments to such meeting materials timely provided by Parent or its Representatives). Subject to the provisions of this Agreement, the Company will conduct a “broker search” in accordance with Rule 14a-13 of the 1934 Act in a manner to enable the record date for the Company Stockholder Meeting to be set so that the Company Stockholder Meeting can be held as soon as reasonably practicable following the mailing of the Proxy Statement to the Company’s stockholders. Once established, the Company shall not change the record date for the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned) or as required by Applicable Law. Subject to Section 6.3, the Board of Directors of the Company shall (i) include the Company Board Recommendation in the Proxy Statement, (ii) use its reasonable best efforts to obtain the Company Stockholder Approval and (iii) otherwise comply with all Applicable Laws relating to such meeting. Notwithstanding the foregoing, if on a date for which the Company Stockholder Meeting is scheduled, the Company has not received proxies and there are not holders of Company Stock present in person representing a sufficient number of shares of Company Stock to constitute a quorum and to obtain the Company Stockholder Approval, the Company shall have the right to make no more than two (2) (and, if requested by Parent on no more than two (2) occasions, the Company shall make) successive postponements or adjournments of the Company Stockholder Meeting for a reasonable period of time to solicit additional proxies. In addition, the Company may postpone or adjourn the Company Stockholder Meeting (on one or more occasions) to allow reasonable additional time for any supplemental or amended disclosure to the Proxy Statement that the Company has determined in good faith upon the advice of outside counsel is necessary under Applicable Law to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholder Meeting, or if otherwise required by Applicable Law. The Company shall, unless there has been an Adverse Recommendation Change (to the extent permitted under Section 6.3), use reasonable best efforts to cooperate with Parent and keep Parent reasonably informed regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its stockholders. Without the prior written consent of Parent, the adoption of this Agreement and the Transactions (including the Merger) shall be the only matter (other than procedural matters including stockholder approval of golden parachute compensation) that the Company shall propose to be acted on at the Company Stockholder Meeting.

Section 6.3     No Solicitation; Other Offers.

(a)            General Prohibitions.

(i)            Subject to Section 6.3(b), neither the Company nor any of its Subsidiaries shall, and the Company and its Subsidiaries shall cause its and their respective directors, officers, employees not to, shall direct its Representatives not to, and shall not authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate, propose or knowingly take any action to facilitate or encourage any inquiries or the making or submission of any proposal or offer that constitutes, or would reasonable be expected to lead to, any Acquisition Proposal (including by approving any transaction, or approving any Person or Group (within the meaning of Rule 13d-5 under the 1934 Act) becoming an “interested stockholder,” for purposes of Article TENTH of the Company’s certificate of incorporation), (ii) enter into or participate in any discussions, communications or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Third Party relating to or in furtherance of, any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (iii)  (x) approve, endorse or recommend any proposal, or (y) enter into any agreement in principle, merger agreement, acquisition agreement, option agreement, letter of intent (binding or non-binding) or other similar Contract, in each case of clause (x) or (y), relating to any Acquisition Proposal or any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (other than, in the case of clause (y), an Acceptable Confidentiality Agreement (and any such agreement in clause (y), an “Alternative Acquisition Agreement”)), or (iv) resolve or agree to do any of the foregoing.

(ii)            Subject to Section 6.3(b), the Board of Directors of the Company will not (nor will any committee thereof): (A) withhold, withdraw, qualify or modify (in a manner adverse to Parent) (or publicly propose or resolve to withhold, withdraw, qualify or modify (in a manner adverse to Parent)) the Company Board Recommendation (it being understood that it shall be considered a modification adverse to Parent that is material if (x) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Board of Directors of the Company fails to publicly recommend against acceptance of such tender or exchange offer by the holders of Company Stock within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the 1934 Act or (y) any Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer)) and the Board of Directors of the Company fails to issue a public press release within ten (10) Business Days of such public announcement providing that the Board of Directors of the Company reaffirms the Company Board Recommendation; (B) authorize, adopt, approve, endorse, recommend or otherwise declare advisable (or propose to authorize, adopt, approve, endorse, recommend or otherwise declare advisable), any Acquisition Proposal; (C) fail to include the Company Board Recommendation in the Proxy Statement, (D) fail to publicly reaffirm the Company Board recommendation within ten (10) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two separate occasions); and (E) except as expressly permitted by, and after compliance with, this Section 6.3, approve or recommend, or declare advisable or propose to enter into, or cause or permit the Company to enter into, any Alternative Acquisition Agreement (any of the actions set forth in the foregoing clauses (A) through (E), an “Adverse Recommendation Change”).

(b)            Exceptions.

(i)            Exception for Diligence and Discussions. Notwithstanding anything to the contrary in Section 6.3(a) but subject to compliance with this Section 6.3(b), if after the date hereof and prior to obtaining the Company Stockholder Approval the Company or any of its Representatives has received a bona fide written Acquisition Proposal that was not solicited in breach of, and was not otherwise a breach of, this Section 6.3, then (x) the Company and its Representatives may make inquiries solely for the purpose of clarifying such Acquisition Proposal to understand any ambiguous terms or conditions of such Acquisition Proposal that are necessary to provide adequate information to the Company’s Board of Directors and (y) if the Company’s Board of Directors determines in good faith after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and that the failure to take any of the actions set forth in the following clauses (A) and (B) would be reasonably likely to be inconsistent with the fiduciaries duties of the Company’s Board of Directors to the Company’s stockholders under Applicable Law, then the Company and its Representatives, may (A) engage in negotiations or discussions with the Third Party and its Representatives making such Acquisition Proposal and (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party. Furthermore and notwithstanding anything to the contrary in Section 6.1 or Section 6.3(a), the Company may, to the extent necessary for the Company’s Board of Directors to comply with its fiduciary duties, grant a limited waiver, amendment or release under any “standstill” provisions (including provisions that restrict or prohibit the making or soliciting of any offer or proposal) of any Contract with a Third Party to the extent necessary to allow such Third Party to submit a confidential Acquisition Proposal to the Company or the Company’s Board of Directors.

(ii)            Exception for Superior Proposal. Notwithstanding any other provision of this Agreement, but subject to compliance with Section 6.3(c), at any time prior to obtaining the Company Stockholder Approval, if the Company has received a bona fide Acquisition Proposal that was not solicited in breach of, and was not otherwise a breach of, this Section 6.3 that constitutes a Superior Proposal and the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Company’s Board of Directors to the Company’s stockholders under Applicable Law, then the Board of Directors of the Company may make an Adverse Recommendation Change and/or cause the Company to terminate this Agreement pursuant to and in accordance with Section 10.1(d) in order to enter into a definitive Alternative Acquisition Agreement in respect of such Superior Proposal.

(iii)            Exception for Intervening Events. Notwithstanding any other provision of this Agreement, but subject to compliance with Section 6.3(c), at any time prior to obtaining the Company Stockholder Approval, if the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Company’s Board of Directors to the Company’s stockholders under Applicable Law, the Board of Directors of the Company may, in response to an Intervening Event, make an Adverse Recommendation Change (other than pursuant to clauses (B) or (E) of the definition thereof).

(iv)            Compliance with Rule 14e-2(a). In addition, nothing contained herein shall prevent the Board of Directors of the Company from (i) complying with Rule 14e-2(a) under the 1934 Act with regard to an Acquisition Proposal so long as any action taken or statement made for purposes of complying with Rule 14e-2(a) under the 1934 Act is consistent with and not in breach of this Section 6.3 or (ii) issuing a “stop, look and listen” disclosure of the type contemplated by Rule 14d-9(f) under the 1934 Act; provided that any statement or disclosure made pursuant to this Section 6.3(b)(iv) shall be subject to the terms of conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company’s Board of Directors and the rights of Parent under or with respect to this Section 6.3.

(c)            Required Notices and Actions.

(i)            At any time until the Effective Time, the Company shall notify Parent in writing in no event later than twenty-four (24) hours after receipt by the Company (or any of its Representatives) of (A) any inquiries, proposals, expressions of interest, or offers with respect to an Acquisition Proposal, (B) any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that could reasonably be expected to make, or has made, any inquiries, proposals, expressions of interest or offers with respect to an Acquisition Proposal or (C) any discussions or negotiations that are sought to be initiated or continued with the Company or any of its Subsidiaries or any of its or their respective Representatives from any Person (other than Parent) with respect to any inquiries, proposals, expressions of interest, or offers with respect to an Acquisition Proposal, including in such notification an unredacted copy (if in writing) of all documents or written summary of material terms and conditions (if oral) relating to any such expression of interest, proposal, offer or request for information, and the identity of the Person from which such expression of interest, proposal, offer or request for information was received. The Company shall keep Parent reasonably informed on a prompt basis (and in any event within twenty-four (24) hours) of the status of any such Acquisition Proposal (including any unredacted copies (if in writing) of all documents or written summaries of material terms and conditions (if oral) of any proposed agreements and amendments or modifications thereto, and an unredacted copy of any other documents provided by the relevant counterparty relating thereto) and the status of any discussions or negotiations regarding any such Acquisition Proposal.

(ii)            Prior to taking any action described in Section 6.3(b)(ii), (A) the Company shall provide Parent with at least four (4) Business Days’ prior written notice of its intent to take such action, which notice shall specify, as applicable, the identity of the Person making any Superior Proposal and the material terms and conditions thereof (including unredacted copies of the proposed draft Alternative Acquisition Agreement and all other documents relating to such Superior Proposal), (B) after delivery of such notice, if requested by Parent, the Company shall, and shall cause its Representatives to, negotiate in good faith with Parent and its Representatives (to the extent Parent desires to do so) for a period ending at 11:59 p.m. (New York City time) on the fourth (4th) Business Day immediately following the date of such notice (the “Superior Proposal Notice Period”) to amend the terms and conditions of this Agreement or any other documents contemplated hereby such that the Superior Proposal giving rise to such notice would no longer constitute a Superior Proposal and (C) at the end of the Superior Proposal Notice Period, the Company’s Board of Directors has determined (taking into account any adjustment to the terms and conditions of this Agreement or any other documents contemplated hereby as proposed by Parent, if any, and any other information offered by Parent) in good faith after consultation with its financial advisor and outside legal counsel that the Acquisition Proposal remains a Superior Proposal and that the failure to make an Adverse Recommendation Change and/or cause the Company to terminate this Agreement pursuant to and in accordance with Section 10.1(d) in order to enter into a definitive Alternative Acquisition Agreement in respect of such Superior Proposal would be reasonably likely to be inconsistent with the fiduciary obligations of the Company’s Board of Directors to the Company’s stockholders under Applicable Law. If the financial terms of the applicable Acquisition Proposal are amended or modified in any respect, or any other terms of the applicable Acquisition Proposal are materially amended or modified, then the Company will deliver to Parent a new notice pursuant to this clause (ii) and shall be required to comply with the requirements of this Section 6.3(c)(ii), except that the Superior Proposal Notice Period in relation to any such amended or modified Acquisition Proposal shall end at 11:59 p.m. (New York City time), on the third (3rd) Business Day immediately following the date such new notice is delivered to Parent (but no such new notice will shorten the initial Superior Proposal Notice Period).

(iii)            Prior to taking any action described in Section 6.3(b)(iii), (A) the Company shall provide Parent with at least four (4) Business Days’ prior written notice of its intent to take such action, which notice shall specify, as applicable, the fact, event, change or development in circumstances giving rise to an Intervening Event, (B) after delivery of such notice, if requested by Parent, the Company shall, and shall cause its Representatives to, negotiate in good faith with Parent and its Representatives (to the extent Parent desires to do so) for a period ending at 11:59 p.m. (New York City time) on the fourth (4th) Business Day immediately following the date of such notice (the “Intervening Event Notice Period”) to amend the terms and conditions of this Agreement or any other documents contemplated hereby such that the Intervening Event giving rise to such notice would no longer provide the basis for an Adverse Recommendation Change and (C) at the end of the Intervening Event Notice Period the Company’s Board of Directors has determined (taking into account any adjustment to the terms and conditions of this Agreement or any other documents contemplated hereby as proposed by Parent, if any, and any other information offered by Parent) in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to make an Adverse Recommendation Change would be reasonably likely to be inconsistent with the fiduciary duties of the Company’s Board of Directors to the Company’s stockholders under Applicable Law. In the event of any material changes regarding any Intervening Event, then the Company will deliver to Parent a new notice pursuant to this clause (iii) and shall be required to comply with the requirements of this Section 6.3(c)(iii), except that the Intervening Event Notice Period in relation to any such Intervening Event shall end at 11:59 p.m. (New York City time), on the third (3rd) Business Day immediately following the date such new notice is delivered to Parent (but no such new notice will shorten the initial Intervening Event Notice Period).

(iv)            Notwithstanding anything to the contrary in this Agreement, the giving of a notice required by or otherwise complying with this Section 6.3(c) shall not constitute an Adverse Recommendation Change.

(d)            Application of this Provision to Representatives. Any violation of the restrictions on the Company set forth in this Section 6.3 by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section 6.3 by the Company.

(e)            Obligation to Terminate Discussions. Subject to this Section 6.3, on the date hereof, the Company and its Subsidiaries shall, and the Company and its Subsidiaries shall cause its and their respective directors, officers and employees to, and will instruct its other Representatives to, (i) cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof that would be prohibited by Section 6.3(a), and (ii) shall promptly request in writing that all copies of all confidential information that the Company or any of its Representatives have distributed or made available to any such Third Party or its Representatives in connection with their consideration of any Acquisition Proposal (and all analyses and other materials prepared by or on behalf of such Third Party that contains, reflects or analyzes that information) be promptly destroyed or returned to the Company pursuant to the terms of any confidentiality or similar agreement with such Third Party, and cause any physical or virtual data room to no longer be accessible to or by any such Third Party or its Representatives.

(f)            Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

(i)            “Acceptable Confidentiality Agreement” means a confidentiality agreement with the Company that is either (A) in effect as of the date hereof or (B) executed, delivered and effective after the date hereof, in each case, that contains terms no less favorable to the Company in any material respect than those contained in the Confidentiality Agreement (other than with respect to any standstill or similar provision) and that does not prohibit the Company from complying with this Agreement, including this Section 6.3, or provide for the reimbursement by the Company or any of its Subsidiaries of any of the counterparty’s costs or expenses;

(ii)            “Intervening Event” means a material fact, event, change or development in circumstances with respect to the Company or any of its Subsidiaries that (A) arises after the date hereof and was not known or reasonably foreseeable (or if known or reasonably foreseeable, the consequences or magnitude of which were not known or reasonably foreseeable) to the Board of Directors of the Company as of or prior to the date hereof and (B) does not involve or relate to (w) an Acquisition Proposal, (x) any change, in and of itself, in the price or trading volume of the shares of Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition), (y) the fact, in and of itself, that the Company exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition) or (z) the timing of any consents, registrations, approvals, permits, clearances or authorizations required to be obtained prior to the Closing in connection with the Transactions; and

(iii)            “Superior Proposal” means a bona fide written Acquisition Proposal (with references to “20%” in the definition of Acquisition Proposal being deemed to be replaced with references to “50%”) by a Person or Group (other than Parent, Merger Subsidiary and their respective Affiliates) for at least a majority of the outstanding shares of Company Stock or all or substantially all of the consolidated assets of the Company and its Subsidiaries (taken as a whole) that (A) that was not solicited in breach of, and was not otherwise a breach of, this Section 6.3 and (B) the Board of Directors of the Company determines in good faith, after consultation with its financial advisor and outside legal counsel would, if consummated, result in a transaction that is more favorable from a financial point of view to the Company’s stockholders (in their capacities as such) than the Transactions after taking into account (x) all the legal, financial, regulatory and other terms and conditions of such Acquisition Proposal (including certainty and timing of closing, financing arrangements and the form, amount and timing of payment of consideration of such proposal), (y) the identity of the Person or Group making the proposal, and (z) any revisions or proposed revisions to the terms of this Agreement or any other agreement contemplated hereby in writing prior to the time of such determination.

Section 6.4     Access to Information. Subject to Applicable Law and the Confidentiality Agreement, from the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement pursuant to ARTICLE 10, upon reasonable advance notice, the Company shall (i) afford Parent and its Representatives reasonable access during normal business hours to the offices, properties, personnel, and books and records of the Company and its Subsidiaries; and (ii) furnish to Parent and its Representatives such financial and operating data and other information concerning the Company and its Subsidiaries (including their affairs, business and operations) as Parent and its Representatives may reasonably request; provided, that the Company shall not be obligated to provide such access or furnish such data or other information pursuant to this Section 6.4 to the extent that (A) doing so would violate Applicable Law, (B) doing so would waive the protection of an attorney-client privilege, attorney work product protection or other legal privilege, (C) such data or information is reasonably pertinent to a pending or threatened Proceeding against any member of the Parent Group and doing so would be adverse to the interests of the Company or any of its Subsidiaries in such Proceeding, (D) such data or information relates to (x) the Company’s interactions with other prospective buyers of the Company that occurred prior to the date of this Agreement, (y) the Company’s evaluation or negotiation of this Agreement or the Transactions, or (z) the Company’s analysis, valuation, or consideration of the Transactions or (E) such disclosure is access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound and such disclosure would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; provided that the Company shall take reasonable action necessary to allow the disclosure of such information (or as much information as possible) in a manner that would not violate the foregoing clauses (A) through (E) and, if reasonably requested by Parent, to obtain waivers of such confidentiality obligations and otherwise allow for access to such information. Nothing in this Section 6.4 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Notwithstanding anything to the contrary in the Confidentiality Agreement, Parent shall be permitted to disclose any information furnished by or on behalf of the Company (whether obtained prior to or following the date hereof) in connection with any filings that Parent makes with a Governmental Authority, so long as (a) the disclosure of such information does not breach Parent’s obligations set forth in Section 8.1, and (b) if such disclosure will contain any Proprietary Information (as defined in the Confidentiality Agreement) pertaining to the Company or any of its Subsidiaries, Parent (i) uses reasonable best efforts to provide the Company with, as far in advance of such disclosure as is reasonably practicable, such portions of the text of such disclosure that contain or reflect such Proprietary Information and (ii) considers in good faith the Company’s timely suggestions concerning the scope and nature of such information that Parent proposes to disclose to such Governmental Authority. Any investigation conducted by Parent and its Representatives pursuant to this Section 6.4 shall be conducted in a manner that does not (i) unreasonably interfere with the conduct of the business or operations of the Company or any of its Subsidiaries or (ii) create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Any access to the offices or other properties of the Company or any of its Subsidiaries granted pursuant to this Section 6.4 will be subject to the Company’s and its Subsidiaries’ reasonable security measures and insurance requirements, and will not include the right of Parent or any of its Representatives to (and neither Parent nor any of its Representatives shall without the prior written consent of the Company) conduct or cause to be conducted any sampling, testing or other invasive investigation of the air, soil, soil gas, surface water, groundwater, building materials or other environmental media. Except as otherwise provided in this Section 6.4, the terms and conditions of the Confidentiality Agreement shall apply with respect to all information and access furnished by the Company or any of its Subsidiaries pursuant to this Section 6.4.

Section 6.5     Resignations. At the written request of Parent, the Company shall cause any director or officer of the Company or any director or officer of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.

Section 6.6     FIRPTA Certificate. At or prior to the Closing, the Company shall deliver to Parent a certificate and IRS notice in form and substance required under Treasury Regulations Section 1.897-2(h) and 1.1445-2(c) stating that the Company is not and has not been during the relevant period a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

ARTICLE 7
Covenants of Parent

Parent agrees that:

Section 7.1     Obligations of Merger Subsidiary. Parent shall execute a written consent approving and adopting this Agreement and the Transactions in its capacity as the sole stockholder of Merger Subsidiary and take all other actions necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger and the other Transactions on the terms and conditions set forth in this Agreement.

Section 7.2     Voting of Shares. Parent shall vote all shares of Company Stock beneficially owned by it or any of its Subsidiaries (if any) in favor of the approval and adoption of this Agreement and the Transactions at the Company Stockholder Meeting.

Section 7.3     Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to:

(a)            For at least six (6) years after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time arising out of or related to (i) their service as an officer or director of the Company or its Subsidiaries; or (ii) services performed by such Indemnified Person at the request of the Company or its Subsidiaries, in each case, to the fullest extent permitted by the DGCL or any other Applicable Law.

(b)            For six (6) years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the Surviving Corporation) regarding limitations of liability of directors and officers, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

(c)            Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable in the aggregate than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Transactions or actions contemplated hereby); provided that in no event shall the Company expend premium amounts, in the aggregate, for such “tail” insurance policies pursuant to this sentence in excess of 300% of the annual premium paid by the Company for the D&O Insurance for the most recent calendar year ended prior to the date of this Agreement, which amount is set forth in Section 7.3(c) of the Company Disclosure Schedule (the “Maximum Premium”). If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall purchase from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to expend premium amounts, in the aggregate, for such policies pursuant to this sentence in excess of the Maximum Premium; and provided further that if the aggregate premiums of such insurance coverage exceed the Maximum Premium, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

(d)            Parent and the Surviving Corporation shall pay on an as-incurred basis the reasonable and documented out-of-pocket fees and expenses of any Indemnified Person (including the reasonable fees and expenses of counsel) in advance of the final disposition of any Proceeding that is the subject of the right to indemnification in Section 7.3(a) and Section 7.3(b), provided that such Person shall undertake to reimburse the Surviving Corporation for all amounts so advanced if a court of competent jurisdiction determines, by a final, nonappealable order, that such Person is not entitled to indemnification.

(e)            If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving Person of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.3.

(f)            The rights of each Indemnified Person under this Section 7.3 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under the DGCL or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries, and nothing herein shall modify, abridge, narrow or restrict any such rights. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person, and such Indemnified Person’s successors, heirs and representatives. Each Indemnified Person shall be a third-party beneficiary of this Section 7.3. The Surviving Corporation shall pay all reasonable and documented out-of-pocket expenses, including reasonable outside attorneys’ fees, that may be incurred by any Indemnified Person in enforcing its indemnity, advancement and other rights under this Section 7.3; provided that such Person shall undertake to reimburse the Surviving Corporation for all amounts so advanced if a court of competent jurisdiction determines, by a final, nonappealable order, that such Person is not entitled to indemnification. Notwithstanding any other provision of this Agreement, this Section 7.3 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation, and shall be enforceable by each Indemnified Person and their successors, heirs or representatives.

Section 7.4     Employee Matters.

(a)            For a period of twelve (12) months following the Effective Time (or, if earlier, until the date of termination of the relevant Continuing Employee) (the “Continuation Period”), Parent shall provide or cause the Surviving Corporation to provide to each individual who is a Company Employee immediately prior to the Effective Time and continues to be employed immediately following the Effective Time by Parent or the Surviving Corporation or any Subsidiary thereof (each, a “Continuing Employee”), (i) salary and target annual cash incentive opportunities that are each no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time, (ii) severance benefits on a severance-qualifying termination of employment that are no less favorable than those that would be provided to such Continuing Employee on a severance-qualifying termination of employment under the Employee Plan applicable to such Continuing Employee as in effect immediately prior to the Effective Time, in each case as identified on Section 4.17(a) of the Company Disclosure Schedule and (iii) other employee benefits (excluding any equity or equity-based, nonqualified deferred compensation, retention, incentive, bonus, change in control, transaction, defined benefit and post-employment welfare benefits) that are substantially comparable in the aggregate to those provided to such Company Employee by the Company or the applicable Subsidiary immediately prior to the Effective Time under the Employee Plans set forth on Section 4.17(a) of the Company Disclosure Schedule. Parent shall use reasonable best efforts to ensure that each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all benefit plans of Parent, the Surviving Corporation or their respective Subsidiaries (“Surviving Corporation Plans”) to the same extent coverage under any such Surviving Corporation Plan replaces coverage under the corresponding Employee Plan in which such Continuing Employee participates immediately prior to the Effective Time and to the same extent such waiting time requirements were satisfied under the corresponding Employee Plan. For the avoidance of doubt, any termination or modification of the Company’s Executive Severance Plan (whether during the Continuation Period or thereafter) must comply with Section 17 of such plan as in effect immediately prior to the date hereof.

(b)            With respect to all Surviving Corporation Plans (including any vacation, paid time-off and severance plans), for purposes of determining eligibility to participate, level of vacation and severance benefits, and vesting (but not for benefit accrual under any defined benefit plan or retiree welfare benefit plan or vesting under any equity compensation plan), each Continuing Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Subsidiary) as recognized under the applicable Employee Plan shall be treated as service with Parent or any of its respective Subsidiaries under the corresponding Surviving Corporation Plans, to the same extent such Continuing Employee was entitled, before the Effective Time, to credit for such service under the corresponding Employee Plan in which such Continuing Employee participated immediately prior to the Effective Time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.

(c)            With respect to any Surviving Corporation Plan that is a group health plan which any Continuing Employee is eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, use reasonable best efforts to (i) waive limitations as to preexisting condition exclusions and actively-at-work requirements with respect to participation and coverage requirements applicable to such Continuing Employees and their eligible dependents and beneficiaries, to the same extent such limitations were waived, satisfied or did not apply to such Continuing Employees or eligible dependents or beneficiaries under the corresponding Employee Plan that was a group health plan in which such Continuing Employees participated immediately prior to the Effective Time and (ii) during the plan year in which the Closing occurs, provide Continuing Employees and their eligible dependents and beneficiaries with credit for any co-insurance and deductibles paid prior to the Effective Time under the applicable Employee Plan that was a group health plan in satisfying any analogous deductible or out-of-pocket maximum requirements to the extent applicable under the corresponding Surviving Corporation Plan.

(d)            Except as otherwise provided in a governing Employee Plan, if a Continuing Employee’s employment is terminated by the Company and its Subsidiaries without cause (as determined by the Company in its good faith discretion or, if applicable, as defined in any Employee Plan that is, by its terms, applicable to the Continuing Employee) after the Closing Date and before the date on which bonuses are paid pursuant to any Employee Plan that is an annual cash-based bonus plan in which the Continuing Employee participates for the year in which the Effective Time occurs, such Continuing Employee shall be eligible to receive a prorated portion of the annual cash-based bonus that would otherwise be due to such Continuing Employee based on actual performance, and prorated based on the number of days the Continuing Employee was employed during the applicable performance period, subject to the Continuing Employee executing and not revoking a general release of claims in favor of the Company and its Subsidiaries on a form provided by the Company.

(e)            Nothing in this Section 7.4 shall apply to any Continuing Employee who is represented by a labor union, works council, or other labor organization as the terms and conditions of employment of any such Continuing Employee are governed exclusively by any applicable Labor Agreement. Prior to the Closing, the Company and its Subsidiaries shall fully and timely satisfy any notice, information, advice, consultation, bargaining or similar obligations owed to the Continuing Employees and their representatives and any Governmental Authority under Applicable Law or Labor Agreement with respect to the Transactions.

(f)            The provisions of this Section 7.4 are solely for the benefit of the parties to this Agreement, and no Company Employee, Continuing Employee or any other Person (including any beneficiary or dependent thereof) shall be regarded for any purpose as a Third Party beneficiary of this Agreement, and no provision of this Section 7.4 shall create such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or any compensation or benefit plan, program, agreement or policy of Parent or any of its Subsidiaries. Nothing herein shall be construed as an amendment to, modification, termination or establishment of, any Employee Plan, Surviving Corporation Plan or compensation or benefit plan, program, agreement or policy of Parent or any of its Subsidiaries, nor shall limit or prohibit Parent or any of its Subsidiaries from amending, modifying, terminating of establishing any benefit or compensation plan, program, agreement or policy.

ARTICLE 8
Covenants of Parent and the Company

The parties hereto agree that:

Section 8.1     Regulatory Authorizations and Consents.

(a)            Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law, including the Antitrust Laws, to consummate the Transactions, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the Transactions.

(b)            In furtherance and not in limitation of the foregoing, each of Parent and the Company shall (A) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within ten (10) Business Days after the date hereof and will promptly make an appropriate response regarding any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act and will use their reasonable best efforts to take other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; and (B) as promptly as practicable after the date hereof, make all notices, filings or applications with respect to the Transactions required under the Antitrust Laws that constitute Required Regulatory Approvals and will promptly make an appropriate response regarding any additional information and documentary material that may be requested by any Governmental Authority pursuant to such Antitrust Laws and will use their reasonable best efforts to take other actions necessary to cause the expiration or termination of the applicable waiting periods under such Antitrust Laws as soon as practicable. Each of the Company and Parent shall use reasonable best efforts to provide such information as is reasonably requested by Parent or the Company in connection with, and for Parent’s or the Company’s use, as applicable, with respect to regulatory filings under applicable Antitrust Laws to the extent reasonably necessary for the Transactions and set forth on Section 8.1(b) of the Parent Disclosure Schedule. Parent will pay all filing fees under the HSR Act and the Antitrust Laws that constitute Required Regulatory Approvals. Neither party will extend directly or indirectly any waiting period under the HSR Act or any Antitrust Laws that constitute Required Regulatory Approvals (including by withdrawing and refiling any filing pursuant to the HSR Act or such Antitrust Laws) or enter into any agreement with a Governmental Authority to delay or not to consummate the Transactions contemplated hereby without the prior written consent of the other party. None of the parties hereto will, and the Company will cause its Subsidiaries and Parent will cause its Fund Affiliates not to, enter into any transaction or any agreement to effect any transaction that would reasonably be expected to materially delay or prevent the approval or expiration of waiting periods of any Governmental Authority of any of the filings under the HSR Act or Required Regulatory Approvals; provided, Parent and its Fund Affiliates may pursue the acquisition of one or more other Persons or business or assets of another Person as long as such acquisition would not reasonably be expected to prevent or materially delay the condition in Section 9.1(c) from being satisfied; provided, that, notwithstanding anything to the contrary in this Agreement, Parent shall not, and shall cause its Fund Affiliates not to, enter into any definitive agreement for any transaction that would require any filing under the notification and reporting requirements of the HSR Act or approval under any Antitrust Law that constitutes a Required Regulatory Approval, in each case, with respect to any acquisition of a Person that is materially engaged in packaging distribution, facilities solutions, or print solutions, or any acquisition of the assets of such Person utilized in such business activities, until the expiration or termination of the waiting period under the HSR Act or, as applicable, receipt of such Required Regulatory Approval with respect to the Transactions (but for the avoidance of doubt may take any such restricted action after such time).

(c)            Each party to this Agreement shall promptly notify the other parties hereto of any material oral or written communication it receives from any Governmental Authority relating to the matters that are the subject of Section 8.1, permit the other parties hereto to review in advance any substantive written communication proposed to be made by such party (or its Representatives) to any Governmental Authority and provide the other parties hereto with copies of all correspondence, filings or other written communications between them or any of their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement, subject to appropriate limitations on the exchange of competitively sensitive information consistent with Antitrust Laws. No party to this Agreement shall agree to participate in any meeting or substantive discussion with any Governmental Authority in respect of any such filings, investigation or other inquiry unless, to the extent reasonably practicable, it consults with the other parties hereto in advance and, to the extent reasonably practicable and permitted by such Governmental Authority, gives the other parties hereto the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement and to appropriate limitations on the exchange of competitively sensitive information consistent with Antitrust Laws, the parties to this Agreement will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties hereto may reasonably request in connection with the foregoing and in seeking termination of any applicable waiting period.

(d)            Notwithstanding anything in this Agreement to the contrary, Parent agrees to take steps, and to make undertakings, necessary to avoid or eliminate impediments under any Antitrust Law that may be asserted by any Governmental Authority with respect to the Transactions so as to enable the consummation of the Transactions to occur no later than the End Date, including proposing, negotiating, committing to and effecting by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of such assets or businesses of Parent or otherwise taking or committing to take actions that limit Parent’s freedom of action with respect to, or its ability to retain or operate, any of the businesses, product lines or assets of Parent, in each case, as may be required in order to avoid the adoption or entry of, any Order in any Proceeding, which would otherwise have the effect of preventing or delaying the consummation of the Transactions. Further, and for the avoidance of doubt, Parent will use reasonable best efforts to ensure that no (x) requirement for any non-action, consent or approval of the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or other Governmental Authority, (y) decree, judgment, injunction, temporary restraining order or any other Order in any Proceeding, or (z) other matter relating to or arising under any antitrust or competition Applicable Law, including the Antitrust Laws, that, in the case of each foregoing clause (x)-(z), would preclude the Closing by the End Date.

Section 8.2     Financing.

(a)            Subject to the terms and conditions of this Agreement, Parent and Merger Subsidiary shall use their reasonable best efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things reasonably necessary to arrange and obtain the Financing on a timely basis (taking into account the required timing of the Closing) on terms and conditions not less favorable to Parent and Merger Subsidiary than those contained in the applicable Commitment Letters and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter), including using reasonable best efforts to (i) to cause the Debt Financing Sources to provide the Debt Financing on the Closing Date, (ii) maintain in effect the applicable Commitment Letters (subject to Parent’s right to replace, restate, supplement, modify, assign, substitute, waive or amend the Commitment Letters in accordance herewith) and comply with its obligations under the Commitment Letters, (iii) enter into definitive agreements with respect to the Debt Commitment Letter on terms and conditions no less favorable to Parent than those contained in the Debt Commitment Letter and the Fee Letter (including any such “market flex” provisions contained in the Fee Letter), (iv) satisfy on a timely basis (taking into account the required timing of the Closing) or obtain the waiver of all conditions applicable to Parent contained in the applicable Commitment Letters (or any definitive agreements related thereto) that are within Parent’s control and (v) consummate the Financing contemplated by the Commitment Letters and the Fee Letter at or substantially concurrently with the Closing. Parent shall provide the Company, upon reasonable request, with such information and documentation as shall be reasonably necessary to allow the Company to monitor the progress of such financing activities. Parent shall promptly notify the Company in writing (i) of any breach or default by any party to any Commitment Letter or definitive agreement related thereto and (ii) of the receipt by Parent or Merger Subsidiary or any of their Affiliates or Representatives of any written notice or other communication from any Person with respect to any (A) actual or potential breach, default, termination or repudiation by any party to any Commitment Letter or any definitive agreement related thereto or any provision of the financing contemplated pursuant to the Commitment Letters or any definitive agreement related thereto (including any proposal by any lender named in the Debt Commitment Letter to withdraw, terminate or make a material change in the terms of (including the amount of financing contemplated by) the Debt Commitment Letter) or (B) material dispute or disagreement between or among any parties to any Commitment Letter or any definitive agreement related thereto expected to provide any portion of the Financing.

(b)            Other than as set forth in this Section 8.2(b) or Section 8.2(c), prior to the Closing, Parent shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), (x) replace, amend, supplement, modify or waive any provision of the Equity Commitment Letter, (y) replace, amend, supplement, modify or waive any provision of the Debt Commitment Letter or exercise any right to terminate any or all commitments under the Debt Commitment Letter or (z) otherwise consent to (i) any waiver of any provision or remedy under the Debt Commitment Letter, or (ii) any early termination of the Debt Commitment Letter (in each case, it being understood that the exercise of any “market flex” provisions contained in the Fee Letter shall not be deemed a replacement, amendment, supplement, modification, waiver exercise or consent), in each case, to the extent such replacement, amendment, supplement, modification, waiver, exercise or consent would (i) reduce the aggregate amount of the Financing such that Parent would not or does not have sufficient cash proceeds to permit Parent to pay all obligations of Parent hereunder due on the Closing Date or (ii) impose new or additional conditions, or otherwise replace, amend, supplement or modify any of the conditions, to the receipt of the Financing, in each case, in a manner that would reasonably be expected to (A) make the funding of the Financing (or the satisfaction of the conditions to obtaining the Financing) less likely to occur or (B) materially delay or prevent the Closing; provided that Parent may replace, amend, supplement or modify the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities (or titles with respect to such entities) that have not executed the Debt Commitment Letter as of the date of this Agreement (it being understood that the aggregate commitments of the lenders party to the Debt Commitment Letter prior to such replacement, amendment, supplement or modification may be reduced in the amount of such additional party’s commitments (without, for the avoidance of doubt, any change in aggregate commitments thereunder)); provided, further, that Parent shall notify the Company in writing of any such replacement, amendment, supplement, entry into, termination or other modification of, or waiver of any of its rights under, any Commitment Letter (to the extent not requiring prior written consent pursuant to this Section 8.2(b)) reasonably promptly after the time such replacement, amendment, supplement, entry into, termination, modification or waiver is agreed. Upon any such replacement, amendment, supplement, entry into or other modification of, or waiver under, the Equity Commitment Letter or Debt Commitment Letter in accordance with this Section 8.2, the term “Equity Commitment Letter” or “Debt Commitment Letter”, as applicable thereto (and consequently the terms “Debt Financing,” “Equity Financing” and “Financing” shall mean the Equity Financing and the Debt Financing contemplated by such Commitment Letters as so replaced, amended, supplemented, modified, waived or entered into (including for the avoidance of doubt, in respect of any Alternative Financing)), shall mean such Commitment Letter as so replaced, amended, supplemented, modified, waived or entered into.

(c)            If all or any portion of the Debt Financing becomes unavailable prior to the End Date on the terms and conditions set forth in the Debt Commitment Letter and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter) (other than as a result of the Company’s breach of any provision of this Agreement, or failure to satisfy the conditions set forth in Section 9.1 or Section 9.2), Parent shall, (A) promptly notify the Company of such unavailability and the reason therefor and (B) use its reasonable best efforts to arrange and obtain the Debt Financing or such portion of the Debt Financing from the same or alternative sources, which may include one or more of a senior secured debt financing, an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof, in an amount such that the aggregate funds that would be available to Parent at the Closing will be sufficient to pay the Required Amounts (the “Alternative Financing”); provided that Parent shall not be required to arrange or obtain any Alternative Financing having terms and conditions (including “market flex” provisions), less favorable to Parent than those contained in the Debt Commitment Letter and the Fee Letter; provided, further, that Parent shall deliver to the Company complete and correct copies of all replacements, amendments, supplements, other modifications or agreements pursuant to which any Alternative Financing shall be made available to Parent and Merger Subsidiary reasonably promptly after the time such replacements, amendments, supplements, other modifications or agreements are agreed (provided, that the evidence and/or amount of fees, flex provisions, pricing terms, pricing caps and other commercially sensitive information set forth therein or in any fee letter may be redacted; provided further, that, in each case, such redactions do not relate to any terms that would be reasonably likely to adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount (except as a result of increased original issue discount or upfront fees resulting from the exercise of “price flex”) of such Alternative Financing). In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include any Alternative Financing (and consequently the term “Financing” shall include the Equity Financing and the Alternative Financing), and the term “Debt Commitment Letter” as used in this Agreement shall be deemed to include the commitment letter with respect to such Alternative Financing (and consequently the term “Commitment Letters” shall include the Equity Commitment Letter and the commitment letter with respect to such Alternative Financing).

(d)            During the period between the date hereof and the Closing Date, upon the reasonable request of Parent and Merger Subsidiary, and at Parent and Merger Subsidiary’s sole cost and expense to the extent subject to the Reimbursement Obligations, the Company shall use reasonable best efforts to, and shall use reasonable best efforts to cause its Affiliates to, and shall use reasonable best efforts to cause any of its and their respective Representatives (including legal and accounting representatives) to, provide customary cooperation in connection with the Debt Financing or any non-convertible high-yield bonds being issued as part of or in lieu of all or a portion of the Debt Financing, including:

(i)            furnishing Parent and Merger Subsidiary and the Debt Financing Sources, as promptly as reasonably practicable, all Required Information;

(ii)            using reasonable best efforts to cause senior management of the Company, with appropriate seniority and expertise, to assist in preparation and participate in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers, bookrunners or agents for, and prospective lenders and buyers of, the Debt Financing), presentations, road shows, sessions with rating agencies, due diligence sessions, drafting sessions and sessions between senior management and the Debt Financing Sources in connection with the Debt Financing or any non-convertible high-yield bonds being issued as part of or in lieu of all or a portion of the Debt Financing, in each case with appropriate advance notice and at times and locations to be mutually agreed between Parent and the Company;

(iii)            using reasonable best efforts in (A) providing assistance with the preparation of materials for rating agency presentations, high-yield roadshow presentations and offering memoranda, bank information memoranda, private placement memoranda, bridge teasers, syndication memoranda, customary offering documents, lender presentations and other customary marketing materials required in connection with the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing (collectively, the “Debt Marketing Materials”), (B) providing reasonable cooperation with the due diligence efforts of the Debt Financing Sources to the extent reasonable and customary (and, to the extent applicable, subject to the limitations contained in this Agreement) and (C) providing customary authorization letters with respect to the Company authorizing the distribution of information to prospective lenders and investors (including customary 10b-5 and material non-public information representations);

(iv)            reasonably facilitating the pledging of, granting of security interests in and obtaining perfection of any liens on collateral in connection with the Debt Financing, or any high yield bonds being issued in lieu of all or a portion of the Debt Financing; provided, that any obligations contained in all such agreements and documents shall be executed and effective no earlier than the Closing;

(v)            (A) obtaining documents and delivering notices reasonably requested by Parent or the Debt Financing Sources relating to the prepayment, termination or redemption (within the time periods required by the relevant governing agreement) of the existing Funded Indebtedness of the Company (including that certain ABL Credit Agreement, dated as of July 1, 2014 (as amended as of August 11, 2016, as amended and restated as of April 9, 2020, as amended as of May 20, 2021, as amended as of March 17, 2023 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among the Company and certain of its Affiliates, in their capacities as borrowers, the other borrowers from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., administrative agent and ABL collateral agent, and the other parties thereto) and the release of related Liens and related guarantees, including the payoff letters provided for in Section 8.2(e) (it being understood and agreed that any prepayment is (and shall be) contingent upon the occurrence of the Closing and no actions shall be required which would obligate the Companies to complete such prepayment prior to the occurrence of the Closing) and (B) promptly, and in any event no later than four (4) Business Days prior to the Closing, providing all documentation and other information that any lender, provider or arranger of any Debt Financing or trustee for the high-yield bonds has reasonably requested in connection with such Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, Title III of Pub. L.107-56 (signed into law October 26, 2001, as amended from time to time) and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time), in each case, as requested at least nine (9) Business Days prior to the Closing Date;

(vi)            assisting in the preparation, execution and delivery of definitive financing documents, including any credit agreement, indentures, notes, guarantee and collateral documents, pledge and security documents, customary closing certificates and documents and back-up therefor and for legal opinions in connection with the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing (including executing and delivering a solvency certificate from the chief financial officer or treasurer (or other comparable officer) of the Company (in the form attached as Annex I to Exhibit E of the Debt Commitment Letter)) and other customary documents as may reasonably be requested by Parent or the Debt Financing Sources, but in no event shall any of the items described in this clause (vi) be effective until as of or after the Closing;

(vii)            using reasonable best efforts to assist Parent in benefiting from the existing lending relationships of the Company;

(viii)            using reasonable best efforts to cooperate with Parent and Parent’s efforts to obtain corporate and facilities ratings and landlord waivers and estoppels, as reasonably requested by Parent;

(ix)            using reasonable best efforts to take all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent or any Debt Financing Source to permit the consummation of the Debt Financing or any high-yield bonds being issued in lieu of any portion of the Debt Financing; provided that no such actions shall be required to be effective prior to the Closing (and for the avoidance of doubt, the general partner, board of directors, managing member, or other equivalent governing bodies of Parent and/or Merger Subsidiary shall enter into any resolutions, consents, approvals or other closing arrangements on behalf of the Company and its Subsidiaries as may be required by the Debt Financing Sources pursuant to the Debt Commitment Letter at, or as of, the Closing);

(x)            using reasonable best efforts to cause Deloitte & Touche LLP (and any other auditor to the extent financial statements audited or reviewed by such auditor are or would be included in an offering memorandum) to (A) furnish to Parent and the Debt Financing Sources, consistent with customary practice to the extent reasonably requested by Parent, customary comfort letters (including “negative assurance” comfort and change period comfort) and consents, together with drafts of such comfort letters that such independent auditors of the Company are prepared to deliver upon “pricing” and “closing” of any high-yield bonds being issued in lieu of all or a portion of the Debt Financing, and deliver such comfort letters upon the “pricing” and “closing” of any such high-yield bonds, with respect to financial information relating to the Company, as reasonably requested by Parent or the Debt Financing Sources, as necessary or customary for financings similar to the Debt Financing or any high-yield bonds being issued in lieu of all or a portion of the Debt Financing and (B) attend accounting due diligence session and drafting sessions;

(xi)            using reasonable best efforts to (A) permit the Debt Financing Sources to evaluate the Company’s current assets, properties, rights, inventory, cash management and accounting systems, and policies and procedures relating thereto for the purpose of establishing collateral arrangements to the extent customary and reasonable and (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, provided that such agreements and arrangements will only be effective upon Closing;

(xii)            using reasonable best efforts to grant the Debt Financing Sources on reasonable terms and upon reasonable requests, at reasonable times and on reasonable notice, access to the Company’s properties, rights, assets and cash management and accounting systems (including cooperating in and facilitating the completion of customary field examinations, collateral audits, asset appraisals and surveys);

(xiii)            subject to any customary requirements of any providers thereof (including confidentiality and non-reliance arrangements), using reasonable best efforts to furnish to Parent and the Debt Financing Sources any existing field examinations, collateral audits and asset appraisals and surveys of the Company prepared in connection with the Existing Credit Agreement;

(xiv)            furnishing the “borrowing base certificate” required to be delivered pursuant to clause (c) of the paragraph titled “Conditions Precedent to Initial Extensions of Credit” in Exhibit D to the Debt Commitment Letter;

(xv)            if Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any audited financial statements of the Company included in the Required Information, furnishing Parent and the Debt Financing Sources as soon as practicable and in any event prior to the Closing Date with a new unqualified audit opinion with respect to such financial statements by Deloitte & Touche LLP or another nationally-recognized independent public accounting firm reasonably acceptable to Parent;

(xvi)            if (A) (1) any of the financial statements included in the Required Information shall have been restated or (2) the Company, the Company’s board of directors or similar governing body or Deloitte & Touche LLP shall have determined that a restatement of any such financial statements is required and (B) the Company or Deloitte & Touche LLP, as applicable, has not subsequently determined and confirmed in writing to Parent that no restatement shall be required in accordance with GAAP, furnishing Parent and the Debt Financing Sources as soon as practicable and in any event prior to the Closing Date with such restated financial statements; and

(xvii)            using reasonable best efforts to cooperate with Parent to satisfy the conditions precedent to the Debt Financing or any high yield bonds being issued in lieu of any portion of the Debt Financing to the extent within the direct control of the Company (other than for the avoidance of doubt any such conditions precedent of the nature set forth in Sections 1, 2, 3 and 4 of Exhibit E to the Debt Commitment Letter).

Notwithstanding anything in the foregoing sentence to the contrary, (A) nothing in this Section 8.2(d) shall require such cooperation to the extent it would (1) unreasonably disrupt or interfere with the business or operations of the Company and its Subsidiaries or (2) require the Company, any of its Affiliates or any of its or their Representatives to (v) agree to pay any fees or reimburse any expenses prior to the Closing Date unless such fees and expenses are subject to the expense reimbursement provisions set forth in the last sentence of this paragraph below or to incur any other liabilities that are effective prior to the Closing Date (except to the extent such liabilities are subject to the indemnity set forth in the final sentence of this paragraph below); (w) give any indemnities that are effective prior to the Closing Date (except to the extent such indemnities are subject to the indemnity set forth in the final sentence of this paragraph below); (x) become subject to any obligation under any certificate, agreement, arrangement, document or instrument relating to the Debt Financing that is not contingent upon the Closing or is effective prior to the Closing (except (I) any certificate of the chief financial officer of the Company with respect to financial information (including pro forma financial information) included in the Debt Marketing Materials that is required to be delivered upon “pricing” and closing of the high-yield bonds, (II) the authorization letters set forth in Section 8.2(d)(iii)(C), (III) the prepayment, termination or redemption documents and notices set forth in Section 8.2(d)(v)(A) above, (IV) the “know-your-customer” and anti-money laundering documents contemplated by Section 8.2(d)(v)(B) above), (V) any customary certificate of the chief financial officer of the Company, solely related to factual matters, and reasonably requested by Parent’s counsel in connection with the delivery of any customary legal opinions such counsel may be required to deliver to the Debt Financing Sources and (VI) the representation letters required by the Company’s auditors in connection with the delivery of “comfort letters” set forth in Section 8.2(d)(x) above (and for the avoidance of doubt, the general partner, board of directors, managing member, or other equivalent governing bodies of Parent and/or Merger Subsidiary shall enter into or any resolutions, consents, approvals or other closing arrangements on behalf of the Company and its Subsidiaries as may be required by the Debt Financing Sources pursuant to the Debt Commitment Letter at, or as of, the Closing); (y) require their respective boards of directors or equivalent governing bodies to pass resolutions or consents to approve or authorize any such agreement with respect to the Financing prior to the Closing (and for the avoidance of doubt, the general partner, board of directors, managing member, or other equivalent governing bodies of Parent and/or Merger Subsidiary shall enter into or provide any resolutions, consents, approvals or other closing arrangements on behalf of the Company and its Subsidiaries’ as may be required by the Debt Financing Sources pursuant to the Debt Commitment Letter at, or as of, the Closing); or (z) subject to the parenthetical in the foregoing clause (x), deliver any certificate or take any other action that would reasonably be expected to result in personal liability to a director, officer or other personnel, deliver any legal opinion or otherwise provide any information or take any action to the extent it would result in a loss or waiver of any privilege; and (B) none of the Company, any of its Affiliates or their respective Representatives shall be required under this Section 8.2(d) to (q) take any action that would encumber any of the assets of any of the Company or its Subsidiaries prior to the Closing; (r) prepare pro forma financial statements or provide any financial information of the type excluded from Required Information; (s) prepare the initial draft of any definitive documents for the anticipated Financing, including any pledge or security documents, guarantees, definitive financing documents or other certificates, incumbencies or other similar documents or (t) take action, provide access to or disclose information that would jeopardize any attorney-client privilege or other similar privilege of the Company or any of its Subsidiaries or which is restricted or prohibited under Applicable Law or would be taken, provided or disclosed in breach of any Contract applicable to the Company or any of its Subsidiaries. Parent shall (a) promptly, after written request by the Company, reimburse the Company, its Subsidiaries and their respective Representatives for all costs and expenses (including, to the extent incurred at the request or consent of Parent, reasonable attorneys’ fees) incurred by the Company, its Subsidiaries or any of their respective Representatives in connection with the Financing, including the cooperation contemplated by this Section 8.2(d); and (b) indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from, against and in respect of all losses, damages, claims, costs or expenses (including reasonable attorneys’ fees) actually suffered or incurred by any of them in connection with the Financing and any information used in connection therewith to the fullest extent permitted by Applicable Law, except to the extent that any of the foregoing arises from (x) the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company, its Subsidiaries or any of their respective Representatives, as applicable (as determined by a court of competent jurisdiction in a final and non-appealable decision), or (y) information provided by the Company or any of its Representatives, as applicable, containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not materially misleading ((a) and (b), collectively, the “Reimbursement Obligations”).

(e)            The Company shall have delivered, or caused to be delivered to Parent, executed copies of customary payoff letters, drafts of which will be provided to Parent by Company no later than three (3) Business Days prior to the Closing Date, from the agent, lenders and/or creditors for the existing Funded Indebtedness of the Company, which payoff letters shall (i) provide for the payment in full of the total amount of outstanding Funded Indebtedness due to such agent, lender and/or creditor as of the Closing (including accrued interest and any prepayment fees or penalties or other amounts due as a result of the consummation of the transactions contemplated by this Agreement), (ii) release any Liens and any guarantee obligations related to such Funded Indebtedness and (iii) be in form and substance reasonably satisfactory to Parent, and any termination statements or other releases as may be reasonably required to evidence the satisfaction of such Funded Indebtedness and the release of associated Liens contemplated thereby, along with any documents and notices reasonably requested by Parent relating to the prepayment, termination or redemption (within the time periods required by the relevant governing agreement) of such Funded Indebtedness, and any termination statements or other releases as may be reasonably required to evidence the release of associated Liens contemplated thereby, along with any documents and notices reasonably requested by Parent relating to such release of Liens and guarantees (within the time periods required by the relevant governing agreement) under such Indebtedness;

(f)            The condition to the Closing set forth in Section 9.2(a), as applied to the Company’s performance of and compliance with the covenants and agreements in this Section 8.2, shall be deemed to be satisfied unless the financing contemplated by the Debt Financing has not been obtained as a proximate result of the Company’s failure to undertake reasonable best efforts with respect to its obligations under this Section 8.2. For the avoidance of doubt, the obtaining of any Debt Financing or any other third-party financing, is not a condition to the Closing.

(g)            The Company shall use commercially reasonable efforts, and shall use commercially reasonable efforts to cause its Affiliates to, supplement the Required Information on a reasonably current basis to the extent that any such Required Information, to the knowledge of the Company, when taken as a whole and in light of the circumstances under which such statements were made, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading.

(h)            The Company hereby consents (and hereby causes its Subsidiaries to consent) to the use of its and their logos, names, service marks and trademarks in connection with the Financing, and hereby consents to marketing of the Financing for all purposes of the Confidentiality Agreement; provided, that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or the Company’s Subsidiaries.

(i)            At the reasonable request of Parent, the Company shall use reasonable best efforts to (i) file a Form 8-K with the SEC and (ii) post on Debtdomain, IntraLinks, SyndTrak Online or similar electronic means, disclosing information reasonably requested by Parent relating to the Company for purposes of permitting such information to be included in the Debt Marketing Materials to be provided to potential investors who do not wish to receive material nonpublic information with respect to any of Parent, the Company, any of their respective Affiliates or any of their respective securities.

(j)            Notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.2 shall require, and in no event shall the “reasonable best efforts” of Parent or Merger Subsidiary under this Section 8.2 be deemed or construed to require, Parent or Merger Subsidiary to (i) seek the Equity Financing from any source other than those counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter, (ii) incur or pay any fees or other amounts in excess of those contemplated by the Commitment Letters (whether to secure waiver of any conditions contained therein or otherwise) or (iii) waive any of the terms or conditions of this Agreement.

Section 8.3     Proxy Statement. As soon as reasonably practicable following the date hereof, the Company shall prepare and file with the SEC the preliminary Proxy Statement for use in connection with the solicitation of proxies from the Company’s stockholders for use at the Company Stockholder Meeting. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with Applicable Law. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable following the latest of confirmation from the SEC or its staff that it will not comment on, or that it has no additional comments on the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth (10th) day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement. The Company will consult in good faith with Parent prior to such mailing with respect to the timing of such mailing. The Company will advise Parent, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for an amendment or supplement to the Proxy Statement, any receipt of or comments from the SEC or its staff thereon and responses thereto or requests by the SEC or its staff for additional information. The Company shall not file with the SEC the Proxy Statement or any amendment or supplement thereto and shall not correspond or otherwise communicate in writing with the SEC or its staff with respect to the Proxy Statement without providing Parent a reasonable opportunity to review and comment thereon, and the Company will consider in good faith any comments to the Proxy Statement provided by Parent or its Representatives, and, with respect to the making of any such filing, without Parent’s prior written consent (e-mail being sufficient and such consent not to be unreasonably withheld, conditioned or delayed). The Company, after reasonable consultation with Parent (unless made pursuant to a telephone call initiated by the SEC), and including comments reasonably proposed by Parent or its Representatives, will use its reasonable best efforts to respond as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement. The Company shall ensure that none of the information supplied by it for inclusion in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company, on the one hand, and Parent and Merger Subsidiary, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. If prior to the Company Stockholder Meeting any event occurs with respect to Company or any Subsidiary of Company, or any change occurs with respect to information supplied by or on behalf of Company or Parent, respectively, for inclusion in the Proxy Statement or any information relating to Company, Parent or any of their Representatives shall be discovered by Company, Parent or Merger Subsidiary, that, in each case, is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company or Parent, as applicable, shall promptly notify the other of such event, and the Company shall promptly file with the SEC (and Parent shall cooperate with the Company with respect to the filing of) any necessary amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as required by Applicable Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders.

Section 8.4     Public Announcements. The initial press release regarding the Transactions has been approved by each of Parent and the Company. Parent and the Company shall consult with each other before issuing any other press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association (in which case the party required to issue the release or make the announcement shall use reasonable efforts to provide the other party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance and shall give reasonable and good faith consideration to any such comments proposed by the other party), shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call without the consent of the other party; provided that this Section 8.4 shall not restrict the Company from taking any actions in connection with any Superior Proposal or Intervening Event solely to the extent permitted by Section 6.3. Notwithstanding the foregoing, Parent, Merger Subsidiary and their respective Affiliates may, without consultation or consent, make ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, and as reasonably required in connection with the Debt Financing.

Section 8.5     Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.6     Notices of Certain Events. To the extent reasonably practicable and permitted by Applicable Law, each of the Company and Parent shall promptly after becoming aware thereof notify the other of:

(a)            any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(b)            subject to Section 8.1, any notice or other communication from any Governmental Authority in connection with the Transactions; and

(c)            any notice or other material communication from any proxy voting advisory firm in connection with the Transactions (and the parties shall cooperate with each other in connection with any correspondence with any such proxy voting advisory firm in connection with the Transactions).

Section 8.7     Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause the Transactions and any disposition of Company Stock (including derivative securities with respect to Company Stock) in connection with the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

Section 8.8     Transaction Litigation. The Company shall notify Parent promptly of the commencement of any stockholder litigation brought or threatened in writing against the Company or its directors or officers relating to the Transactions (“Transaction Litigation”) and shall keep Parent reasonably informed with respect to the status thereof (including by providing copies of all material documents with respect thereto). The Company shall be entitled to direct and control the defense of any Transaction Litigation; provided, however, that the Company shall consult with Parent regarding, and shall give Parent the right to participate in, the defense, negotiation or settlement of any Transaction Litigation (to the extent that the attorney-client privilege between the Company and its counsel is not undermined), the Company shall give reasonable and good faith consideration to Parent’s advice with respect to such Transaction Litigation. The Company shall give Parent a reasonable opportunity to review, and shall consider in good faith any comments Parent timely provides with respect to, any document production in connection with any Transaction Litigation. In no event shall the Company enter into or agree to any settlement with respect to such Transaction Litigation without Parent’s consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Section 8.8, any Transaction Litigation relating to the Dissenting Shares will be governed by Section 2.4.

Section 8.9     Takeover Laws; Release under Confidentiality Agreement. Each of Parent, Merger Subsidiary and the Company and the members of their respective Boards of Directors shall use their respective reasonable best efforts to ensure that the restrictions on business combinations contained in any Takeover Law (or provision in the certificate of incorporation or bylaws of the Company (including, for the avoidance of doubt, Article TENTH of the certificate of incorporation of the Company)) is or becomes applicable to this Agreement, the Support Agreement, or the Transactions. If the restrictions on business combinations in any Takeover Law (or provision in the certificate of incorporation or bylaws of the Company (including, for the avoidance of doubt, Article TENTH of the certificate of incorporation of the Company)) becomes, or may purport to be, applicable to this Agreement, the Support Agreement, or the Transactions, each of Parent, Merger Subsidiary and the Company and the members of their respective Boards of Directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions and the transactions contemplated by the Support Agreement may be consummated by the date required by Section 2.1(b) on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the restrictions on business combinations contained in any Takeover Law (or provision in the certificate of incorporation or bylaws of the Company (including, for the avoidance of doubt, Article TENTH of the certificate of incorporation of the Company)). The Company hereby agrees that, effective as of the time that the Company Stockholder Approval is obtained, Parent and its Affiliates are automatically and without any further action by any party, released from the use restrictions and “standstill” provisions contained in the Confidentiality Agreement.

Section 8.10     Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of the New York Stock Exchange to cause the delisting of the Company Stock from the New York Stock Exchange and the deregistration of the Company Stock under the 1934 Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

ARTICLE 9
Conditions to the Merger

Section 9.1     Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to Applicable Law) of the following conditions at or prior to the Closing:

(a)            the Company Stockholder Approval shall have been obtained;

(b)            no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Applicable Law (whether temporary, preliminary or permanent) that restrains, enjoins, renders illegal or otherwise prohibits the consummation of the Merger that shall still be in effect; and

(c)            (i) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been earlier terminated and (ii) all other approvals under Antitrust Laws relating to the Merger set forth on Section 9.1(c) of the Company Disclosure Schedule (such other approvals, the “Required Regulatory Approvals”) shall have been obtained (including by expiration of applicable waiting period or express approval, consent or authorization of the relevant Governmental Authority).

Section 9.2     Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (where permissible under Applicable Law) of the following further conditions at or prior to the Closing:

(a)            the Company shall have performed and complied with in all material respects all of its obligations and agreements hereunder required to be performed or complied with by it at or prior to the Closing;

(b)            (i) each of the representations and warranties of the Company contained in (x) Section 4.5(a), (y) the second sentence of Section 4.5(b) and (z) Section 4.5(c) shall be true and correct in all respects, in each case except for any de minimis inaccuracies at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), (ii) each of the other representations and warranties of the Company contained in Section 4.5(b) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as if made as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), (iii) each of the representations and warranties of the Company contained in Section 4.1, Section 4.2, Section 4.5(d), Section 4.6(a), Section 4.6(b), Section 4.22, Section 4.23 and Section 4.24: (A) to the extent not qualified or limited by the word “material,” “materiality” or “Material Adverse Effect” as set forth therein, shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time) and (B) to the extent qualified or limited by the word “material,” “materiality” or “Material Adverse Effect” as set forth therein, shall have been true and correct at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), and (iv) each of the other the representations and warranties of the Company contained in this Agreement (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), except, in the case of this clause (iv), for any failures of such representations and warranties to be so true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c)            since the date of this Agreement, there shall have been no Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; and

(d)            Parent shall have received a certificate signed by an executive officer of the Company certifying that the conditions in Section 9.2(a), Section 9.2(b) and Section 9.2(c) are satisfied.

Section 9.3     Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible under Applicable Law) of the following further conditions at or prior to the Closing:

(a)            each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(b)            (i) each of the representations and warranties of Parent contained in Section 5.1, Section 5.2, and Section 5.6 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time) and (ii) each of the other representations and warranties of Parent contained in this Agreement (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), except, in the case of this clause (ii), for any failures of such representations and warranties to be so true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and

(c)            the Company shall have received a certificate signed by an executive officer of Parent certifying that the conditions in Sections 9.3(a) and (b) are satisfied.

ARTICLE 10
Termination

Section 10.1     Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time as follows:

(a)            by mutual written agreement of the Company and Parent;

(b)            by either the Company or Parent, if:

(i)            the Merger has not been consummated on or before May 6, 2024 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party hereto if the failure of the Merger to be consummated by the End Date was primarily caused by the failure of such party to perform any of its obligations under this Agreement;

(ii)            any Order by a court or other Governmental Authority of competent jurisdiction permanently restraining, enjoining, rendering illegal or otherwise permanently prohibiting consummation of the Merger shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to a party if the issuance of such Order was primarily caused by the failure of such party to perform any of its obligations under this Agreement;

(iii)            at the Company Stockholder Meeting (including any adjournment or postponement thereof in accordance with this Agreement) at which a vote is taken on the adoption of this Agreement, the Company Stockholder Approval shall not have been obtained;

(c)            by Parent, if an Adverse Recommendation Change shall have occurred;

(d)            by the Company, prior to the time the Company Stockholder Approval is obtained, in order to enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 6.3(b)(ii); provided that concurrently with such termination the Company pays the Company Termination Fee to Parent pursuant to Section 11.4; provided, further, that the right to terminate this Agreement pursuant to this Section 10.1(d) shall not be available to the Company if it has breached any covenant or agreement set forth in Section 6.3;

(e)            by Parent if (i) there shall have been a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) there shall be or have been any inaccuracy in any representation or warranty of the Company set forth in ARTICLE 4 of this Agreement, in each case of clauses (i) and (ii), (A) such that any of the conditions set forth in Section 9.2(a) or Section 9.2(b) would not be satisfied, and (B) such breach or failure to be accurate is not cured within thirty (30) days after the giving of notice of such breach or inaccuracy by Parent to the Company; provided, that the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to Parent if Parent or Merger Subsidiary is then in breach of any covenant or agreement contained in this Agreement or there shall be or have been any inaccuracy in any representation or warranty of Parent or Merger Subsidiary contained in this Agreement, which breach or inaccuracy would result in a failure of a condition set forth in Section 9.1 or Section 9.3;

(f)            by the Company if (i) there shall have been a breach of any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement or (ii) there shall be or have been any inaccuracy in any representation or warranty of Parent and Merger Subsidiary set forth in ARTICLE 5 of this Agreement, in each case of clauses (i) and (ii), (A) such that any of the conditions set forth in Section 9.3(a) or Section 9.3(b) would not be satisfied, and (B) such breach or failure to be accurate is not cured within thirty (30) days after the giving of notice of such breach or inaccuracy by the Company to Parent; provided, that the right to terminate this Agreement pursuant to this Section 10.1(f) shall not be available to the Company if the Company is then in breach of any covenant or agreement contained in this Agreement or there shall be or have been any inaccuracy in any representation or warranty of the Company contained in this Agreement, which breach or inaccuracy would result in a failure of a condition set forth in Section 9.1 or Section 9.2; or

(g)            by the Company if (i) the Marketing Period has ended, (ii) the Closing has not occurred on or prior to the date required pursuant to Section 2.1(b), (iii) all of the conditions set forth in Section 9.1 and Section 9.2 have been (and remain) satisfied or, to the extent permissible, waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but which are then capable of being satisfied), (iv) the Company has irrevocably notified Parent in writing at least three (3) Business Days prior to such termination that the Company is ready, willing and able to consummate, and will consummate, the Closing and that all of the closing conditions set forth in Section 9.3 have been satisfied or irrevocably waived, and the Company intends to terminate this Agreement pursuant to this Section 10.1(g) and (v) Parent shall have failed to consummate the Closing within three (3) Business Days following receipt of such irrevocable written notice.

The party desiring to terminate this Agreement pursuant to this Section 10.1 (other than pursuant to Section 10.1(a)) shall give notice of such termination to the other party.

Section 10.2     Effect of Termination. If this Agreement is validly terminated pursuant to Section 10.1, this Agreement shall become void and of no further force or effect and the Transactions shall be abandoned and each of the parties hereto shall be relieved of its duties and obligations arising under this Agreement from and after the date of such termination and such termination shall be without liability of any party hereto (or any stockholder or Representative of such party) to any other party hereto; provided that, subject to the terms of this Section 10.2 and the limitations on liability set forth in Section 11.4(e) and Section 11.4(f):

(a)            The Guarantee (to the extent surviving by its terms), the provisions of this Section 10.2, Section 8.4, and ARTICLE 11 (other than specific performance of any obligations to consummate the Closing pursuant to Section 11.12) (and the corresponding definitions of any defined terms used in each of those sections) shall survive any termination hereof pursuant to Section 10.1 in accordance with their terms and subject in all respects to Section 11.4 and Section 11.13.

(b)            Neither the Company nor Parent shall be relieved or released from any liabilities or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs) arising out of its fraud or Willful Breach occurring prior to termination of this Agreement; provided, however, that any such liabilities or damages shall, (A) in the case of Parent, be subject to the applicable limitations set forth in Section 11.4(e) and in no event will Parent and Merger Subsidiary (and, for the avoidance of doubt, the other members of the Parent Group) have any monetary liability or be required to pay any monetary damages for an aggregate amount (including any payment of the Parent Termination Fee and any monetary damages for fraud or Willful Breach or for any other reason) greater than an amount equal to (1) the Parent Termination Fee plus (2) the Company Enforcement Expenses (subject to the Expenses Cap), plus (3) the Reimbursement Obligations and (B) in the case of the Company, be subject to the applicable limitations set forth in Section 11.4(f). For purposes of this Agreement, “Willful Breach” means any material breach of any of the representations, warranties, covenants or agreements set forth in this Agreement that is the consequence of an action or omission by any party if such party knew or should have known that the taking of such action or the failure to take such action would be a breach of such representation, warranty, covenant or agreement set forth in this Agreement.

(c)            Following the termination of this Agreement, Parent shall pay and perform the Reimbursement Obligations as and to the extent required by Section 8.2(d).

ARTICLE 11
Miscellaneous

Section 11.1     Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission) and shall be given,

if to the Company, to:

Veritiv Corporation

1000 Abernathy Road NE, Bldg. 400

Ste. 1700, Atlanta, GA 30328

Attention:     Susan Salyer

E-mail:          susan.salyer@veritivcorp.com

with a copy (which shall not constitute notice) to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309

Attention:     W. Scott Ortwein

Justin R. Howard

E-mail:          scott.ortwein@alston.com

justin.howard@alston.com

if to Parent or Merger Subsidiary, to:

c/o Clayton, Dubilier & Rice, LLC
375 Park Avenue, 18th Floor

New York, NY 10152
Attention:     Nathan K. Sleeper

Robert C. Volpe

Ian A. Rorick

Kirsten Colwell

E-mail:          nsleeper@cdr-inc.com

rvolpe@cdr-inc.com

irorick@cdr-inc.com

kcolwell@cdr-inc.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attention:     Richard J. Campbell, P.C.

Kevin W. Mausert, P.C.

John Mason Wilkes

E-mail:          rcampbell@kirkland.com

kmausert@kirkland.com

john.wilkes@kirkland.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:     David Klein, P.C.

Rachael G. Coffey, P.C.

E-mail:          dklein@kirkland.com

rachael.coffey@kirkland.com

or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the location of receipt (except, in the case of e-mail transmission, if the sender receives an out-of-office or similar automatically generated response). Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 11.2     No Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except that any covenants and agreements that are to be performed in whole or in part after the Effective Time shall survive the Effective Time until fully performed.

Section 11.3     Amendments and Waivers.

(a)            Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under the DGCL without such approval having first been obtained.

(b)            No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.4     Expenses and Termination Fee.

(a)            General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b)            Company Termination Fee.

(i)            If this Agreement is terminated by Parent pursuant to Section 10.1(c), then the Company shall pay to Parent or its designee the Company Termination Fee within two (2) Business Days after such termination.

(ii)            If this Agreement is terminated by the Company pursuant to Section 10.1(d), then the Company shall pay to Parent or its designee the Company Termination Fee concurrently with and as a condition to such termination.

(iii)            If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.1(b)(i) (at a time when the conditions set forth in Section 9.1(b) (to the extent relating to an Antitrust Law) or Section 9.1(c) have been satisfied or are capable of being satisfied if the date of such termination was the Closing Date) or Section 10.1(b)(iii), or by Parent pursuant to Section 10.1(e); (B) after the date of this Agreement and (x) prior to such termination in the case of a termination pursuant to Section 10.1(b)(i) or Section 10.1(e) or (y) prior to the Company Stockholder Meeting in the case of a termination pursuant to Section 10.1(b)(iii), an Acquisition Proposal shall have been publicly announced (or become publicly known) or otherwise been communicated to the Board of Directors of the Company (or a committee thereof) or the Company’s stockholders and, in any such case, not publicly and irrevocably withdrawn at least five (5) Business Days prior to the Company Stockholder Meeting; and (C) within twelve (12) months following the date of such termination, an Acquisition Proposal shall have been consummated or the Company enters into a definitive agreement for an Acquisition Proposal (provided that for purposes of this clause (C), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then the Company shall pay to Parent or its designee in immediately available funds, concurrently with the occurrence of the applicable event described in clause (C), the Company Termination Fee.

(iv)            “Company Termination Fee” means $74,446,700.

(v)            The parties agree and acknowledge that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(c)            Parent Termination Fee.

(i)            If this Agreement is terminated by the Company pursuant to Section 10.1(g) or a Qualifying Breach Termination, then Parent shall pay the Parent Termination Fee to the Company in immediately available funds, within two (2) Business Days after receipt of the Company’s valid termination notice pursuant to Section 10.1(g) or a Qualifying Breach Termination.

(ii)            “Parent Termination Fee” means $148,893,400.00.

(iii)            The parties agree and acknowledge that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(d)            Each party acknowledges that the agreements contained in this Section 11.4 are an integral part of the Transactions and that, without these agreements, the other parties would not enter into this Agreement. Accordingly, if the Company fails to pay the Company Termination Fee, and in order to obtain such payment Parent commences a legal Proceeding against the Company that results in a judgment for monetary damages against the Company requiring the Company to pay any such amount, the Company shall also pay to Parent all reasonable and documented out-of-pocket costs and expenses incurred by Parent in connection with such Proceeding to enforce this Agreement that results in such a judgment against the Company for such amount, together with interest on such unpaid amount at the publicly announced prime rate as published by the Eastern Edition of The Wall Street Journal (the “Prime Rate”) from the date such amount was required to be paid hereunder to (but excluding) the payment date (collectively, the “Parent Enforcement Expenses”). If Parent fails to pay the Parent Termination Fee to the extent and when due pursuant to this Section 11.4, and in order to obtain such payment the Company commences a legal Proceeding against Parent or Merger Subsidiary that results in a judgment against Parent or Merger Subsidiary requiring Parent or Merger Subsidiary to pay any such amount, Parent shall also pay to the Company all reasonable and documented out-of-pocket costs and expenses incurred by the Company in connection with such Proceeding to collect the Parent Termination Fee that results in such a judgment against Parent or Merger Subsidiary for such amount, together with interest on such unpaid amount at the Prime Rate from the date such amount was required to be paid hereunder to (but excluding) the payment date (collectively, the “Company Enforcement Expenses”). In no event will the Parent Enforcement Expenses, on the one hand, or the Company Enforcement Expenses, on the other hand, exceed $5,000,000 (the “Expenses Cap”). None of Parent or any other member of the Parent Group shall be required to pay more than the Expenses Cap in respect of the Company Enforcement Expenses. None of the Company or any other member of the Company Group shall be required to pay more than the Expenses Cap in respect of the Parent Enforcement Expenses.

(e)            Notwithstanding anything to the contrary in this Agreement, but subject to the last sentence of this Section 11.4(e), the Company’s right to either (i) seek an order of specific performance against Parent prior to the termination of this Agreement as permitted by and subject to the requirements of Section 11.12 or (ii) validly terminate this Agreement pursuant to Section 10.1(g) or a Qualifying Breach Termination and receive the Parent Termination Fee, any Company Enforcement Expenses (subject to the Expenses Cap) and any Reimbursement Obligations (including the Company’s right to enforce the Guarantee to receive such Parent Termination Fee, Company Enforcement Expenses (subject to the Expenses Cap) and Reimbursement Obligations from the Guarantor if due and payable in accordance with and subject to the limitations in this Agreement and the Guarantee), if any, to the extent payable pursuant to Section 11.4(c), Section 11.4(d) and Section 8.2(d), respectively, shall be the Company’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against any of (A) Parent, Merger Subsidiary, the Guarantor, the Equity Investor and the Debt Financing Sources, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of Parent, Merger Subsidiary or any Equity Investor and/or (C) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (collectively, the “Parent Group”) in respect of this Agreement, any agreement executed in connection herewith, including the Equity Commitment Letter and the Guarantee, and the Transactions (including the Financing), including any breach or termination of this Agreement or any such other agreement and the failure of the Merger or any such other transaction to be consummated. Notwithstanding the foregoing, this Section 11.4(e) will not relieve Parent or Merger Subsidiary from (I) any liability for any fraud or Willful Breach of this Agreement, in each case occurring prior to the termination of this Agreement, except that (A) under no circumstances will any member of the Parent Group (including Parent and Merger Subsidiary) have liability for damages based upon, relating to, resulting from, in connection with or arising out of this Agreement (including any payment of the Parent Termination Fee and any monetary damages including for fraud or Willful Breach) that exceed, in the aggregate, the amount of the Parent Termination Fee plus the Company Enforcement Expenses (subject to the Expenses Cap) and (B) in no event shall Parent be required to pay both damages under this Agreement and the Parent Termination Fee; or (II) their obligations to pay and perform the Reimbursement Obligations. In furtherance of the foregoing, in no event will the Company or any members of the Company Group seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, any monetary recovery or award (other than (1) the Parent Termination Fee to the extent owed pursuant to Section 11.4(c), any Company Enforcement Expenses (subject to the Expenses Cap), in each case from Parent (or the Guarantor under the Guarantee) and any Reimbursement Obligations, or (2) subject to the limitations in this Section 11.4(e), monetary recovery or award for fraud or Willful Breach of this Agreement occurring prior to the termination of this Agreement) against any member of the Parent Group, and in no event will the Company be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages (other than (1) the Parent Termination Fee to the extent owed pursuant to Section 11.4(c), any Company Enforcement Expenses (subject to the Expenses Cap) and any Reimbursement Obligations or (2) subject to the limitations in this Section 11.4(e), monetary recovery or award for fraud or Willful Breach of this Agreement occurring prior to the termination of this Agreement, in each case, from Parent (or the Guarantor under the Guarantee)) against any member of the Parent Group for, or with respect to, this Agreement or any other agreement executed in connection herewith, the Merger, the transactions contemplated by this Agreement or any other agreement executed in connection herewith, the termination of this Agreement, any matters forming the basis of such termination, the failure to consummate the Merger or any claims or actions under Applicable Law arising therefrom.

(f)            Notwithstanding anything to the contrary in this Agreement, but subject to the penultimate and final sentences of this Section 11.4(f), the right of Parent and Merger Subsidiary to either (i) seek an order of specific performance against the Company prior to the termination of this Agreement as permitted by and subject to the requirements of Section 11.12 or (ii) validly terminate this Agreement in accordance with ARTICLE 10 and receive the Company Termination Fee, to the extent payable pursuant to Section 11.4(b), shall be Parent and Merger Subsidiary’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against (A) the Company and its Subsidiaries, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of the Company or its Subsidiaries or (C) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (collectively, the “Company Group”) in respect of this Agreement, any agreement executed in connection herewith and the Transactions, including any breach or termination of this Agreement or any such other agreement and the failure of the Merger or any such other transaction to be consummated. Notwithstanding the foregoing, this Section 11.4(f) will not relieve the Company from any liability for any fraud or Willful Breach of this Agreement occurring prior to the termination of this Agreement, In no event will Parent or Merger Subsidiary be entitled to (1) payment of both monetary damages and the Company Termination Fee, or (2) both (x) payment of any monetary damages or the Company Termination Fee, as applicable, and (y) a grant of specific performance of this Agreement or any other equitable remedy against the Company that results in the Closing.

(g)            Each party acknowledges that the Company Termination Fee and the Parent Termination Fee do not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

Section 11.5     Binding Effect; Benefit; Assignment.

(a)            Except as set forth in Section 7.3 and Section 10.2(b), the parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (A) the rights of holders of (i) shares of Company Stock to receive the Merger Consideration, (ii) Company RSU Awards to receive the Company RSU Consideration, (iii) Company PSU Awards to receive the Company PSU Consideration, (iv) Company Director Equity Awards to receive the applicable Company Director Equity Award Consideration, and (v) Company PBU Awards to receive the Company PBU Consideration, as applicable, in each case in accordance with ARTICLE 2 if, and only if, the Effective Time occurs; and (B) as set forth in or contemplated by (i) Section 7.3 (with respect to Indemnified Persons) if, and only if, the Effective Time occurs, (ii) Section 11.4 (with respect to the members of the Parent Group and the members of the Company Group) and (iii) Section 11.13 (with respect to the members of the Parent Group and the members of the Company Group); provided, that Clayton, Dubilier & Rice LLC is an express third party beneficiary with respect to each consent and waiver granted hereunder with respect to the Confidentiality Agreement.

(b)            No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may, upon prior notice to the Company, transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of their Affiliates at any time, (ii) after the Effective Time, to any Person, or (iii) any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assign as collateral in respect of the Debt Financing; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary. Any purported assignment in violation of this Agreement is void.

Section 11.6     Governing Law. This Agreement, and all Proceedings (whether in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the Transactions, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of any jurisdictions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 11.7     Jurisdiction. All Proceedings (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement or the Transactions shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, if the Chancery Court declines jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), and the parties irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom), in any such Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties agree that service of any court paper may be made in any manner as may be provided under Applicable Law or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

Section 11.8     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE GUARANTEE, THE EQUITY COMMITMENT LETTER, THE FINANCING OR THE TRANSACTIONS.

Section 11.9     Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, ..jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 11.10     Entire Agreement. This Agreement, the Guarantee, the Equity Commitment Letter, the Confidentiality Agreement and the Support Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 11.11     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 11.12     Specific Performance.

(a)            Subject to Section 11.12(b), the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that any breach of this Agreement would not be adequately compensated by monetary damages, and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without proof of actual damages or inadequacy of legal remedy and without bond or other security being required, in addition to any other remedy to which they are entitled at law or in equity. The pursuit of specific enforcement by any party hereto will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time.

(b)            Notwithstanding the foregoing or anything else to the contrary in this Agreement, the parties agree that, prior to the valid termination of this Agreement in accordance with Section 10.1, the Company may seek and obtain an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Equity Financing to be funded at the Closing and to specifically enforce Parent’s obligation to consummate the Closing at the time the Closing is required to occur on the terms and conditions set forth herein, in each case, if and only if (and only so long as): (i) Parent fails to consummate the Closing on or prior to the date required pursuant to Section 2.1(b), (ii) all of the conditions set forth in Section 9.1 and Section 9.2, respectively, have been satisfied or, to the extent permissible, waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but which are then capable of being satisfied), (iii) the Debt Financing has been funded in accordance with the terms and conditions thereof or will be funded at the Closing in accordance with the terms and conditions of the Debt Commitment Letter if the Equity Financing is funded, in each case in accordance with the terms thereof and in an aggregate amount sufficient to fund the Required Amounts, (iv) the Company has irrevocably notified Parent in writing that the Company is ready, willing and able to consummate, and will consummate, the Closing in accordance with the terms hereof and, if the Debt Financing and Equity Financing are funded, the Company shall take such actions that are required of it by this Agreement to consummate the Closing, as of such date, pursuant to the terms of this Agreement and (v) Parent shall have failed to consummate the Closing within three (3) Business Days following receipt of such irrevocable notice.

Section 11.13     No Recourse. Without limiting Section 11.4, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no member of the Company Group and no member of the Parent Group (other than the Guarantor to the extent and subject to the limitations set forth in the Guarantee or the Equity Investor to the extent and subject to the limitations set forth in the Equity Commitment Letter, in each case subject to the terms and conditions of this Agreement) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Transactions or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting Section 11.4, in no event shall the Company or any of its Affiliates or other member of the Company Group, on the one hand, and Parent, Merger Subsidiary or any of their respective Affiliates or other member of the Parent Group on the other hand, and each of the member of the Company Group and member of the Parent Group agrees not to and to use reasonable best efforts to cause its respective controlled Affiliates and other member of the Company Group or member of the Parent Group, as applicable, not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any member of the Parent Group or any member of the Company Group, as applicable, not a party to this Agreement (other than to the extent permitted by, and subject to the limitations of, the Guarantee and the Equity Commitment Letter and the terms and conditions of this Agreement).

Section 11.14     Debt Financing. Notwithstanding anything in this Agreement to the contrary, each of Parent, Merger Subsidiary and the Company on behalf of itself, its Subsidiaries and its Affiliates, hereby: (a) agrees that any Proceeding of any kind or description, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to this Agreement, the Debt Commitment Letter or the Debt Financing or any definitive agreements entered into in connection with the Debt Financing or any of the Transactions or the transactions contemplated thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such action, suit or proceeding to the exclusive jurisdiction of such court; (b) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in the Debt Commitment Letter or other applicable definitive agreement relating to the Debt Financing; (c) agrees not to bring or support or permit any of its Subsidiaries to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter or any of the Transactions or the transactions contemplated thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court; (e) knowingly, intentionally and voluntarily waives to the fullest extent permitted by Applicable Law trial by jury in any Proceeding brought against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter or any of the Transactions or the transactions contemplated thereby or the performance of any services thereunder; (f) agrees that none of the Debt Financing Sources will have any liability to the Company or any of its Subsidiaries or any of their respective Affiliates or representatives relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the Transactions or the transactions contemplated thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (g) agrees that (and each other party hereto agrees that) the Debt Financing Sources are express third party beneficiaries of, and may enforce any of the provisions of Section 11.4(e) and this Section 11.14, and (h) agrees that the provisions of Section 11.4(e), this Section 11.14 and the definition of “Debt Financing Sources” (and any other provisions of this Agreement to the extent a modification thereof would affect the substance of any of the foregoing) shall not be amended in any way adverse to the Debt Financing Sources without the prior written consent of the Lenders. Notwithstanding the foregoing, nothing in this Section 11.14 shall in any way limit or modify the rights and obligations of Parent and Merger Subsidiary under this Agreement or any Debt Financing Sources’ obligations to Parent and Merger Subsidiary under the Debt Commitment Letter or Parent and Merger Subsidiary (and following the Closing Date, the Company or any of the Company’s Subsidiaries), under the definitive agreements governing the Debt Financing. This Section 11.14 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.

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the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

VERITIV CORPORATION

By:
Name:
Title:

VERDE PURCHASER, LLC

By:
Name:
Title:

VERDE MERGER SUB, INC.

By:
Name:
Title:

Exhibit 10.1

Execution Version

Confidential

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of August 6, 2023, is entered into by and among Veritiv Corporation, a Delaware corporation (the “Company”), Verde Purchaser, LLC, a Delaware limited liability company (“Parent”) and the undersigned stockholders, severally and not jointly (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent and (iii) Verde Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Subsidiary with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder is the record holder and/or “beneficial owner” (within the meaning of Rule 13d-3 under the 1934 Act) of the number of shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by such Stockholder as of the date hereof (the “Owned Shares”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholders and Parent hereby agree as follows:

1.              Agreement to Vote the Covered Shares; Proxy.

1.1            Agreement to Vote and Support. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the stockholders of the Company (the “Company Stockholders”), including any postponement, recess or adjournment thereof, or in any other circumstances in which the Company Stockholders act (including by written consent), the Stockholders agree to, and if applicable, to cause their controlled Affiliates to, unconditionally and irrevocably affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) (and not to withdraw any such vote or consent with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Stockholders or their respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, (ii) the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, does not decrease the Merger Consideration, extend the End Date or result in the Merger Agreement being less favorable to the Company Stockholders than the Merger Agreement in effect as of the date of this Agreement (excluding, for avoidance of doubt, any such adverse amendment), (iii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.2 of the Merger Agreement, and (iv) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting (or by written consent) necessary or desirable for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, or any other proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement, (iii) any reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b), collectively, the “Supported Matters”). Each Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present thereat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholders do not have any obligation to vote the Covered Shares in any particular manner. In the event that the Company and Parent agree to effectuate the transactions contemplated by the Merger Agreement by means of a tender offer, each Stockholder shall tender (and shall not withdraw), or cause to be tendered (and cause to not withdraw), all of its Covered Shares pursuant to and in accordance with the terms of such tender offer prior to the time required for such Covered Shares to be validly tendered for acceptance in such tender offer.

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1.2            Proxy. Each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact the officers of Parent, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 1.1 at the Company Stockholder Meeting (including any postponement, recess or adjournment thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that each Stockholder shall retain at all times the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate this proxy with respect to such Stockholder at any time at its sole election by written notice provided to such Stockholder.

2.              Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms; (ii) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Stockholders pursuant to the Merger Agreement as in effect on the date hereof; (iii) the Effective Time; or (iv) May 6, 2024 (such date of the earliest to occur of any event set forth in any of the foregoing clauses (i), (ii), (iii) or (iv), the “Termination Date”); provided that the provisions set forth in Sections 9 through 22 shall survive the termination of this Agreement; and provided, further, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred at or before such termination. For the purpose hereof, “Willful Breach” means any material breach of any of the representations, warranties, covenants or agreements set forth in this Agreement that is a consequence of an action or omission by any party if such party knew or should have known that the taking of such action or the failure to take such action would be a breach of such representation, warranty, covenant or agreement set forth in this Agreement.

3.              Certain Covenants of the Stockholders.

3.1            Transfers. Beginning on the date hereof until the Termination Date, the Stockholders hereby covenant and agree that, except (x) for the Transfer of the Covered Shares to their Affiliates (provided such transferee executes a voting agreement on the same terms as the terms of this Agreement) or (y) as expressly contemplated pursuant to this Agreement or the Merger Agreement, the Stockholders shall not, and shall direct their Affiliates and their Representatives not to, directly or indirectly (i) tender any Covered Shares into any tender or exchange offer, (ii) Transfer or enter into any Contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares, (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) commit or agree to take any of the foregoing actions; provided that, after such time as the Company Stockholder Approval has been obtained, notwithstanding anything to the contrary herein, the Stockholders shall be permitted to Transfer Covered Shares with no requirement for the transferee to sign a voting or support agreement and after which any such Transferred shares shall cease to be Covered Shares. Any Transfer in violation of this Section 3.1 shall be void ab initio. For the purpose hereof, “Transfer” means (i) any direct or indirect sale, assignment, encumbrance, pledge, gift, hedge, hypothecation, disposition, loan or other transfer, or entry into any option or other Contract, arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, gift, hedge, hypothecation, disposition, loan or other transfer (whether by merger, consolidation, division, conversion, operation of law or otherwise), of any Covered Shares or beneficial ownership or voting power therein (including by operation of law) (in each case other than this Agreement), (ii) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares or (iii) any contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) or (ii) above.

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3.2            Documentation and Information. Except as required by Applicable Law, the Stockholders shall not, and shall direct their Representatives not to, other than in the case of an amendment to a Schedule 13D or 13G that discloses this Agreement, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent and the Company (such consent not to be unreasonably withheld, conditioned or delayed). The Stockholders consent to and hereby authorize Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Subsidiary reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholders’ identities and respective ownership of the Covered Shares, the existence of this Agreement and the nature of the Stockholders’ commitments and obligations under this Agreement, and the Stockholders acknowledge that Parent and Merger Subsidiary or the Company, as applicable, may, in Parent’s or the Company’s, as applicable, sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority; provided that Parent and Merger Subsidiary shall not publish or disclose the Stockholders’ identities in a press release without the Stockholders’ prior approval. Each party hereto agrees to use its reasonable best efforts to promptly (a) give the other parties any information such party or parties, as applicable, may reasonably require for the preparation of any such disclosure documents, and (b) notify the other parties of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such party shall become aware that any such information shall have become false or misleading in any material respect. Notwithstanding the foregoing, Parent shall use its reasonable best efforts to provide the Stockholders with advance notice and an opportunity to review any such publication made by Parent or Merger Subsidiary to the extent such publication discloses information with respect to the Stockholders which has not been previously disclosed, and will consider in good faith any reasonable comments thereon made by the Stockholders.

3.3            No Solicitation. The Stockholders shall, and shall cause their respective directors, officers and employees not to, shall direct their Representatives not to, and shall not authorize or permit any of their Representatives to, directly or indirectly, (i) solicit, initiate, propose or knowingly take any action to facilitate or encourage any inquiries or the making or submission of any proposal or offer that constitutes, or would reasonable be expected to lead to, any Acquisition Proposal, (ii) enter into or participate in any discussions, communications or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Third Party relating to or in furtherance of, any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (iii) (x) approve, endorse or recommend any proposal, or (y) enter into any agreement in principle, merger agreement, acquisition agreement, option agreement, letter of intent (binding or non-binding) or other similar Contract, in each case of clause (x) or (y), relating to any Acquisition Proposal or any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal or (iv) resolve or agree to do any of the foregoing. Notwithstanding the foregoing, the Stockholders may participate in discussions and negotiations with any Third Party with whom the Company’s Board of Directors is engaging in negotiations or discussions pursuant to and in compliance with Section 6.3 of the Merger Agreement, solely for the purpose of entering into a voting agreement with such Third Party on substantially similar terms to the terms hereof. On the date hereof, the Stockholders shall, and shall cause their respective directors, officers and employees to, and will instruct their other Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representations conducted prior to the date hereof that would be prohibited by the other provisions of this Section 3.3.

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3.4            Proxy Statement; Schedules 13G and 13D. Each Stockholder will use its reasonable best efforts to furnish all information concerning such Stockholder and its Affiliates to Parent and the Company that is reasonably necessary for the preparation and filing of the Proxy Statement, and will otherwise reasonably assist and cooperate with Parent and the Company in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments thereto received from the SEC. If applicable and to the extent required under Applicable Law, each Stockholder shall promptly and in accordance with Applicable Law amend its Schedule 13G or Schedule 13D filed with the SEC to disclose this Agreement and shall use its reasonable best efforts to provide Parent with advance notice of all such amendments and an opportunity to review all such amendments and will consider in good faith any reasonable comments thereon made by Parent.

4.              Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants as follows:

4.1            Due Authority. Each Stockholder is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The Stockholders have all requisite corporate or other similar power and authority and have taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholders is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholders of this Agreement. This Agreement has been duly executed and delivered by the Stockholders and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholders enforceable against the Stockholders in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

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4.2            No Conflict. The execution and delivery of, compliance with and performance by the Stockholders of this Agreement does not and will not (i) conflict with or result in any violation or breach of any provision of the respective certificate of formation or operating agreement or similar organizational documents of the Stockholders, (ii) conflict with or result in a violation or breach of any Applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholders are entitled, under any Contract binding upon the Stockholders, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholders, except in the case of the foregoing clauses (ii), (iii) and (iv), any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Stockholders of their obligations under this Agreement.

4.3            Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholders in connection with the execution and delivery of this Agreement or the consummation by the Stockholders of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the 1934 Act, the 1933 Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any Required Regulatory Approvals, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by the Stockholders of its obligations under this Agreement.

4.4            Ownership of the Owned Shares. The Stockholders are, as of the date hereof, the record and beneficial owners of the Owned Shares, all of which are free and clear of any Liens, other than those created by this Agreement or arising under applicable securities laws. The Stockholders do not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire, or that are exercisable for, or convertible or exchangeable into, shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholders have the sole right to vote the Owned Shares, and none of the Owned Shares are subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, the Stockholders have not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Stockholders.

4.5            Absence of Litigation. As of the date hereof, there is no Proceeding pending or threatened in writing against, or, to the knowledge of the Stockholders, threatened orally against the Stockholders that would reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Stockholders of their obligations under this Agreement.

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5.              Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

5.1            Due Authority. Parent is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite organizational power and authority and has taken all organizational action necessary (including approval by the board of directors or applicable organizational bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other organizational action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

5.2            No Conflict. The execution, delivery and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws or similar organizational documents of Parent or similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any Applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any Contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.

6.              Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Effective Time.

7.              Waiver of Appraisal and Dissenter Rights and Certain Other Actions. The Stockholders hereby irrevocably and unconditionally waive, to the fullest extent of the law, and agree to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL with respect to all of the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement.

8.              Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.              Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission) and shall be given:

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if to the Stockholders to:

c/o The Baupost Group, L.L.C.

10 St. James Avenue

Boston, MA 02116

Attn:	Frederick H. Fogel
E-mail:	legal@baupost.com

with a copy (which will not constitute notice) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199

Attention:	Christopher Comeau
E-mail:	Christopher.Comeau@ropesgray.com

if to Parent to:

c/o Clayton, Dubilier & Rice, LLC
375 Park Avenue, 18th Floor

New York, NY 10152

Attention:	Nathan K. Sleeper

Robert C. Volpe

Ian A. Rorick

Kirsten Colwell

E-mail:	nsleeper@cdr-inc.com

rvolpe@cdr-inc.com

irorick@cdr-inc.com

kcolwell@cdr-inc.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654

Attention:	Richard J. Campbell, P.C.

Kevin W. Mausert, P.C.

John Mason Wilkes

E-mail:	rcampbell@kirkland.com

kmausert@kirkland.com

john.wilkes@kirkland.com

8

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attention:	David Klein, P.C.

Rachael G. Coffey, P.C.

E-mail:	dklein@kirkland.com

rachael.coffey@kirkland.com

if to the Company to:

Veritiv Corporation

1000 Abernathy Road NE, Bldg. 400

Ste. 1700, Atlanta, GA 30328

Attention:	Susan Salyer

E-mail:	susan.salyer@veritivcorp.com

with a copy (which will not constitute notice) to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309

Attn:	W. Scott Ortwein

Justin R. Howard

E-mail:	scott.ortwein@alston.com

justin.howard@alston.com

or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the location of receipt (except, in the case of e-mail transmission, if the sender receives an out-of-office or similar automatically generated response). Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

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10.            Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute or Applicable Law shall be deemed to refer to such statute or Applicable Law as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law and rules and regulations promulgated under such statute or law. The word “shall” shall be construed to have the same meaning and effect of the word “will.” The phrase “to the extent” shall mean the degree to which, and such phrase shall not mean simply “if.” Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. References to any period of days shall be deemed to be the relevant number of calendar days, unless otherwise specified.

11.            Expenses. All fees, costs and expenses incurred by any Stockholder in connection with this Agreement and the transactions contemplated hereby shall be paid by such Stockholder.

12.            Entire Agreement. This Agreement (along with the documents referenced herein) and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

13.            No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

14.            Governing Law; Jurisdiction; Waiver of Jury Trial.

14.1            This Agreement, and all Proceedings (whether in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of any jurisdictions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

14.2            All Proceedings (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, if the Chancery Court declines jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), and the parties irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom), in any such Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties agree that service of any court paper may be made in any manner as may be provided under Applicable Law or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

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14.3            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.            Assignment; Successors. Other than as provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment in violation of this Agreement is void.

16.            Enforcement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that any breach of this Agreement would not be adequately compensated by monetary damages, and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without proof of actual damages or inadequacy of legal remedy and without bond or other security being required, in addition to any other remedy to which they are entitled at law or in equity. The obtaining of specific enforcement by any party hereto will be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time. Parent agrees that, prior to commencing a Proceeding for monetary damages from any Stockholder for any breach by such Stockholder of this Agreement, it will pursue a ruling for, and receive a ruling as to, specific performance to enforce such Stockholder’s performance of this Agreement.

17.            Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any party hereto or any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated by this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall any party hereto, and each party hereto agrees to use its reasonable best efforts to cause its Non-Recourse Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party not a party to this Agreement.

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18.            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

19.            Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity. Subject to Section 22, this Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto and subject to Section 22, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

20.            Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Parent and the Stockholders or, in the case of a waiver, by each party against whom the waiver is to be effective provided, that no amendments or waivers shall be made to or under, as applicable, Section 2 or Section 3.2 hereof without the prior written consent of the Company. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

21.            No Presumption Against Drafting Party. The Company, Parent and the Stockholders acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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22.            No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Board of Directors of the Company has approved, for purposes of any applicable Takeover Laws, and any applicable provision of the certification of incorporation or bylaws of the Company (including, for the avoidance of doubt, Article TENTH of the certificate of incorporation of the Company), the Merger Agreement, this Agreement and the Transactions, including the Merger, and following such approval, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

PARENT

Verde Purchaser, LLC

By:
Name:	Robert C. Volpe
Title:	President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

STOCKHOLDERS

Baupost Limited Partnership 1983 A-1
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

Baupost Limited Partnership 1983 b-1
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

Baupost Limited Partnership 1983 c-1
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

PB Institutional Limited Partnership
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

YB Institutional Limited Partnership
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

[Signature Page to Voting Agreement]

Baupost Value Partners, L.P.-I
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

Baupost Value Partners, L.P.-Ii
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

Baupost Value Partners, L.P.-Iii
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

Baupost Value Partners, L.P.-Iv
By:	The Baupost Group, L.L.C., its Managing General Partner

By:
	Name:	Gregory A. Ciongoli
	Title:	Partner

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

COMPANY

VERITIV CORPORATION

By:
Name:
Title:

[Signature Page to Voting Agreement]

Exhibit A

Owned Shares

Stockholder	Owned Shares
Baupost Limited Partnership 1983 A-1	352,750
Baupost Limited Partnership 1983 B-1	144,035
Baupost Limited Partnership 1983 C-1	831,781
PB Institutional Limited Partnership	128,782
YB Institutional Limited Partnership	89,438
Baupost Value Partners, L.P.-I	217,063
Baupost Value Partners, L.P.-II	267,965
Baupost Value Partners, L.P.-III	108,831
Baupost Value Partners, L.P.-IV	1,183,679

Exhibit 99.1

Veritiv Corporation to be Acquired by CD&R

•              Shareholders to Receive $170 Per Share in Cash

•              Transaction Expected to Close in the Fourth Quarter of 2023

•              Veritiv Board of Directors Approves Quarterly Dividend of $0.63 Per Share

ATLANTA (August 7, 2023) – Veritiv Corporation (NYSE: VRTV), a leading distributor of packaging, facility solutions and print products, announced today that it has entered into a definitive agreement to be acquired by an affiliate of Clayton, Dubilier & Rice, LLC (CD&R). Under the terms of the agreement, each share of Veritiv common stock issued and outstanding immediately prior to the closing of the transaction will be entitled to receive $170 per share in cash, representing a nearly 31% premium over Veritiv’s 30-day volume-weighted average price of $129.89.

Having determined that the offer is in the best interests of the company and its shareholders, Veritiv’s Board of Directors has unanimously voted to approve the transaction and recommends that shareholders vote in favor of the transaction.

“This agreement is a pivotal moment in Veritiv’s history,” said Sal Abbate, Chief Executive Officer of Veritiv. “CD&R’s interest in our company is a testament to our team’s hard work, innovation, and dedication. Fueled by this partnership, we will continue to evolve towards our greatest potential, delivering innovative and sustainable solutions to our customers today – and into the future.”

Rob Volpe, Partner at CD&R, said, “Veritiv is a very well-positioned industry leader with differentiated capabilities that deliver value to customers. We look forward to supporting Veritiv’s talented leadership team in this next phase of the company’s growth, as they continue to pursue their long-term strategic objectives while maintaining an unwavering commitment to employees, suppliers, and customers.”

The transaction remains subject to shareholder approval and other customary closing conditions, including the receipt of required regulatory approvals, and is expected to close in the fourth quarter of 2023. Upon the completion of the transaction, Veritiv will become a privately held company and shares of Veritiv common stock will no longer be listed on any public markets.

“As Veritiv’s largest shareholder, we are supportive of this transaction,” said Greg Ciongoli, Partner, The Baupost Group. “The Veritiv management team has successfully executed on its multi-year strategy to drive significant growth and they have built substantial value in the business, which is reflected in the premium paid for the shares. Combined with CD&R’s business-building expertise, we believe Veritiv’s future is very bright.”

In connection with the transaction, funds managed by Baupost entered into a Support Agreement under which they have agreed to vote their shares in favor of the transaction.

Advisors

Morgan Stanley & Co. LLC served as exclusive financial advisor and Alston & Bird LLP served as legal counsel to Veritiv.

CD&R obtained committed financing from Goldman Sachs, RBC Capital Markets, LLC, Wells Fargo Securities, BMO Capital Markets Corp., and UBS Investment Bank. Guggenheim Securities, LLC and Wells Fargo Securities served as lead financial advisors to CD&R, and BMO Capital Markets Corp., Goldman Sachs, RBC Capital Markets, LLC, and UBS Investment Bank also served as financial advisors. Kirkland & Ellis LLP and Debevoise & Plimpton LLP served as legal counsel to CD&R.

Quarterly Dividend

Veritiv Corporation's Board of Directors approved a dividend of $0.63 per share payable on September 13, 2023 to shareholders of record as of the close of business on August 17, 2023. Under the terms of the agreement, assuming the transaction closes on or prior to December 31, 2023, Veritiv will not declare or pay any additional dividends to its shareholders.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta, is a leading full-service provider of packaging, JanSan and hygiene products, services and solutions. Additionally, Veritiv provides print and publishing products. Serving customers in a wide range of industries both in North America and globally, Veritiv has distribution centers throughout the U.S. and Mexico, and team members around the world helping shape the success of its customers. For more information about Veritiv and its business segments visit www.veritiv.com.

About Clayton, Dubilier & Rice

Clayton, Dubilier & Rice is a private investment firm with a strategy predicated on building stronger, more profitable businesses across a broad range of industries, including Industrials, Healthcare, Business Services, Consumer, Technology and Financial Services. Since its inception in 1978, CD&R has managed the investment of more than $40 billion in over 100 companies with an aggregate transaction value of more than $175 billion. For more information on CD&R, please visit www.cdr-inc.com and follow the Firm's activities through LinkedIn and @CDRBuilds on Twitter.

Safe Harbor Provision

This release contains certain forward-looking statements that reflect Veritiv's current views with respect to certain current and future events. Specific forward-looking statements include, among others, statements regarding the consummation of the proposed transaction. These forward-looking statements are and will be, subject to many risks, uncertainties and factors which may cause future events to be materially different from these forward-looking statements or anything implied therein. These risks and uncertainties include, but are not limited to: the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Veritiv’s stockholders) in the anticipated timeframe or at all; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Veritiv’s common stock; disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; risks related to disruption of management’s attention from Veritiv’s ongoing business operations due to the proposed transaction; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed transaction; global economic conditions; adverse industry and market conditions; the ability to retain management and other personnel; and other economic, business, or competitive factors. Any forward-looking statements in this release are based upon information available to Veritiv on the date of this release. Veritiv does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could affect Veritiv may be found in Veritiv's filings with the Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed merger of an affiliate of Clayton, Dubilier & Rice, LLC with and into Veritiv. In connection with the proposed merger transaction, Veritiv will file with the SEC and furnish to Veritiv’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at https://www.sec.gov. In addition, the proxy statement and [Veritiv]’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through [Veritiv]’s website at https://ir.veritiv.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of [Veritiv] may be deemed “participants” in the solicitation of proxies from stockholders of Veritiv in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Veritiv in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in its definitive proxy statement for the 2023 annual meeting of stockholders as filed with the SEC on Schedule 14A on March 17, 2023.

Veritiv Contacts:

Investors: Clark Dwyer, 844-845-2136	Media: Kristie Madara, 770-391-8471